Registration No. 333-182072

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM F-1/A-7
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________

Hunt Mining Corp.
(Exact name of registrant as specified in its charter)

British Columbia	1041
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

23800 East Appleway Ave.
Liberty Lake, WA   99019
(509)-290-5659
(Address of principal executive offices, including zip code, and telephone number, including area code)

Tim Hunt, Executive Chairman/President/CEO and Director of the Corporation
Hunt Mining Corp.
23800 East Appleway Ave.
Liberty Lake WA   99019
(509) 290-5659
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, with no par value, to be offered for resale by selling stockholder	50,000,000(2)	$5,000,000	$573
TOTAL	50,000,000(2)	$5,000,000	$573(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o). In accordance with Rule 457(g), the registration fee has been calculated upon the basis of the average of the high and low prices reported for the Registrant's common stock on the TSX Venture Exchange on June 7, 2012, converted into U.S. dollars using the daily noon rate published by the Bank of Canada for the exchange of one Canadian dollar into United States dollars on June 7, 2012 (CAD$1.00: US$0.9762), and rounded to the nearest cent. On June 7, 2012, the high and low prices reported for the Registrant's common stock on the TSX Venture Exchange were, respectively, CAD$0.11 and CAD$0.10, for an average of CAD$0.105 or US$0.1025.

(2)	Includes 20,881,493 common shares issued on April 9, 2013 upon conversion of 20,881,493 convertible preferred shares of the registrant directly and indirectly held by the selling stockholder. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

50,000,000 Common Shares

This Prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining Corp ("Hunt Mining") by HuntMountain Resources Ltd., ("HuntMountain"), the selling stockholder, to holders of HuntMountain's common stock, by way of a dividend in kind, without the payment of any consideration.  Such number of common shares includes 20,881,493 common shares that were issued on April 9, 2013 upon the conversion of 20,881,493 convertible preferred shares of Hunt Mining directly and indirectly held by HuntMountain.  We did not receive any proceeds from such conversion, and we will not receive any proceeds from the distribution of the shares by the selling stockholder.

HuntMountain's assets predominantly consist of Hunt Mining common shares and Hunt Mining convertible preferred shares.  HuntMountain directly and indirectly holds 50,000,000 (approximately 41.2%) of the 121,494,823 common shares of Hunt Mining issued and outstanding as of December 31, 2013.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held as of a record date to be determined by resolution of the directors of HuntMountain, with any fractional shares deleted.  HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

Our common shares are listed on the TSX Venture Exchange under the symbol HMX.V.  We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States.

We are an "emerging growth company" as defined in section 3(a) of the Securities Exchange Act of 1934, as amended, and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See "Exemptions Under the Jumpstart Our Business Startups Act" on page 12.)

In reviewing this prospectus, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _____________________, 2014

GLOSSARY	-5-
PROSPECTUS SUMMARY	-7-
FORWARD LOOKING STATEMENTS	-8-
COMPANY INFORMATION	-9-
BUSINESS OVERVIEW	-11-
EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT	-12-
CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS	-12-
CAUTIONARY NOTE REGARDING CANADIAN MINERAL DISCLOSURE STANDARDS	-13-
RISK FACTORS	-13-
DIRECTORS AND SENIOR MANAGEMENT	-19-
AUDITORS	-20-
SELLING STOCKHOLDER	-20-
PLAN OF DISTRIBUTION	-22-
KEY INFORMATION	-22-
THREE YEAR HISTORY	-25-
PROPERTIES	-32-
OPERATING AND FINANCIAL REVIEW AND PROSPECTS	-47-
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS DENDED MARCH 31, 2014	-48-
OFF BALANCE SHEET ARRANGEMENTS	-54-
CASH	-54-
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011	-54-
OFF BALANCE SHEET ARRANGEMENTS	-61-
DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES	-61-
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	-82-
MARKET FOR OUR COMMON SHARES	-88-
ARTICLES AND BY-LAWS OF OUR COMPANY	-92-
INCOME TAX INFORMATION	-94-
LEGAL MATTERS	-101-
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	-102-
EXPERTS	-102-
INTERESTS OF EXPERTS AND COUNSEL	-102-
WHERE YOU CAN FIND MORE INFORMATION	-102-
INDEX TO FINANCIAL STATEMENTS	-103-

GLOSSARY

Exploration Stage:	When a company is prospecting, sampling, mapping, diamond drilling and other work aimed at the search for ore

Ore:	A mixture or ore minerals and gangue from which at least one of the ore minerals can be extracted at a profit.

Gold Equivalent Ounces:	Ounces that include the value of other metals converted to gold equivalent based on a ratio of the average spot price for the commodity.

Measured Resources:
The part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic paras, to support production planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate to techniques from location such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.  While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Cutoff Au Eq g/t	The minimum metal grade at which a tonne of rock can be processed on an economic basis.

Indicated Resources:
That part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic paras, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonable assumed.  While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Inferred Resources:
That part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.  While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it.  "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  Under Canadian rules, estimates of inferred resources may not form the basis of economic studies, except in rare cases.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Epithermal systems:	A mineral system consisting of veins and replacement mineral bodies, usually in volcanic or sedimentary rocks, containing precious metals or, more rarely, base metals.

Base Map:	A map or chase showing certain fundamental information, used as a base upon which additional data of specialized nature are compiled or overprinted.

Staked grid:	A surveyed, or measured, grid that is physically marked, or staked-out, on the ground

Mine-mouth royalty:	A royalty charged on the ore leaving the mouth of the mine that allows for the deduction of mineral processing costs.

UTM:	Universal transverse Mercator coordinate system

WGS84 ellipsoid:	An elliptical projection of the world geodetic system expressed in UTM coordinates

Dore' Bullion:	The final saleable product of a gold mine in bar form. Usually consisting of gold and silver.

Cateo:
A cateo is an exploration concession which does not permit mining but gives the owner a preferential right to explore the cateo area for minerals and to apply for a mining concession within the same area.  Cateos are measured in 500 ha unit areas and cannot exceed 20 units (10,000 ha).

Manifestations of Discovery:
Manifestations of Discovery or "minas" are mining concessions which permit mining on a commercial basis. The area of a mina is measured in "pertenencias". Once granted, minas have an indefinite term assuming exploration development or mining is in progress. An annual canon fee of Peso$80 per common pertenencia and Peso$800 per disseminated pertenencia is payable to the province.

Pertenencias:	Are the measurement tool used for determining the size of Minas. The mining authority determines the number of pertenencias necessary to cover the geologic extent of a mineral deposit.

IP-resistivity:	A method of ground geophysical surveying employing an electrical current to determine indications of mineralization.

Massifs:	A section of the planet's crust that is demarcated by faults or flexures.

Hydrothermal breccias:	An angular formation surrounded by a mass of finer-grained material often associated with hot mineral rich fluids filing in then retracting within rock, depositing vein material.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our common shares and the other considerations that are important to your decision to invest in our common shares. You should pay special attention to the "Risk Factors" section on page 13.

The phrase "fiscal year" refers to the twelve months ended December 31 of the relevant year.

All references to "$" or "dollars", are expressed in Canadian dollars unless otherwise indicated.

All financial information with respect to us has been prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board.

Our Company

Hunt Mining Corp was incorporated on January 10, 2006 under the laws of Alberta, Canada.  On November 6, 2013, the Company announced that effective November 6, 2013, it had continued from the Province of Alberta to the Province of British Columbia pursuant to a special resolution passed by shareholders of the Corporation at the annual and special meeting of shareholders held on November 5, 2013. This disclosure can be used for the above references.  We are, together with our subsidiaries, engaged in the exploration of mineral properties in Santa Cruz province, Argentina.

We were initially listed on the TSX Venture Exchange ("TSXV") as a Capital Pool Company within the meaning ascribed by TSXV Policy 2.4, as "Sinomar Capital Corporation". As explained in more detail below under the heading "Company Information," a "Capital Pool Company" is a listing vehicle permitted under the policies of the TSXV on terms whereby: (a) the net proceeds of its initial public offering must be applied to identify an appropriate business for acquisition as the company's "Qualifying Transaction" within certain time limits; and (b) the Qualifying Transaction, upon completion, must be sufficient to permit the company to meet the minimum TSXV listing requirements for companies that are not Capital Pool Companies.

On December 23, 2009, we completed our Qualifying Transaction by acquiring all of the issued and outstanding shares of Cerro Cazador, S.A., an Argentine mineral exploration company, in a reverse takeover transaction.  We were a shell company until we completed the acquisition.  We subsequently changed our name to Hunt Mining Corp.

We are a reporting issuer under the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.  Our common shares are listed on the TSXV under the symbol HMX.V.

Our offices are located at:  23800 East Appleway Ave., Liberty Lake, WA 99019.

The Offering

This prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining by HuntMountain, the selling stockholder, to holders of HuntMountain common stock, by way of a dividend in kind, without the payment of any consideration.

The common shares proposed for distribution by HuntMountain include 2,500,001 Hunt Mining common shares registered in the name of HuntMountain's wholly-owned subsidiary, HuntMountain Investments, LLC ("HuntMountain Investments").

As noted above, the 50,000,000 common shares of Hunt Mining covered by this prospectus includes 20,881,493 common shares that were issued on April 9, 2013 upon the conversion of 20,881,493 convertible preferred shares of Hunt Mining, 19,837,418 of which were held and converted by HuntMountain and 1,044,075 of which were held and converted by HuntMountain Investments.

Each preferred share was convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion did not result in the public float (as defined in the policies of the TSXV) being less than 20% of the total issued common shares of Hunt Mining.  The conversion of the convertible preferred shares was subject to the approval of the TSXV, which was granted on April 5, 2013.

As of the date of this prospectus, HuntMountain directly and indirectly (through HuntMountain Investments) holds 50,000,000 (approximately 41.2%) of the 121,494,823 issued and outstanding common shares of Hunt Mining.

It is expected that HuntMountain Investments will cause all of its Hunt Mining common shares to be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain's common stock pursuant to this prospectus.

We did not receive any proceeds from the conversion of our convertible preferred shares, and will not receive any proceeds from the distribution of our common shares by the selling stockholder.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held on the record date, with any fractional shares deleted.  HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

Risk Factors

An investment in our common shares is highly speculative and involves a high degree of risk. See "Risk Factors" beginning on page 13.

FORWARD LOOKING STATEMENTS

This prospectus contains statements that constitute "forward-looking statements". Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as "anticipates", "estimates", "projects", "expects", "intends", "believes", "plans", or their negatives or other comparable words.  The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Business Overview, Properties and Operating and Financial Review and Prospects, involve known and unknown risks, uncertainties and other factors which may cause our Company's actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such statements.  Forward-looking statements include statements regarding the outlook for our Company's future operations, plans and timing for the Company's exploration programs, statements about future market conditions, supply and demand conditions, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical facts.

You are cautioned that forward-looking statements are not guarantees. The risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements include:

•            general economic and business conditions, including changes in interest rates;

•            prices of natural resources, costs associated with mineral exploration and other economic conditions;

•            natural phenomena;

•            actions by government authorities, including changes in government regulation;

•            uncertainties associated with legal proceedings;

•            changes in the resources market;

•      future decisions by management in response to changing conditions;

•     our Company's ability to execute prospective business plans; and

•      misjudgments in the course of preparing forward-looking statements.

We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company's behalf.  Our Company assumes no obligation to update our Company's forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that the Company may file from time to time with the Securities and Exchange Commission.

COMPANY INFORMATION
Name and Incorporation

Hunt Mining Corp, previously known as Sinomar Capital Corporation, is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada.  On November 6, 2013, the Company announced that effective November 6, 2013, it had continued from the Province of Alberta to the Province of British Columbia pursuant to a special resolution passed by shareholders of the Corporation at the annual and special meeting of shareholders held on November 5, 2013. This disclosure can be used for the above references.  Together with our subsidiaries, we are engaged in the exploration of mineral properties in Santa Cruz province, Argentina.

We were formed as a Capital Pool Company within the meaning ascribed by Policy 2.4 of the TSX Venture Exchange ("TSXV").  A Capital Pool Company is a listing vehicle permitted under the policies of the TSXV.  Generally, a Capital Pool Company is formed as a shell company by three to six individuals (the founders) with an appropriate combination of business and Canadian public company experience for the purpose of effecting an initial public offering of between $200,000 and $4,750,000, on terms whereby the proceeds of the offering are to be used to identify and evaluate potential acquisitions.  The founders are, as a group, required to invest a minimum of the greater of $100,000 and 5 percent of the total funds raised in the initial public offering.  The initial public offering must result in a minimum distribution of at least 200 arm's length shareholders each holding at least 1,000 shares, with no single purchaser acquiring more than 2 percent of the offering, and no single purchaser together with his, her or its associates acquiring more than 4 percent of the offering.  The shares of a Capital Pool Company may commence trading on the TSXV upon completion of its initial public offering; its trading symbol must include a ".P" to identify the company as a Capital Pool Company.  We completed our Canadian initial public offering as a Capital Pool Company on August 1, 2008, and our shares commenced trading on the TSXV on August 5, 2008.

A Capital Pool Company must identify an appropriate business for acquisition as its "Qualifying Transaction", and issue a news release that it has entered into an agreement in principle to acquire the business within 24 months of completing its initial public offering.  Under the policies of the TSXV, a Capital Pool Company must prepare a draft filing statement or information circular providing Canadian prospectus-level disclosure about the proposed acquisition for review by the TSXV; the TSXV will evaluate the business with the view to confirming that it meets the minimum TSXV listing requirements for companies that are not Capital Pool Companies.  Once the filing statement or information circular has been accepted by the TSXV, it must be filed on the System for Electronic Data Analysis and Retrieval (commonly called "SEDAR"), an electronic database maintained on behalf of the Canadian Securities Administrators to facilitate continuous disclosure by public companies in Canada.  The Capital Pool Company may close the business acquisition as its Qualifying Transaction after a minimum of 7 business days has elapsed from the date of filing of its filing statement or information circular, and trading in the company's shares may resume without the ".P" designation in its trading symbol.

On December 23, 2009, we completed our Qualifying Transaction by acquiring of all of the issued and outstanding shares of Cerro Cazador, S.A. ("CCSA"), an Argentinean mineral exploration company, in a reverse takeover transaction.  Subsequent to the acquisition, we changed our name to Hunt Mining Corp.  Our filing statement in relation to our Qualifying Transaction, dated as of November 30, 2009, was filed on SEDAR on December 3, 2009.

In accordance with TSXV policies, trading in our common shares was halted upon the announcement of our letter intent with HuntMountain dated June 23, 2009, in respect of our Qualifying Transaction. Trading of our common shares resumed on the TSXV on January 4, 2010, as we satisfied the listing requirements of the TSXV for a "Tier 2" issuer under TSXV policies upon closing of the Qualifying Transaction.

As of the date of this prospectus, we are in the process of exploring our mineral properties in Argentina.  On the basis of information to date it has not yet been determined whether these properties contain economically recoverable ore reserves.  The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, our ability to obtain the necessary financing to complete development and upon future profitable production, none of which can be assured. Mineral property interests represent acquisition costs incurred to date, less amounts amortized and/or written off and do not necessarily represent present or future values.

Corporate Headquarters

Our offices are located at:  23800 East Appleway Ave., Liberty Lake, WA 99019.  Our phone number is 509-290-5659.  Our registered and records office is located at: Suite 1810, 1111 West Georgia Street, Vancouver, BC V6E 4M3.

Subsidiaries

We have three subsidiaries, CCSA, 1494716 Alberta Ltd. and Hunt Gold USA LLC.  CCSA, our primary operating subsidiary, was incorporated pursuant to Argentine law on February 13, 2006 and registered before the Inspección General de Justicia (General Inspection of Corporations) of Buenos Aires on March 30, 2006. CCSA's head office is located at Paraná 275, Piso 3, Dpto. 6. (C1017AAE), Buenos Aires, Argentina.  CCSA's registered and records office is located at Carlos Pellegrini 1135, Piso 2, (C1009ABW), Buenos Aires, Argentina.

1494716 Alberta Ltd. was incorporated under the Business Corporations Act (Alberta) in November of 2009. The head office of 1494716 Alberta Ltd. is located at 23800 East Appleway Ave., Liberty Lake, Washington, USA, 99019.  Its registered and records office is located at Suite 1810, 1111 West Georgia Street, Vancouver, BC V6E 4M3.

Hunt Gold USA LLC was incorporated in Washington State in September 2009. The head office and registered office of Hunt Gold USA LLC is located at 23800 East Appleway Ave., Liberty Lake, Washington, USA, 99019.

Inter-Corporate Relationships

Under Argentine law, CCSA is required to have two shareholders. In order to comply with this requirement, we caused 1494716 Alberta Ltd. to be incorporated under the laws of the Province of Alberta as our wholly-owned subsidiary, to be the second shareholder of CCSA.  As of the date of this prospectus, the issued shares of CCSA were owned as to 95% by us and 5% by 1494716 Alberta Ltd.

	Hunt Mining Corp.
	(British Columbia)

100%		100%

Hunt Gold USA LLC		1494716 Alberta Ltd.
(USA)	95%	(Alberta)

		5%

	Cerro Cazador S. A.
	(Argentina)

BUSINESS OVERVIEW

General

We are a mineral exploration company focusing on the exploration for precious metals in South America. Hunt Mining's principal properties, as more fully described below under the heading Information on the Company - Three Year History, are all located in Santa Cruz province, Argentina.

The Company has had only minimal revenues, and its properties are in the exploration stage; there are no known commercially mineable mineral deposits on the properties.  In particular, CCSA, an indirectly wholly-owned subsidiary of the Company, has focused exclusively on gold exploration activity since inception.  Hunt Mining and CCSA have relied upon external equity and debt financing to fund all exploration activities.

The La Josefina property is our primary exploration property because La Josefina occupies 52,800 hectares and approximately 90% of the nearly 57,000 meters drilled by us have been drilled on La Josefina. Our rights with respect to the property are governed by an exploration agreement dated July 24, 2007 between CCSA and Fomento Minero de Santa Cruz Sociedad del Estado ("Fomicruz"), a government-owned corporation in Santa Cruz province, Argentina.  During 2011, we drilled 203 core holes totaling 18,886 meters on the La Josefina property, collected 56 surface channel samples, and completed 85 trenches totaling 4,401 meters.  All exploration expenditures were funded from working capital.

We suspended drilling operations on La Josefina in late 2011, but we continued to conduct reconnaissance exploration during 2012 as we worked to renegotiate CCSA's exploration agreement with Fomicruz.  On November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2015 to 2019.

We also signed an exploration agreement with Fomicruz effective as of November 15, 2012, pursuant to which we have agreed to spend US$5,000,000 to explore the La Valenciana property, covering approximately 328 square kilos of land contiguous to, and located west of, the La Josefina project.  The exploration period is seven years and will end on October 31, 2019.  If our Company elects to exercise its option to bring the La Valenciana project into production, it must grant Fomicruz a 9% ownership in a new joint venture corporation to be created by our Company to manage the project, subject to Fomicruz's right to increase its ownership interest up to 49%.

On May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold Corporation (TSX:ELD, NYSE:EGO, ASX:EAU).  Under the terms of the agreement, CCSA was appointed the initial operator conducting exploration activities on certain existing Hunt Mining properties, including twenty exploration concessions and six discovery concessions aggregating a total of 2,013 square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Hunt Mining will also work to locate, submit, explore and develop new projects generated in the agreement area.  Work programs, expenditures and new submittals under the agreement were considered and approved by a technical committee consisting of two representatives from each of Hunt Mining and Eldorado Gold.  Upon approval of exploration work programs, 100% of exploration expenditures was paid by Eldorado Gold. On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement. The Company is actively pursuing new exploration partners and remains open to a suitable partner to replace Eldorado.  There will be no interruptions in our operations and a 2014 drilling program on the La Josefina and La Valenciana properties is planned with or without an exploration partner. Further, there will be no material effect on our capital resources without a partner.

Based on our exploration activities to date, as more fully described below under the heading Information on the Company - Three Year History, our properties have no known mineral reserves and we can give no assurances as to future revenues from operations.

Given the current economic climate, we are currently focused on managing our funds under a policy of cash conservation, limiting expenditures to only essential strategic items.

Competitive Conditions

Hunt Mining operates in a highly competitive industry. We have encountered, and we expect to continue to encounter, challenges accessing qualified exploration personnel, drilling contractors and drill rigs, mineral properties and access to capital.

Employees

CCSA employs approximately ten people in Argentina. Hunt Mining employs six people at our headquarters in Liberty Lake, Washington.

Foreign Operations

All of Hunt Mining's exploration activity is in Argentina and therefore we are highly dependent on foreign operations.

EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that qualify as "emerging growth companies."  We are an "emerging growth company" as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer", as defined in Exchange Act Rule 12b–2.  Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a "smaller reporting company" in Exchange Act Rule 12b-2, an auditor attestation report on management's assessment of internal control over financial reporting.  However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a "smaller reporting company".  In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from the rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Additionally, we have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS

This prospectus should be read in conjunction with the accompanying consolidated financial statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the International Accounting Standards Board (IASB).

The Company's first IFRS reporting period was the fiscal year ended December 31, 2011, for which the Company presented one year comparative financial statements. In accordance with IFRS 1 First Time Adoption of IFRS, the Company presented its opening statement of financial position as of January 1, 2010 and all subsequent periods based on the same accounting policies, which comply with the each IFRS effective as of the first IFRS reporting period.

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading Critical Accounting Policies, and have not changed significantly.

CAUTIONARY NOTE REGARDING CANADIAN MINERAL DISCLOSURE STANDARDS

Certain of the technical reports, the preliminary assessment and the pre-feasibility study referenced in this prospectus use the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by Canadian National Instrument ("NI") 43-101; however, these terms are not defined terms under the SEC's Industry Guide No. 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. As a reporting issuer in Canada, we are required to prepare reports on our mineral properties in accordance with NI 43-101. We reference those reports in this prospectus for informational purposes only. Investors are cautioned not to assume that any part or all of mineral deposits in the above categories will ever be converted into SEC Industry Guide No. 7 compliant reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

RISK FACTORS

The mining business is inherently risky in nature. Exploration activities are based on professional judgments and statistically‐based tests and calculations and often yield few rewarding results. Mineral properties are often non‐productive for reasons that cannot be anticipated in advance and operations may be subject to numerous risks. As a result, an investment in our common shares should be considered highly speculative and prospective investors should carefully consider all of the information disclosed in this prospectus prior to making an investment. In addition to the other information presented in this prospectus, the following risk factors should be given special consideration when evaluating an investment in our common shares.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue operating and our ability to obtain future financing

The audit opinion for our financial statements for the fiscal year ended December 31, 2013 includes a qualification raising substantial doubt about our ability to continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. The Company has had minimal revenues and has incurred an accumulated loss of $31,176,283 through December 31, 2013 (December 31, 2012 - $28,496,195). The Company's ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and general economic conditions in the United States and Canada provide no assurance that the Company's funding initiatives will continue to be successful. These factors raise doubt about the Company's ability to continue as a going concern.

Our Company has had minimal revenues and there can be no assurance that our exploration activities will result in future profitable earnings.

Hunt Mining has had only minimal revenues.  Our properties are in the exploration stage and there are no known commercially mineable mineral deposits on our properties. There can be no guarantee that our exploration activities will result in the discovery of economically recoverable mineral reserves and/or profitable production of precious metals.

Title to our mineral properties may be subject to other claims which could have an adverse effect on our property rights.

Although CCSA has exercised due diligence with respect to determining title to the properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. Our mineral property interests may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. Until competing interests, if any, in the mineral lands have been determined, we can give no assurance as to the validity of title to those lands or the size of such mineral lands.

Our Company's continued viability is dependent upon the results of our exploration activities and the development economically recoverable mineral reserves.

Resource exploration and development is a highly speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals we acquire or discover may be affected by numerous factors that are beyond our control and that cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, the import and export of minerals and environmental protection, the combination of which may result in us not receiving an adequate return of investment capital.

All of the claims in which we have acquired or have a right to acquire an interest are in the exploration stage only and are without a known commercially-mineable ore body. Development of the subject mineral properties would follow only if favorable exploration results are obtained.

There is no assurance that Hunt Mining's mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of our operations will in part be directly related to the costs and success of our exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

We risk forfeiting our interest in the Bajo Pobré property.

To date, we have made all required payments to FK Minera, however we have not completed all of the required expenditures as outlined in the Bajo Pobré Lease to Purchase Option Agreement. These expenditures relate to the work commitment on the Bajo Pobré property. We have not yet secured a contract amendment in this regard, and therefore are exposed to risk of forfeiture of our interest in the property.

Our Company's exploration activities may be impacted by cyclical changes in weather, available workforce and other factors.

Exploration activity in our operating area is seasonal in nature. Exploration activity generally becomes more difficult during the winter months in Santa Cruz province. During the warmer months exploration activity generally increases, which increases demand for qualified exploration personnel, drilling contractors and drill rigs.

The impact of global financial markets on precious metal prices, interest rates, foreign currencies and other economic factors may have an adverse effect on our business and future operations.

Worldwide cycles of economic growth, interest rates, inflation rates and other economic factors can have a profound impact on the demand and realizable sale prices for precious metals and base metals over time. Relatively high metals prices can improve the probability that a mineral deposit could be developed into an economic producing property. In contrast, relatively low metals prices can reduce the probability that a mineral deposit could be developed into a producing property. The relative attractiveness of all mineral deposits is therefore highly dependent on metals prices and overall macroeconomic activity. Thus, mineral exploration activity is closely tied to the worldwide markets for precious metals and base metals. Current market conditions are not favorable to junior mineral exploration companies such as Hunt Mining.

Hunt Mining's ability to explore for precious metals is dependent on access to external equity and debt financing and therefore our business is highly sensitive to macroeconomic changes over time. During times of economic growth and favorable equity market conditions our access to capital is better than during times of poor economic growth and weak equity market conditions. Therefore, Hunt Mining's ability to explore for precious metals and base metals is highly sensitive to changing equity market conditions.

Historically, we have spent the majority of our exploration efforts on the La Josefina property and we recently added the contiguous La Valenciana property to our portfolio of exploration target properties.  We remain economically dependent on these projects.

We consider La Josefina to be our primary exploration property because La Josefina occupies 52,800 hectares and approximately 90% of the nearly 57,000 meters drilled by us have been drilled on La Josefina. Hunt Mining's rights to explore the La Josefina and La Valenciana properties are governed by exploration agreements between our wholly-owned subsidiary, CCSA, and Fomicruz.  We remain economically dependent on these projects and therefore upon our continued relationship with Fomicruz.

We do not insure against all risk to which we may be subject part of our exploration activities.

Exploration, development and production of mineral properties is subject to certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to insure fully against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could have a material adverse impact on Hunt Mining's operations and could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of our securities.

Mining is inherently dangerous and subject to operating hazards and risks beyond our control, which could have a material adverse effect on our business.

Mineral exploration and development involves risks which even a combination of experience, knowledge and careful examination may not be able to overcome. Operations in which we have a direct or indirect interest will be subject to hazards and risks normally incidental to exploration, developments and production of minerals, any of which could result in work stoppages, damage to or destruction of property, loss of life and environmental damage.  We currently carry a $2,000,000 foreign liability insurance policy providing coverage in respect of our operations in Argentina, and make efforts to confirm that our contractors have adequate insurance coverage.  The nature of these risks is such that liabilities might exceed insurance policy limits, the liabilities and hazards might not be insurable or we may elect not to insure ourselves against such liabilities due to high premium costs or other factors.  Such liabilities may have a materially adverse effect upon our financial condition.

Our Company's exploration activities may be subject to environmental laws and regulations that could increase the cost of doing business and restrict our operations.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas that would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means standards are stricter, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Our exploration activities may require, and any future development activities and any commencement of production on our properties will require, permits from various federal, provincial or territorial and local governmental authorities, and such operations are and will be governed by laws, and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Such exploration activities and future operations are and will also be subject to substantial regulation under applicable laws by governmental agencies that may require that we obtain permits from various governmental agencies. There can be no assurance, however, that all permits that we may require for our exploration activities and future operations will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which we might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fine or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Our Company must compete with larger, better capitalized competitors in the mining industry.

The mining industry is intensely and increasingly competitive in all its phases, and we will compete with other companies that have greater financial and technical resources. Competition in the precious metals mining industry is primarily for mineral rich properties which can be developed and produced economically and businesses compete for the technical expertise to find, develop, and produce such properties, the skilled labor to operate the properties and the capital for the purpose of financing development of such properties. Such competition could adversely affect our ability to acquire suitable producing properties or prospects for mineral exploration, recruit or retain qualified employees or acquire the capital necessary to fund our operations and develop our properties.

Our Company may experience difficulty attracting and retaining qualified personnel with the specialized skills and knowledge necessary to further our business objectives, which could have a material adverse effect on our business and financial condition.

Hunt Mining's business requires specialized skills and knowledge in the areas of geology, exploration planning, drilling and regulatory compliance.  Our ability to attract and retain qualified professionals with the background and experience specific to our projects and business plan cannot be assured.  Any inability on our part to attract and retain qualified personnel could potentially hamper our ability to execute our business plan in a timely manner or at all.  If we are unable to operate our business due to a shortage of qualified personnel, we may be forced to suspend our mineral exploration activities which, in turn, could have a material adverse effect on our ability to raise working capital and on our overall financial condition.

We are largely dependent on our management, and could be adversely affected by the loss of the services of our directors and officers, or by any inability on our part to attract and retain other management personnel as our business evolves.

We are largely dependent on our directors and officers. There is no assurance that we will be able to retain our existing directors and officers, or that we will be able to attract and retain additional qualified management personnel as our business evolves.  The loss of any of our directors or officers, as well as any inability to attract and retain additional management personnel as and when needed, could have a material adverse effect on us and our prospects.

The fluctuation of mineral prices, which have varied widely in the past, will have a significant impact on our Company's value and future exploration activities.

The mining industry is heavily dependent upon the market price of metals or minerals being mined. There is no assurance that, even if commercial quantities of mineral resources are discovered, a profitable market will exist at the time of sale. Factors beyond our control may affect the marketability of metals or minerals discovered, if any. Metal prices have fluctuated widely, particularly in recent years, and we will be affected by numerous factors beyond our control. The effect of these factors on our operations cannot be predicted. If mineral prices decline significantly, it could affect our decision to proceed with further exploration of our properties.

Our exploration and development activities will require future financing, which cannot be assured.

Our continued operation will be dependent upon our ability to generate operating revenues and to procure additional financing. There can be no assurance that any such revenues can be generated or that other financing can be obtained on acceptable terms to us, if at all. Failure to obtain additional financing on a timely basis may result in delay or indefinite postponement of further exploration and development or forfeiture of some rights in some or all of our properties.  If additional financing is raised by the issuance of shares from treasury, control of the Company may change and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to further explore and develop our properties, take advantage of other opportunities, or otherwise remain in business. Events in the equity market may impact our ability to raise additional capital in the future.

Our Company's business model is largely dependent on the ability to find and acquire interest in economically recoverable mineral reserves, there is no guarantee that our Company will be able to locate and/or acquire economically viable mineral interest in the future.

As part of our business strategy, we may seek to grow by acquiring companies, assets or establishing joint ventures that we believe will complement our current or future business. We may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for our business. We cannot guarantee that it can complete any acquisition it pursues on favorable terms, or that any acquisitions competed will ultimately benefit our business.

Our Company's share price may be subject to increased price volatility that is outside management control.

In recent years, the securities markets in the United States and Canada, and the TSX Venture Exchange in particular, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the shares will be subject to market trends and conditions generally, notwithstanding any potential success in creating revenues, cash flows or earnings.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Certain of the directors and officers of the Company serve or have served as officers and directors for other companies engaged in mineral exploration and development, and may in the future serve as directors and/or officers of other companies involved in natural resource exploration and development, which are potential competitors of Hunt Mining. For example: (a  Although our officers and directors are subject to certain fiduciary duties to our Company under applicable corporate law, they will not necessarily be required to give the Company consideration with respect to every opportunity of which they may become aware. Consequently, although the Company is not aware of any specific conflicts of interest involving any of its directors or officers at the present time (other than the involvement of Mr. Tim Hunt, and Mr. Darrick Hunt, in HuntMountain, the selling stockholder named in this prospectus), there is a possibility that our directors and/or officers may be in a position of conflict in the future.   In the event that such a conflict of interest arises at a meeting of the Company's directors, a director who has such a conflict is required to abstain from voting for or against the approval of such participation or such terms.  In accordance with applicable laws, the directors and officers of the Company are required to act honestly, in good faith and in the best interests of the Company.

Our Company's exploration activities are in part based on historical information for our various properties, and the accuracy of this historical data could have an impact on the results of our exploration activities.

We have relied, and our resource estimation technical report in respect of the La Josefina Project dated September 29, 2010 (filed on SEDAR on October 4, 2010) is based, in part, upon historical data compiled by previous parties involved with the La Josefina project. To the extent that any of such historical data is inaccurate or incomplete, our exploration plans may be adversely affected.

Our Company has never paid a dividend and any potential future dividend payments are dependent upon our Company's ability find and develop economically recoverable mineral deposits.

We have never paid a dividend on our Common Shares. It is not anticipated that we will pay any dividends on our Common Shares in the foreseeable future.

Our Company is subject to changes in foreign exchange rates, including the Argentine Peso and Canadian dollar, which could have a material impact on our result of operations and future

We will maintain most of our working capital in Canadian and United States dollars. However, a significant portion of Hunt Mining's operating costs are incurred in Argentinean pesos. Accordingly, we will be subject to fluctuations in the rates of currency exchange between the Canadian, United States dollar and the Argentinean peso and these fluctuations could materially affect our financial position and results of operations as costs may be higher than anticipated. The costs of goods and services could increase due to changes in the value of the Canadian dollar, the United States dollar, or the Argentinean peso. Consequently, operation and development of our properties might be more costly than we anticipate.

Our Company currently carries out all it exploration activities in Argentina, and any economic or political instability in that country could have an adverse effect on value of the business and future business operations.

All of our material properties are located in Argentina. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements. In January, 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country.

There also is the risk of political violence and increased social tension in Argentina and Argentina has experienced periods of civil unrest, crime and labor unrest.

Certain political and economic events such as acts or failures to act by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate.

Limitations on the transfer of cash, mineral interests or other assets between our Company and our operating subsidiary in Argentina, or our joint venture partners, could adversely impact the value of our securities.

We are a Canadian company that is conducting operations primarily through Cerro Cazador, S.A. (referred to elsewhere in this prospectus as "CCSA"), an Argentinean subsidiary, and substantially all of our assets consist of equity in Cerro Cazador, S.A.

In January 2008, the Government of Argentina reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country.  Although this particular change did not affect Cerro Cazador, S.A., there can be no assurance that the Government of Argentina will not unilaterally take other action which could have a material adverse effect on our interests in Argentina.

In October 2011, Argentina announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas.  In April 2012, the Government of Argentina and their central bank announced further rules which initially reduced the number of days mining companies have to repatriate funds to 15 days and then subsequently in July 2012, relaxed the repatriation requirement to 45 days on the sale of doré and 180 days on the sale of concentrates for certain mining companies.

These and any future limitations that may be imposed by the Government of Argentina on the transfer of cash or other assets between our Company and Cerro Cazador, S.A. or our joint venture partners, could restrict our ability to fund our operations efficiently, and could negatively affect our ability to explore or develop our La Josefina project or other exploration properties in Argentina.   Accordingly, any such limitations, or the perception that such limitations might exist now or in the future, could have an adverse impact on available credit, and on our valuation and stock price.

The Government of Argentina has recently nationalized the majority stake of Argentina's largest oil company, and there is no assurance that similar action will not be taken with respect to other natural resources companies in the future.

In April 2012, Argentina's President announced the nationalization of the majority stake of Yacimientos Petrolíferos Fiscales (YPF), Argentina's largest oil company.   There is no assurance that similar action may not be taken with respect to other natural resource companies in Argentina.

Current global economic conditions may impact our ability to raise capital or obtain financing to further our exploration activities or develop economically recoverable mineral reserves.

Recent market events and conditions, including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions, could impede our access to capital or increase our cost of capital. Failure to raise capital when needed or on reasonable terms may have a material adverse effect on our business, financial condition and results of operations.

It may be difficult to effect service of process on our directors who reside outside the United States.

Some of our directors reside outside of the United States, and it will therefore be difficult to effect service of process (service of legal proceedings) on such directors.

Mr. Tim Hunt, the Executive Chairman, President, Chief Executive Officer and a director of our Company, controls HuntMountain which holds 41.2% of our common shares.  Accordingly, Mr. Hunt, whose interests may be different from those of other shareholders of our Company, will be able to exercise significant control over our Company.

As of December 31, 2013 HuntMountain Resources Ltd., the selling stockholder named in this prospectus, directly and indirectly holds 50,000,000 (approximately 41.2%) of our Company's 121,494,823 issued and outstanding common shares.  Mr. Tim Hunt, the Executive Chairman, President, Chief Executive Officer and a Director of our Company, controls HuntMountain.  Mr. Hunt may have individual interests that are different from those of other shareholders of our Company and, through HuntMountain, will be able to exercise significant control and influence over our business activities and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  Among other things, this could delay or prevent someone from acquiring or merging with us.

Failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory action, which may materially adversely affect our business and financial condition.

Failure of management of an SEC registrant to maintain a reporting environment sufficient to ensure compliance with applicable securities laws, rules or regulations could subject that Company, its Directors and or Executive Officers to fines or other regulatory actions including criminal or civil prosecution that could have a material adverse effect on the business and its financial condition.  In addition, an SEC registrant that fails to cure its filing delinquencies on a timely basis may be subject to administrative enforcement action by the SEC, leading to the revocation of its registration under the Exchange Act.

We have certain executive officers directors in common with HuntMountain, our controlling stockholder, which is a reporting company under the Exchange Act that is delinquent in its filing obligations under the Exchange Act.

Our President, Chief Executive Officer, and Executive Chairman, Tim Hunt, is also a Director and Executive Officer of HuntMountain, and one of our directors, Darrick Hunt, is also a director of HuntMountain.  In addition, Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 95.0% of the shares of HuntMountain.  HuntMountain is a registrant under section 12(g) of the Securities Exchange Act of 1934, as amended, that is not current in its filing obligations under section 13(a) of the Exchange Act, and which has a history of delinquent and/or incomplete filings with the Securities and Exchange Commission.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

Hunt Mining is currently subject to Canadian reporting requirements and securities laws. The Company may incur additional costs in order to comply with United States securities laws, rules and or regulations, which may include additional costs for accounting and auditing requirements, additional legal expense and other compliance efforts. An increase in compliance costs may reduce the amount of funds available to carry out exploration activities on the Company's mineral properties.

DIRECTORS AND SENIOR MANAGEMENT

Our directors and executive officers, their positions and state or province of residence are as follows:

Tim Hunt, Washington, USA	President, CEO, Executive Chairman and Director
Bob Little, Washington, USA	Chief Financial Officer and Corporate Secretary
Darrick Hunt(1), Washington, USA	Director
Alan Chan(1) (2), Alberta, Canada	Director
Alastair H. Summers,(1) Idaho, USA	Director
Danilo Silva, Pigue, Argentina	President and Director of Cerro Cazador S.A.
Matthew Hughes, Washington, USA	Vice President and Director of Cerro Cazador S.A.

Notes:
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

For additional information concerning our directors and senior management, please see the discussion under the heading, "Directors And Senior Management And Employees".

AUDITORS

Effective February 1, 2010, the Company's former auditors, Lo Porter Hétu ("LPH") (which subsequently changed its name to Thompson Penner & Lo LLP), resigned at the request of the Company and the Company appointed MNP LLP, an independent registered public accounting firm, as its new auditor. MNP LLP has offices at Suite 1500, 640 5th Avenue S.W., Calgary, Alberta T2P 3G4.  Their telephone number is 877-500-0792.

The former auditors' report on the financial statements for the Company's fiscal year ended December 31, 2009, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The decision to change auditors was recommended and approved by the Company's Audit Committee and approved by the Board of Directors.

During the 2009 and 2008 fiscal years and the subsequent interim period that preceded the former auditors' dismissal, there was no disagreement with the former auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former auditors, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

Without qualifying their opinion, the former auditors included an explanatory paragraph in their report on the Company's financial statements for the 2009 and 2008 fiscal years which referenced a footnote in the financial statements disclosing conditions and matters indicating the existence of a material uncertainty that may cast significant doubt about the Company's ability to continue as a going concern.

The Company provided its former auditors with a copy of this disclosure, which had previously appeared in Amendment No. 2 to the Company's registration statement on Form F-1 (as filed with the Commission on December 20, 2012), and requested that the former auditors furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements, and if not, stating the respects in which they do not agree.  A copy of that letter from the former auditor dated July 24, 2012 was previously filed as Exhibit No. 16.1 to Amendment No. 2 to the Company's registration statement on Form F-1.

Prior to February 10, 2010, the date that MNP LLP was retained as the auditors of the Company:

(a)                   the Company did not consult MNP LLP regarding:

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or
(ii)	any matter that was either the subject of a disagreement or a reportable event; and

(b)	the Company did not receive either a written report or oral advice from MNP LLP with respect to any matter that was considered by the Company as an important factor in reaching a decision as to accounting, auditing or financial reporting.

SELLING STOCKHOLDER

The following table presents information regarding HuntMountain, the selling stockholder, and the common shares of Hunt Mining proposed for distribution by HuntMountain to its common stockholders by way of a dividend in kind, without the payment of any consideration.

Name	Number of Common Shares Beneficially Owned Prior to Offering	Number of Common Shares Being Offered	Percentage of Shares Owned Prior to Offering	Percentage of Shares Owned After the Offering

HuntMountain Resources Ltd.	50,000,000(1)(2)	50,000,000(1)(2)	41.2%(3)	Nil(4)

Notes:
(1)	Includes 20,881,493 common shares issued on April 9, 2013 upon conversion of 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain's wholly-owned subsidiary, HuntMountain Investments. Each preferred share was convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion did not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. The conversion of the Hunt Mining convertible preferred shares was subject to the approval of the TSXV, which was obtained on April 5, 2013.

(2)	Also includes 2,500,001 Hunt Mining common shares registered in the name of HuntMountain Investments (including 1,044,075 Hunt Mining common shares that were issued to HuntMountain Investments upon conversion of its convertible preferred shares of Hunt Mining). It is anticipated that these Hunt Mining common shares will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain's common stock pursuant to this prospectus.

(3)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by the selling stockholder, common shares subject to options, warrants or other rights to acquire common shares (such as the conversion right attaching to convertible preferred shares) held by the selling stockholder that are exercisable on or within 60 days, are deemed outstanding for the purpose of computing the percentage ownership of the selling stockholder. The ownership percentage is calculated based on the 121,494,823 common shares that were outstanding as of December 31, 2013.

(4)	Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 95.0% of the shares of HuntMountain common stock. Therefore, it is anticipated that Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership will receive up to an aggregate of 95.0% of the common shares proposed for distribution under this prospectus.

HuntMountain's assets predominantly consist of its direct and indirect holdings (through its wholly-owned subsidiary, HuntMountain Investments) of Hunt Mining common shares.  As of the date of this prospectus, HuntMountain directly and indirectly (through HuntMountain Investments) holds 50,000,000 (41.2%) of the 121,494,823 issued and outstanding common shares of our Company.

Messrs. T. Hunt, D. Hunt and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 95.0% of the shares of HuntMountain.  Mr. Tim Hunt, President, CEO and Executive Chairman of Hunt Mining, is also the Chairman, President and a director of HuntMountain.  Mr. Darrick Hunt is a director of Hunt Mining, and also a director of HuntMountain.

HuntMountain's common stock is registered pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended.  However, HuntMountain is currently delinquent in its reporting obligations under section 13(a) of the Exchange Act.

HuntMountain has advised us that:

•	Washington law does not require HuntMountain stockholder approval of the distribution of its Hunt Mining common shares by way of a dividend in kind;
•
The proposed distribution of the Hunt Mining common shares has been determined by HuntMountain's Board of Directors to be in the best interests of HuntMountain's stockholders, as a means of providing more liquidity to the stockholders, given that: (a) HuntMountain is delinquent in its reporting obligations under section 13(a) of the Exchange Act with the result that it may be difficult for the stockholders to resell their HuntMountain stock; (b) HuntMountain, as an affiliate of Hunt Mining, may not rely on Rule 904 of Regulation S of the U.S. Securities Act to effect an orderly sale of its Hunt Mining common shares over the facilities of the TSXV; and (c) registration of HuntMountain's Hunt Mining common shares under the U.S. Securities Act may help to facilitate the resale of such Hunt Mining common shares by those stockholders of HuntMountain who are eligible to participate in the dividend in kind, subject to certain restrictions that will apply under U.S. securities laws to those stockholders of HuntMountain who will  be affiliates of Hunt Mining after the completion of the distribution of Hunt Mining common shares pursuant to this prospectus;

•	there are no state, creditor, bankruptcy or insolvency laws that would prevent HuntMountain from distributing its Hunt Mining common shares by way of a dividend in kind; and
•
Following the distribution of the Hunt Mining common shares pursuant to this prospectus, Tim Hunt, our President, Chief Executive Officer, Executive Chairman and a director of our Company, will directly hold 7,128,837 common shares of Hunt Mining, and will indirectly hold 38,870,229 common shares of Hunt Mining through an entity controlled by him.

PLAN OF DISTRIBUTION

This Prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining by HuntMountain, the selling stockholder, to holders of HuntMountain common stock, by way of a dividend in kind, without the payment of any consideration.  The common shares proposed for distribution by HuntMountain include 20,881,493 common shares issued on April 9, 2013 upon conversion of 20,881,493 convertible preferred shares of Hunt Mining that were directly and indirectly held by HuntMountain.  We will not receive any proceeds from the distribution of the shares by the selling stockholder.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held on the record date, with any fractional shares deleted. HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

HuntMountain may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with the distribution of the common shares pursuant to this prospectus.  As such, it will be subject to the prospectus delivery requirements of the Securities Act.  HuntMountain has represented and warranted to Hunt Mining that, at the time it acquired its common shares and convertible preferred shares of Hunt Mining, Hunt Mountain had no agreements or understandings, directly or indirectly, with any person to distribute any such securities or any common shares of Hunt Mining issued upon conversion of the convertible preferred shares.

KEY INFORMATION

Capitalization and Indebtedness

The following table sets forth our capitalization at December 31, 2013, being the end of the most recent fiscal year, on a historical basis and as adjusted to reflect the sale of the shares:

Stockholder's Equity (Audited)
Common Stock: Unlimited shares authorized with no par value
121,494,823 issued and outstanding	$26,062,481
Contributed surplus	$9,358,217
Deficit	$(31,176,283)
Accumulated other comprehensive income	$41,406
Total Stockholder's Equity	$4,285,821

Outstanding Share Data

Our authorized share capital consists of an unlimited number of common shares and preferred shares without nominal or par value.  As at April 30, 2014, our outstanding equity and convertible securities were as follows:

Securities	Outstanding

Voting equity securities issued and outstanding	121,494,823 common shares

Convertible preferred shares	None(1)

Securities convertible or exercisable into voting equity securities – stock options	Stock options to acquire up to 7,732,530 common shares

Securities convertible or exercisable into voting equity securities – warrants	None(2)

Securities convertible or exercisable into voting equity securities – broker's warrants	None(3)

Securities convertible or exercisable into voting equity securities – compensation warrants	None(4)

Notes:
(1)
20,881,493 convertible preferred shares were issued to HuntMountain Resources Ltd., CCSA's former parent corporation, on December 23, 2009 in partial consideration for the Qualifying Transaction; 19,837,418 of the preferred shares were registered to HuntMountain and 1,044,075 preferred shares were registered in the name of HuntMountain's wholly-owned subsidiary, HuntMountain Investments. Each preferred share was convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion did not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining.  HuntMountain converted all of its convertible preferred shares into common shares on April 9, 2013, following receipt of the required consent of the TSX Venture Exchange on April 5, 2013.

(2)
On November 30, 2010, we issued 28,420,900 units pursuant to a Canadian short form prospectus offering. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.35 per warrant before November 30, 2013.

(3)
In conjunction with the November 30, 2010 offering, we granted broker compensation warrants to purchase 2,842,090 broker compensation units at an exercise price of $0.30 per share on or before November 30, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013.

(4)	Issued upon cashless exercise of broker compensation warrants issued on November 30, 2010.

Common Shares

The holders of common shares are entitled to dividends, if, as and when declared by the Board of Directors, to one vote per share at our shareholders' meetings and, upon liquidation, to receive such assets of the Company as are distributable to the holders of the common shares. Further, the holders of common shares;

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

For additional information regarding our common shares, please see the discussion under the heading "Articles And By-Laws Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares".

Non-cumulative voting

Holders of shares of our common shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Shares

On December 23, 2009, in partial consideration for our Qualifying Transaction, 20,881,493 convertible preferred shares were issued to HuntMountain, CCSA's former parent corporation. The common shares proposed for distribution by HuntMountain pursuant to this prospectus include 20,881,493 common shares that were issued upon conversion of such convertible preferred shares on April 9, 2013, following receipt of the required consent of the TSX Venture Exchange to such conversion on April 5, 2013.  We did not receive any proceeds from such conversion or from the distribution of the shares by the selling stockholder.

We do not have any preferred shares outstanding as of the date of this prospectus.  However, preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares as determined by our Board of Directors, who also may fix the designations, rights, privileges, restrictions and conditions attached to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a preference over the Common Shares and the shares of any other class ranking junior to the preferred shares.

For additional information regarding our common shares, please see the discussion under the heading "Articles And By-Laws Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares".

Stock transfer agent

Our stock transfer agent for our securities is Computershare Trust Company of Canada, 600, 530 - 8th Avenue SW Calgary, Alberta T2P 3S8 and its telephone number is (416) 267-6800.

Investor Relations

In conjunction with the closing of our Qualifying Transaction, we engaged Mr. Dean Stuart to provide investor relations activities. The investor relations agreement between Hunt Mining and Mr. Stuart provided for a monthly fee of $4,000 for a period of one year commencing December 23, 2009 and an option grant of 200,000 options to acquire 200,000 common shares at a price of $0.30 per share prior to December 23, 2014. We granted an additional 300,000 stock options to Mr. Stuart in January 2011 and renewed his agreement, with a monthly fee of $6,000 through December 2011.  On January 1, 2012 we contracted with Mr. Stuart on a monthly basis for a fee of $2,000. As of January 1, 2013, Mr. Stuart's fee has been reduced to $500 per month.

Dividend Policy

To date, we have not paid any dividends on our outstanding Common Shares. The future payment of dividends will be dependent upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. It is not contemplated that any dividends will be paid in the immediate or foreseeable futures.

Escrowed Securities

As required by Exchange Policy, all 1,510,300 of the Company's seed capital shares were subject to a timed release escrow agreement dated April 24, 2008. This escrow agreement provided for the release of 10% of the escrowed shares on December 31, 2009 and 15% of the remaining escrowed shares every six months thereafter. As of the date of this prospectus, none of these shares remained in escrow.

In addition, all of the common shares and convertible preferred shares issued pursuant to the Company's Qualifying Transaction were subject to a TSXV Tier Two surplus escrow agreement allowing for the release of 5% of the shares on December 31, 2009, 5% on June 30, 2010, 10% on each of December 31, 2010 and June 30, 2011, 15% on each of December 31, 2011 and June 30, 2012, and 40% on December 31, 2012, subject to acceleration if the Company subsequently met the Tier 1 Minimum Listing Requirements of the TSXV. As of the date of this prospectus, none of these common shares and no convertible preferred shares remained in escrow.  Accordingly, none of the common shares proposed for distribution by HuntMountain to its common stockholders by way of a dividend in kind pursuant to this prospectus will be subject to any escrow requirements.

Indebtedness as of December 31, 2013

Contractual obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Operating Lease Obligations	Nil(1)	-	-	-	-

Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under IFRS	125,000(2)	-	-	-	125,000

Total	125,000	-	-	-	125,000

Notes:
(1)	Office rent, based on $2,812 per month January through December 2013; $2,886 per month January through December 2014; $2,960 per month January through December 2015. In December 2013, the Company moved out of the office space and terminated the lease. The Company paid US$21,000 for settlement of a lease break fee.
(2)	Contingent liability in connection with a lawsuit filed in Buenos Aires on March 18, 2011 by a former director and accounting consultant against our Company and its subsidiaries for damages in the amount of US$249,041, including wages, alleged bonus payments, interest and penalties. Management considers the lawsuit to be baseless and intends to defend our Company and its subsidiaries to the fullest extent possible (see Note 18(c) to audited consolidated financial statements for the year ended December 31, 2013).

THREE YEAR HISTORY

Hunt Mining Corp. – History

Our Company was incorporated as Sinomar Capital Corporation under the laws of the Province of Alberta, Canada, on January 10, 2006.  We were initially listed on the TSXV as a Capital Pool Company within the meaning ascribed by TSXV Policy 2.4.  As explained in more detail above under the heading "Company Information," a "Capital Pool Company" is a listing vehicle permitted under the policies of the TSXV on terms whereby: (a) the net proceeds of its initial public offering must be applied to identify an appropriate business for acquisition as the company's "Qualifying Transaction" within certain time limits; and (b) the Qualifying Transaction, upon completion, must be sufficient to permit the company to meet the minimum TSXV listing requirements for companies that are not Capital Pool Companies.  On November 6, 2013, the Company announced that effective November 6, 2013, it had continued from the Province of Alberta to the Province of British Columbia pursuant to a special resolution passed by shareholders of the Corporation at the annual and special meeting of shareholders held on November 5, 2013. This disclosure can be used for the above references.

We entered into an acquisition agreement dated October 13, 2009 with CCSA and CCSA's shareholders, to acquire 100% of CCSA's shares as our "Qualifying Transaction".  At that time, our Company and CCSA did not have any "Control Persons" in common.  "Control Person" is defined under the policies of the TSXV to mean any person that holds or is one of a combination of persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.  As required under the policies of the TSXV, we determined that the then-proposed acquisition of CCSA's shares by our Company was not a "Non-Arm's Length Qualifying Transaction". As defined under the policies of the TSX Venture Exchange, a "Non-Arm's Length Qualifying Transaction" means a proposed Qualifying Transaction where the same party or parties, or their respective associates or affiliates, are Control Persons in both the Capital Pool Company and in relation to the significant assets (in our case, the target company, CCSA) which are to be the subject of the proposed Qualifying Transaction.  In the result, our Company completed the acquisition of CCSA on December 23, 2009 as an arm's length transaction, and we ceased to be a shell company at that time.

The relevant details of our Qualifying Transaction, as more fully detailed in our Filing Statement dated November 30, 2009 and filed on SEDAR on December 3, 2009, are as follows:

a)
We issued 29,118,507 Common Shares and 20,881,493 preferred shares of the Company (the "Preferred Shares") to CCSA's shareholders (HuntMountain Resources Ltd. and Hunt Mountain Investments LLC) at a deemed price of $0.30 per Preferred Share in exchange for all of the CCSA shares.

b)
We changed our name to Hunt Mining Corp, and a new Board of Directors of the Company, consisting of six directors including retention of two existing Board members, was appointed concurrently with the closing of the Qualifying Transaction;

c)
Options to acquire 4,100,000 Common Shares, as to 3,500,000 options at the time of the Qualifying Transaction and an additional 600,000 common shares in January of 2010, at an exercise price of $0.30 per Common Share for a period of 5 years (the "Options") were granted to officers, directors, employees and consultants of the Company and CCSA;

d)
Concurrently with the completion of the Qualifying Transaction, we also completed equity financings for aggregate gross proceeds of $3,500,000 by way of a brokered private placement (the "Brokered Private Placement") and a TSXV short form offering document (the "Short Form Offering"). Pursuant to the Brokered Private Placement, we issued 5,000,000 units (the "Units") at a price of $0.30 per Unit, for proceeds of $1,500,000. Each Unit consisted of one Common Share and one-half of one Common Share purchase warrant (each a "Warrant"). Each whole Warrant entitled the holder thereof to acquire, for a period of 1 year, one Common Share of the Company at a price of $0.60 per share.  As consideration for its services as agent to the Brokered Private Placement, Wolverton Securities Ltd. ("Wolverton"), together with it selling group members, received 50,000 Units, a cash commission of $150,000 and broker warrants to acquire an additional 500,000 Units at a price of $0.30 per Unit, exercisable for a period of 3 years (the "Broker Warrants").  The Warrants comprising the Units underlying the Broker Warrants expired 1 year from closing of the financing, and no Warrants will be issued to Wolverton upon its exercise of the Broker Warrants after such time. Pursuant to the Short Form Offering, we issued 6,666,633 Common Shares at a price of $0.30 per share for gross proceeds of $1,999,990. As consideration for its services as selling agent to the Short Form Offering, Wolverton received a cash commission of $199,999 and agent's options to acquire 666,663 Common Shares of we at a price of $0.30 per Common Share exercisable for a period of 3 years (the "Agent's Options");

e)
CCSA's former shareholders, HuntMountain Resources Ltd. and its wholly-owned subsidiary, HuntMountain Investments, LLC, assumed all of the indebtedness of CCSA owed to Patagonia Drill S.A. in the net amount of US$811,492, including application of amounts previously advanced as a deposit in the amount of US$644,000;

f)	We paid a finder's fee to Wolverton of $50,000 and 500,000 Common Shares in conjunction with the Qualifying Transaction; and

g)
We paid a finder's fee of $10,000 and 100,000 Common Shares to Mr. Dean Stuart, an arm's length party to both our Company and the former shareholders of CCSA, in conjunction with the Qualifying Transaction.

h)
During the year ended December 31, 2010 Hunt Mining Corp paid US$10,000 to HuntMountain for reimbursement of travel expenses incurred by HuntMountain in conjunction with the Qualifying Transaction.  This is recorded in travel expenses in the consolidated statement of loss.

i)
In conjunction with the Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA's former parent corporation, as a refundable deposit. The deposit was not applied to the consideration of the Qualifying Transaction and therefore is reflected in prepaid expenses and deposits on the Company's consolidated statement of financial position at December 31, 2011 (January 1, 2010 and December 31, 2010 – $200,000). At the year ended December 31, 2011, the Company received notice from HuntMountain that they had identified invoices refundable to them as part of the Qualifying Transaction.  Upon submittal to Hunt Mining, $43,000 of expenses were identified as refundable.  Hunt Mining credited the $43,000 against the $200,000 receivable leaving an outstanding balance owed by HuntMountain to Hunt Mining of $157,000.  As at the period ended September 30, 2013, the balance owed by HuntMountain to the Company was $114,408. The Company reports that HuntMountain has satisfied the outstanding balance through the payment of expenses adequate to offset the remainder of the Deposit Receivable as at December 31, 2013.

j)
As a condition of the Qualifying Transaction, HuntMountain entered into an agreement with CCSA (the "PDM Payables Assumption Agreement") pursuant to which HuntMountain agreed to assume all of CCSA's remaining accounts payable (the "PDM Payables") owed to Patagonia Drill Mining Services S.A. ("PDM"). Pursuant to the assumption agreement, HuntMountain originally agreed to make periodic payments to CCSA in order to permit CCSA to pay off the PDM Payables over time. HuntMountain's periodic payments were to be considered equity; therefore, on acceptance of the PDM Payables Assumption Agreement, CCSA's balance sheet reflected an equity investment by HuntMountain equal to the amount of the PDM Payables, net of a prepaid deposit. CCSA was to recognize an offsetting short term note receivable from HuntMountain for the same amount. As HuntMountain made payments to CCSA over time, the note receivable was to be extinguished and the PDM Payables were to be paid down.

k)
HuntMountain subsequently purchased all of the remaining PDM Payable from PDM for total consideration of US$1,061,695.  This amount excluded a $612,850 deposit made by HuntMountain against the PDM Payables in 2008. Therefore, the $612,850 deposit amount was applied to pay down the PDM payables concurrently with the signing of the agreement between HuntMountain and PDM.  As a result, our Company recorded a $612,850 payable owing to HuntMountain on December 31, 2009.

l)
Pursuant to an agreement between CCSA and HuntMountain dated March 5, 2010, HuntMountain forgave our Company's due-to-related-party liability of $612,850 and all of the PDM Payables purchased from PDM by HuntMountain. This had the same effect as the original PDM Payables Assumption Agreement, except that no further equity was issued to HuntMountain by CCSA, as was contemplated in the original PDM Payables Assumption Agreement, and the PDM Payables were extinguished immediately as opposed to the fifteen month term contemplated in the PDM Payables Assumption Agreement.

Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources

The following discussion and tables use the terms "measured resources", "indicated resources" and "inferred".  We advise U.S. investors that while these terms are recognized and required by Canadian securities regulations (under National Instrument 43-101 Standards of Disclosure for Mineral Projects), the SEC does not recognize them.  In particular, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  Under Canadian rules, estimates of inferred resources generally may not form the basis of economic studies.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.  U.S. investors are cautioned not to assume that any part or all of mineralization in these categories will ever be converted into SEC defined reserves.  See Cautionary Note Regarding Canadian Mineral Disclosure Standards and Risk Factors.

In 2010, we engaged UAKO Consultora Geológica, an arm's length mineral exploration consulting firm based in Argentina, to generate a resource estimation technical report. On October 4, 2010 we filed this report, which was entitled "Technical Report - Gold –Silver Resource Estimate of the La Josefina Project - Santa Cruz, Argentina" and dated September 29, 2010 (the "La Josefina 2010 Technical Report"), on SEDAR. The report demonstrated a Measured Resource of 155,562 Gold Equivalent Ounces, an Indicated Resource of 41,812 Gold Equivalent Ounces and an Inferred Resource of 6,744 Gold Equivalent Ounces, for the purpose of this document gold equivalent ounces are those made of up gold and silver.  In a news release we summarized the results of the La Josefina 2010 Technical Report as follows:

Measured Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	4,998,667	0.719	16.602	0.968	115,538.190	2,668,357.667	115,561.554
0.5	2,405,435	1.150	21.616	1.474	88,928.131	1,671,858.109	114,004.749
0.8	1,404,575	1.521	24.630	1.891	68,697.970	1,112,370.515	85,382.694

Indicated Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	1,525,934	0.825	1.808	0.852	40,481.166	88,730.079	41,812.051
0.5	815,950	1.274	1.952	1.303	33,420.289	51,214.991	34,188.474
0.8	502,245	1.675	2.050	1.705	27,043.725	33,103.752	27,537.371

Inferred Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	452,143	0.446	1.209	0.464	6,479.887	17,577.670	6,743.539
0.5	111,220	0.875	1.280	0.894	3,128.802	4,579.244	3,197.487
0.8	34,866	1.441	2.209	1.474	1,615.069	2,476.214	1,652.210

At the present stage of our project most of the cost parameters for establishing a cut-off grade are unknown.  Because of this it was necessary to determine a suitable cut-off grade supported by assumed and gathered data from other similar sized projects in the area.  It was determined that a heap leach process of recovery would most likely utilized in a project of this type, consequently, the following cost paras inherent to the project were adopted for the cut-off calculation.

•	Base Mining Cost: US$/t 1.75
•	Processing Cost: US$/t 3.75
•	G&A: US$/t 0.6
•	Gold Price US$ 1,000 (32.15 US$/ AU gram, 30 months weighted average Feb-2008-Aug-2010)
•	Silver Price US$ 15 (30 months weighted average Feb-2008 – Aug-2010)
•	Metal Recovery 100%
•	Royalty: 6%
•
Gold equivalent calculation uses a 30 month weighted average.  Gold and Silver were determined from Kitco Gold Precious Metals with a price in US$.  At this time no metallurgy has been completed on this property so 100% recoveries are assumed

•	Gold Equivalent (AuEq) calculation is as follows: AuEq = Au(g/t) + (Ag g/t / 66.67)
•	Au:Ag ratio 66.67

The cut-off grade was calculated by the following equation which is adequate for a very early stage project at La Josefina's stage.   Actual cost paras will remain unknown until a scoping study is completed, at this time the Company hasn't set a timetable for completing one.

(Process cost + Mining Costs + G&A) / (Gold Price*Recovery-Royalty)
The calculation returns a cut-off value of 0.2 g/t Au Eq.

On November 23, 2010 we filed a final short form prospectus in all Canadian jurisdictions except Quebec. This short form prospectus related to the commercially reasonable efforts agency basis offering of a minimum of 19,333,333 units and a maximum of 43,333,333 units, where each unit consisted of one common share and one half of one common share purchase warrant, at an offering price of $0.30 per unit. Each warrant forming part of these units was to be exercisable at an exercise price of $0.35 per share of a period of 36 months following closing of the offering. The offering was led by Octagon Capital Corp. on behalf of a syndicate of agents including Cannacord Genuity Corp. and Wolverton Securities Ltd. We also granted an option to purchase an additional number of units equal to 15% of the number of units sold pursuant to the offering at a price of $0.30 per unit.  On November 30, 2010 we announced the closing of the offering, and issued 28,420,900 units at $0.30 per unit, raising gross proceeds of $8,526,270.

On January 20, 2011, the Company announced the addition of five additional prospective properties to its claims portfolio totaling 24,855 hectares.  All of the new properties are located in Santa Cruz province, Argentina.

On March 1, 2011, the Company announced the appointment of Mel Klohn to the position of Senior Technical Advisor.  Mr. Klohn's focus is to assist in guiding the continued advancement of the Company's core assets.

On March 3, 2010, Hunt Gold USA LLC, a wholly owned subsidiary of the Company, acquired US$700,000 of the US$803,000 outstanding loan payable from CCSA to HuntMountain for total consideration of US$679,000, a 3% discount to the outstanding amount payable.

On March 14, 2011, Hunt Gold USA LLC acquired the remaining amount of the loan owing from CCSA to HuntMountain. The outstanding principal amount of the loan was US$103,000.  The purchase price for this transaction was US$99,910, a 3% discount from the face value of the loan. The loan has accrued interest totaling US$11,682 and therefore the total purchase price for the transaction was US$111,592. Due to Argentine banking regulations, this transaction allows the Company to better manage its working capital. This loan acquisition transaction was approved by the TSXV on March 11, 2011.

On March 15, 2011, the Company announced the resignation of Mr. Bryn Harman from the positions of Chief Financial Officer ("CFO") and Secretary effective March 24, 2011; he continues to serve as a director of the Company.  Ms. Vicki Streng was appointed Interim Chief Financial Officer and Secretary of the Company on March 24, 2011.  Ms. Streng resigned as the Interim Chief Financial Officer and Secretary of the Company effective March 1, 2012.  Mr. Matthew Fowler succeeded Ms. Streng as Chief Financial Officer and Secretary with effect from March 1, 2012.

On April 11, 2011, the Company announced that it had entered into an agreement with G Mining Services Inc. ("G Mining") to provide a series of services, studies, and assessments designed to guide the Company to a production decision for the La Josefina Project.  G Mining assumed overall coordination and responsibility of all technical and engineering work.

On May 24, 2011, the Company announced that it had engaged Viresh Varma as Director of Corporate Development.  Mr. Varma's focus is to provide investor relations and marketing activities.

On May 25, 2011, the Company announced that it had entered into an engagement letter with Macquarie Capital Markets Canada Ltd ("Macquarie") for an underwritten "bought deal" private placement.  On June 14, 2011, upon closing of the private placement, the Company issued 25,645,000 units at $0.45 per unit for gross proceeds of $11,540,250. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.65 per warrant before June 14, 2013.  In conjunction with the private placement, the Company granted broker compensation options to Macquarie to acquire 1,795,150 broker compensation units. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.45 prior to June 14, 2013.

On August 24, 2011, the Company announced the retention of Ms. Sandy Perry as a Senior Technical Consultant.  Ms. Perry's focus is to boost exploration efforts in Santa Cruz, Argentina.

Further to a letter of intent announced on November 7, 2011, on May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold Corporation (TSX:ELD, NYSE:EGO, ASX:EAU).  Under the terms of the agreement, our wholly Argentinean subsidiary, CCSA, has been appointed the initial operator conducting exploration activities on certain existing Hunt Mining properties (excluding, initially, the La Josefina and La Valenciana properties), including twenty exploration concessions ("Cateos") and six discovery concessions ("Manifestations of Discovery") aggregating a total of 2,013 square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Hunt Mining will also work to locate, submit, explore and develop new projects generated in the agreement area.  Work programs, expenditures and new submittals under the agreement will be considered for approval by a technical committee consisting of two representatives from Hunt Mining and two from Eldorado. Upon approval, 100% of exploration expenditures will be paid by Eldorado.

We suspended drilling operations on La Josefina in late 2011.  During 2012, we continued to conduct reconnaissance exploration (including geologic mapping, as well as surface chip, channel and trench sampling), as we worked to renegotiate CCSA's exploration agreement with Fomicruz.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz in respect of the La Josefina project. This amendment extends the time we have to complete exploration work on the La Josefina project, and to make a decision on whether the project should be advanced to development and production, by four years - from 2013 to 2019.

We also signed an agreement with Fomicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana property, covering approximately 328 square kilometers of land contiguous to, and located west of, the La Josefina property.  Exploration efforts at La Valenciana had focused on due-diligence sampling of high priority targets with mineralization exposed at surface, until the current 3,000 meter drill program that commenced on April 1, 2014.

On May 7, 2013, the La Josefina and La Valenciana properties were made subject to the exploration agreement with Eldorado Gold.

On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement.  The Company is actively pursuing new exploration partners, not new exploration opportunities.

On July 17, 2013, the Company announced the resignation of Mr. Andrew Gertler from the Board of Directors of the corporation.

On September 20, 2013, the Company announced that it had signed a letter of intent "LOI" for the Amanita project in the Fairbanks mining district in the state of Alaska.

On November 6, 2013, the Company announced that effective November 6, 2013, it had continued from the Province of Alberta to the Province of British Columbia pursuant to a special resolution passed by shareholders of the Corporation at the annual and special meeting of shareholders held on November 5, 2013.

On November 6, 2013, the Company announced the resignation of Messrs. Scott Brunsdon and Jacques Perron from the Board of Directors of the Corporation.

On December 3, 2013, the Company announced the resignation of Mr. Bryn Harman from the Board of Directors of the Corporation.

On January 15, 2014, the Company announced that it had elected not to proceed with the proposed Amanita project in Alaska.

Also on January 15, 2014, the Company announced the resignation of Mr. Matthew Fowler from the positions of Chief Financial Officer ("CFO") and Secretary effective December 31, 2013.  Mr. Bob Little was appointed Chief Financial Officer and Secretary of the Company on January 1, 2014. Effective December 31, 2013, Mr. Matthew Hughes resigned his positions of President, Chief Executive Officer and Director of the Corporation.

On April 1, 2014, Hunt Mining commenced two drilling and sampling programs affecting La Josefina and La Valenciana with HQ core drilling to total approximately 5,000 meters.  This process of drilling, sampling and interpreting will take until October 2014.  The Company has valid agreements that permit work to continue on La Josefina until at least 2018, La Valenciana until at least 2019 and the other two projects are either owned by CCSA or an open ended Cateo, (right to explore).  While there are ongoing discussions with multiple companies, as of this filing, nothing has been agreed upon as a replacement to the exploration agreement with Eldorado Gold joint venture.

Hunt Gold USA LLC - History

Hunt Gold USA LLC was incorporated on September 29, 2009, as our Company's wholly-owned subsidiary.  Hunt Gold USA LLC was formed to administer payroll for our Company's U.S. personnel, and to administer invoices received from vendors in the United States.  Hunt Gold does not have any revenue generating operations and is included as a 100% consolidated entity in Hunt Mining's financial statements.

1494716 Alberta Ltd. – History

1494716 Alberta Ltd. was incorporated on October 7, 2009 as our Company's wholly-owned subsidiary to hold 5 percent of the shares of CCSA, as applicable Argentinean laws require that CCSA have two shareholders.  1494716 Alberta Ltd. does not have any revenue generating operations and is included as a 100% consolidated entity in Hunt Mining's financial statements.

Cerro Cazador S.A. - History

CCSA commenced operations in 2006 to engage in precious metals exploration in Santa Cruz province, Argentina.  Since incorporation, CCSA has acquired rights to explore 31 property positions encompassing 2,868 square kilometers.

Hunt Mining Corp. – Current Business

We are a mineral exploration company and, together with our subsidiaries, we are engaged in the exploration of mineral properties in Santa Cruz province, Argentina.  On the basis of information to date, we have not yet determined whether these properties contain economically recoverable ore reserves as defined by SEC Industry Guide No. 7. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development, and upon future profitable production or a sale of these properties, none of which can be assured.

Since the cancellation of the exploration agreement with Eldorado Gold in July 2013, the Company has been seeking a suitable partnership to continue the work on its land package in the Deseado Massif, Santa Cruz, Argentina. As at June 30, 2014, no partnership has been formed, although discussions continue with a number of companies interested in either an exploration or production relationship, or both. There will be no adverse effect on our capital resources and no interruptions in our operations should we not acquire a new exploration partner and a 2014 drilling program on the La Josefina and La Valenciana properties is planned with or without an exploration partner.

The Company's business strategy is to conduct mineral exploration in those areas of the world that it identifies as being favorable for hosting large deposits of precious metals.  Subject to the availability of financing, the Company may seek to acquire exploration rights to areas of land that are likely to host such deposits, or it may seek to acquire controlling interests in companies that have previously discovered a mineral deposit.  The Company does not maintain any specific research or development policies but rather relies upon the experience of its management team to identify suitable properties for potential acquisition and exploration.  At this time, we are focused on our existing properties in Argentina.

The La Josefina property is our primary exploration property because La Josefina occupies 52,800 hectares and approximately 90% of the nearly 57,000 meters drilled by us have been drilled on La Josefina.  During 2011, we drilled 203 core holes on the La Josefina property totaling 18,886 meters, collected 56 surface channel samples, and completed 85 trenches totaling 4,401 meters. All exploration expenditures were funded from working capital.

As disclosed above, we suspended drilling operations on La Josefina in late 2011 but continued to conduct reconnaissance exploration on the property during 2012 as we worked to renegotiate CCSA's exploration agreement with Fomicruz.  On November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project until 2019.

We also signed an agreement with Fomicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana property, covering approximately 328 square kilometers of land contiguous to, and located west of, the La Josefina project.  Exploration efforts to date at La Valenciana had focused on due-diligence sampling of high priority targets with mineralization exposed at surface, until the recent drill program that commenced in early April 2014.

As disclosed above, on May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold.  Under the terms of the agreement, CCSA has been appointed the initial operator conducting exploration activities on certain existing Hunt Mining properties, including twenty exploration concessions ("Cateos") and six discovery concessions ("Manifestations of Discovery") aggregating a total of 2,013 square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Under the terms of our agreement with Eldorado, exploration will be broken into three stages with all funding for the first two stages coming from Eldorado.

•	Stage I (reconnaissance exploration)
o	Provides a 30 month period to evaluate projects before graduating to Stage II or being dropped from the agreement with CCSA retaining a 100% interest.
o	Each new Stage I project generated by Hunt Mining and accepted by Eldorado under the agreement, will require a onetime payment from Eldorado to CCSA of $125,000.
•	Stage II (drilling, advanced exploration, preliminary economic assessment)
o	Each project elected by Eldorado to advance to Stage II will require a onetime payment from Eldorado to CCSA of $200,000 plus annual payments on each project of $125,000.
•	Stage III (JV formation, feasibility, development toward production)
o	Projects advancing to Stage III will require the formation of a joint venture entity with a 75% interest in such entity being owned by Eldorado and a 25% interest being owned by Hunt Mining.
o	Additionally, CCSA will also receive a onetime payment of $1,500,000 from Eldorado.

Initially, the La Josefina and La Valenciana properties were excluded from our exploration agreement with Eldorado Gold.  On May 7, 2013:

(a)	the La Josefina property was made subject to the exploration agreement in consideration of a one-time payment of $125,000; and

(b)	the La Valenciana property was made subject to the exploration agreement in consideration of a one-time payment of $200,000, and, if the property becomes a "Stage II" (advanced exploration) property as defined in the agreement, ongoing yearly lease payments of $125,000.

On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement.  The Company is actively pursuing new exploration partners.

Given the current economic climate, we are currently focused on managing our funds under a policy of cash conservation, limiting expenditures to only essential strategic items, including a drill program on each of La Josefina and La Valenciana, a contract for a minimum of 5,000 meters of shallow HQ and HQ3 core drilling.

With reference to the Bajo Pobré property, our Company has made all lease payments to FK Minera but has not completed all the required work commitments and is currently in negotiations to secure a contract amendment in this regard.

Our Company completed detailed geological mapping, surface soil sampling and advanced drill targeting during 2012 on the Bajo Pobré property.  Our Company plans to drill the Bajo Pobré project in late 2013 or the first half of 2014, assuming we can negotiate an amendment to our existing agreement with FK Minera with respect to our exploration expenditures.  If we are unable to secure an amendment to the agreement, we risk forfeiture of our interest in the Bajo Pobré property.

Exploration plans for Bajo Pobré will include advanced drill target definition through structural mapping, detailed sampling and may also include additional geophysical analysis and drill testing.

With respect to our El Gateado project, the plan is to re-evaluate past drilling results and geologic interpretations with the goal of developing new drill targets with the view to taking it to Stage II status.

PROPERTIES

La Josefina Property

The La Josefina property is our primary exploration property because it occupies 52,800 hectares and approximately 90% of the nearly 57,000 meters drilled by us.   It is located in North-Central Santa Cruz province in southern Argentina, within the region known as Patagonia.

In March, 2007, CCSA was awarded the exploration and development rights to the La Josefina Project from Fomento Minero de Santa Cruz Sociedad del Estado ("Fomicruz"). Fomicruz is a government owned corporation in Santa Cruz province in Argentina. The legal agreement granting CCSA rights to the La Josefina property was finalized in July, 2007.  Pursuant to this agreement, CCSA was obligated to spend US$6 million in exploration and complete pre-feasibility and feasibility studies during a 4 year exploration period (excluding three months each year for winter holiday) commencing in October, 2007 at La Josefina in order to earn mining and production rights for a 40-year period in a joint venture partnership ("JV") with Fomicruz. CCSA may terminate this agreement at the end of each exploration stage if results are negative.

With the successful completion of positive pre-feasibility and feasibility studies at the end of the 4th year, a new company will be formed which will be 91%-owned by CCSA and 9%-owned by Fomicruz. If commercial production starts, Fomicruz has a one-time election to increase its interest in the new company to either 19%, 29% or 49% by reimbursing CCSA 10%, 20% or 45%, respectively, of CCSA's total investment in the project. The royalty prescribed by Federal (Argentina) mining code will be a 1% mine-mouth royalty if the operation produces doré bullion within the province, which is required in the agreement. Also, because La Josefina is a Provincial mining reserve with the mineral rights belonging to the province, the project will carry an additional 5% mine-mouth royalty.

In December, 2007, CCSA purchased the "La Josefina Estancia", a 92 square kilometer parcel of land within the La Josefina Project area. CCSA plans to use the La Josefina Estancia as a base of operations for Santa Cruz exploration. The purchase price for the La Josefina Estancia was US$710,000.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz in respect of the La Josefina project. This amendment extends the time we have to develop the La Josefina project by four years, from 2015 to 2019.

Initially, the La Josefina property was excluded from our exploration agreement with Eldorado Gold.  As discussed above under the heading, "Three Year History - Hunt Mining Corp. – Current Business", this property was made subject to the exploration agreement with Eldorado Gold on May 7, 2013, an agreement later terminated by Eldorado in July 2013. There will be no interruptions in our operations and a 2014 drilling program on the La Josefina and La Valenciana properties is planned with or without an exploration partner.

Much of the following information is derived from, and based upon the La Josefina 2010 Technical Report, which is available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

Property Description and Location

The La Josefina Project is situated about 450 km northwest of the city of Rio Gallegos, in the Department of Deseado, Santa Cruz province, Argentina within a scarcely populated steppe-like region known as Patagonia.

The La Josefina Project consists of mineral rights composed by an area of 528 square kilometers established in 1994 as a Mineral Reserve held by Fomicruz, an oil and mining company owned by the Santa Cruz provincial government.

The boundaries of the property are summarized in the following table:

Boundary	Latitude/Longitude	Gauss-Krüger *
North	47°45'00" S	4,711,533 N
South	48°00'06" S	4,683,433 N
East	69°10'47" W	2,486,505 E
West	69°30'08" W	2,462,505 E

* The Argentine National Grid System (Gauss-Krüger) uses the Gauss-Krüger (also known as Transverse Mercator or TM) projection and is based on the Campo Inchauspe datum which uses the International 1924 (also known as Hayford) ellipsoid. Argentina is divided into seven zones which, similar to UTM zones, are north-south slices centered on 72°, 69°, 66°, 63°, 60°, 57°  and 54° W longitude.  Unlike UTM which effectively has two meridians of zero scale distortion, in Gauss-Krüger only the central meridian has zero scale distortion.  Unlike UTM where the easting offset is always 500,000m, each zone in the Gauss-Krüger Campo Inchauspe system has a different offset to remove coordinate ambiguity between zones.  Zone 1 has an easting offset of 1,500,000m with each successive zone adding 1,000,000m to the offset.  Consequently, grid coordinates are often quoted without explicitly specifying the zone as would normally be done with UTM coordinates. A new national grid named POSGAR is currently being introduced.  This datum uses the WGS84 ellipsoid and has already become common in some provinces.

The La Josefina Project comprises 16 Manifestations of Discovery totaling 52,776 hectares which are partially covered by 399 pertenencias, listed in the following table:

Manifestation of Discovery	File #	Hectares
Julia	409.048/F/98	6
Miguel Ángel	409.058/F/98	3,435
Diana	409.059/F/98	2,995
Noemi	409.060/F/98	3,013
Rosella	409.061/F/98	3,227
Giuliana	409.062/F/98	5,100
Benjamin	409.063/F/98	3,500
Mariana T.	409.064/F/98	3,500
Ailín	409.065/F/98	3,500
Mirta Julia	409.066/F/98	3,500
Ivo Gonzalo	409.067/F/98	3,500
Maria José	409.068/F/68	3,500
Matias Augusto	409.069/F/98	3,500
Sofia Luján	409.070/F/98	3,500
Lucas Marcelo	409.071/F/98	3,500
Nicolás Alejandro	409.072/F/98	3,500
	Total	52,776

The La Josefina pertenencias consist of 398 disseminated pertenencias, each requiring an annual canon (tax) payment to the province of 800 pesos and one common pertenencia which requires an annual canon of 80 pesos. Therefore the pertenencias at La Josefina require annual canon payments totaling 318,353 pesos.

The La Josefina project is without known reserves as defined by SEC industry Guide No. 7.

Exploration Agreement Between Fomicruz and CCSA

In March 2007, CCSA won the rights through a required public bidding process to explore the La Josefina Project. As Fomicruz is a government company, it cannot make individual agreements with a private company without first publishing the offer and giving other private companies the opportunity to submit bids, but the first company making an offer has the right to match any new offer.

The definitive agreement between CCSA and Fomicruz was finalized in July, 2007. In the agreement, CCSA agrees to spend a minimum of US$6 million in exploration and complete prefeasibility and feasibility studies at La Josefina over a 4-year period (excluding three months each year for winter holiday) in order to earn mining and production rights in JV partnership with Fomicruz for a 40-year period.

The 4-year exploration period was originally planned to proceed in the following three stages:

	Year 1	Year 2	Years 3 & 4
Target Area	To July 2008	July 2008 to July 2009	July 2009 to July 2011	Totals
Noreste Area	US$300,000	US$400,000	US$500,000	US$1,200,000
Veta Norte	500,000	800,000	800,000	2,100,000
Central Area	500,000	800,000	900,000	2,200,000
Piedra Labrada	200,000	100,000	200,000	500,000
TOTAL US$	US$1,500,000	US$2,100,000	US$2,400,000	US$6,000,000

An amended development schedule for La Josefina was ratified in May of 2011 as follows:

•	2007-2008; Exploration Phase I; Investment USD$6,000,000 (completed)
•	2009-2010; Exploration Phase II; Investment USD$2,000,000 (completed)
•	2010-2011; Exploration and Development Phase; including initiation of preliminary economic assessment and scoping level studies (underway);
•	2012-2013; Development; including completion of economic feasibility, production decision and formation of CCSA-Fomicruz Joint Venture Company;
•	2014; Mine Construction Phase
•	2015; Projected Production

At the successful completion of positive pre-feasibility and feasibility studies, which cannot be assured, a new joint venture company will be formed to develop the project. This new company will have joint participating ownership with 91% owned by CCSA and 9% by Fomicruz; however, upon inception Fomicruz may elect to increase its participating interest in the new joint venture company to either 19%, 29% or 49% by reimbursing CCSA 10%, 20% or 40%, respectively, of CCSA's total investment in the project. Once the choice is made by Fomicruz, there are no means to modify the agreement.

Other conditions of the agreement:

1.	CCSA posted a US$600,000 performance bond (equal to 10% of the total proposed exploration investment).

2.	CCSA must maintain the La Josefina mining rights by paying the annual canons due the province on the project's 398 pertenencias.

3.
CCSA must complete surface agreements (lease or buy) with the surface landowners, as required by the Federal mining law, to gain legal access to the farms (estancias) that cover the project.  Most of the project and all of the current target areas lie within two large farms that have been unoccupied for many years - Estancia La Josefina and Estancia Piedra Labrada. The major part of mineralization occurs on Estancia La Josefina, which CCSA purchased in 2007. CCSA rents Estancia Piedra Labrada, which it uses as an exploration field camp.

As disclosed above, on November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2015 to 2019.

Royalties

Mineral properties in Argentina carry no federal royalties but the provinces are entitled to collect up to 3% mine-mouth royalty.

In Santa Cruz, the province has opted to drop this MMR to 1% if the operation is a precious metals mine that produces doré bullion within the province. The agreement between CCSA and Fomicruz stipulates that any doré bullion resulting from future La Josefina operations must be produced in the province, so it is likely the project will carry the minimal 1% MMR. However, because La Josefina is a Mining Reserve in which the mineral rights belong to Fomicruz, the project also carries an additional 5% MMR payable to the province. Therefore, the total MMR for any future gold/silver/base metal production at La Josefina under the current agreement total 6%.

Environmental Liabilities

There are no known environmental liabilities associated with the La Josefina Property.

Permits Required

No permits are required at this time to conduct the proposed exploration.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The project is located in the Deseado Massif mineral district in the north-central part of Santa Cruz province, the southernmost of several Argentine provinces comprising a vast, sparsely-populated, steppe-like region of South America known as Patagonia. The nearest town to the project is Gobernador Gregores (population 2,500), about 110 kilometers to the southwest. The nearest Atlantic coastal town is Puerto San Julián (population 6,800), 190 kilometers to the southeast. The project is reached by driving east from Gobernador Gregores for 40 km on gravel Provincial Route 25 – or west from Puerto San Julián for 170 km on the same road – and then north on gravel Provincial Route 12 for 110 km. Provincial Route 12 crosses the edge of the project and continues another 240 kilometers north to the oil town of Pico Truncado (population 16,500) in the northeastern part of the province.

The provincial gravel roads are generally accessible via two-wheel drive vehicles in dry weather but can become slippery or cannot be used for short periods when wet, so four wheel drive vehicles are sometimes required to access the project. Gobernador Gregores and Puerto San Julián are both served by fixed wing flights two or three times per week, to and from Comodoro Rivadavia (population 135,813), an important industrial center and port city. Comodoro Rivadavia lies 428 km north of Puerto San Julián. It can be reached via paved National Route 3, a major coastal highway. Comodoro Rivadavia serves as the region's major supply center for the booming petroleum and mining industries and is served by several airline daily flights to Buenos Aires and other major cities in Argentina. National Route 3 runs from Buenos Aires on the north to Ushuaia at the southernmost tip of the continent and offers all-weather access to a number of sea ports.

The Patagonia region is classified as a continental steppe-like climate. It is arid, very windy and has two distinct seasons, cold and warm. As Patagonia is located in the southern hemisphere, the cold winter months are from May to September and the warmer summer months are from November to March. The average annual precipitation averages only 200 mm (8 inches), much of which occurs as winter snow. Average monthly temperatures range from 3°C to 14°C, but vary widely depending on elevation. The winds are persistent, cool, dry and gusty, averaging about 36 km/h and directed predominantly to the east-southeast off the Andean Cordillera.

The La Josefina project area consists largely of subdued hilly terrain with internal drainages and playa lakes. Elevations range from 300 meters to 800 meters above sea level. Hill slopes are not steep, usually less than 10 degrees, and the rock exposures on these hillsides are typically abundant. Almost all of the mineralization and significant geochemical and geophysical anomalies are found on the crests or the flanks of these subdued hills.

The area is covered by sparse vegetation, consisting mostly of scattered low bushes and grass. In the area the only inhabitants are farm owners and employees. The nearest farms are Los Ventisqueros, Maria Esther, Las Vallas, La Florentina, La Laguna, La Josefina and Piedra Labrada.

The local economy was formerly based largely on sheep herding and marine fishing but in the late-1980s, sheep herding began a steep decline because of the Hudson volcano eruption and a descending economy; for those reasons many of the former large sheep farms are now unoccupied and in disrepair. The prolific sheep herds have since been replaced by overpopulated herds of wild guanacos, ostriches and flamingos (in the playas). One hundred km southeast of the property is the gold-silver epithermal Cerro Vanguardia Mine owned by AngloGold Ashanti Limited and Fomicruz.

Away from the towns and villages in Patagonia there are few power grids and scant telephone service. The many mineral exploration and development camps scattered widely throughout the Deseado Massif typically rely on diesel or gasoline generators for electrical power and satellite phones or radios for communications. Some communities in the region now have wind power generating stations and experimental hydrogen plants (Pico Truncado for example) and it is possible such stations might someday be utilized in mining camps to supplement their power requirements. However, the recent effort by the Santa Cruz Provincial Government to pave the Provincial Route 12, which runs within several kilometers of the project, may also include the construction of a power line which runs along the highway.

Manpower is available in the larger communities to serve most exploration or mining operations.

History

Santa Cruz province - and indeed much of Patagonia - has only a short history of mineral prospecting and mining. Until the Cerro Vanguardia mine was commissioned in late 1989, only a few mineral occurrences had been identified within the 100,000 square kilometer area of the Deseado Massif.  Notably, although Coeur d'Alene Mines Corporation ceased active mining operations at its Martha Mine in September, 2012, the Desado Massif continues to host three producing mines: the Cerro Vanguardia Mine (AngloGold Ashanti Limited - Fomicruz), the San Jose – Huevos Verdes Mine (Hochschild Mining plc – Minera Andes Incorporated) and the Manantial Espejo Mine (Pan American Silver Corp.). Additionally, several new mines are being readied for production, and many active exploration projects (including Coeur d'Alene Mines' Joaquin exploration project) are in progress.

In 1975, the first occurrence of metals known in the La Josefina area was publicly mentioned by the Patagonian delegation of the National Ministry of Mining. They reported the presence of an old lead-zinc mine in veins very near Estancia La Josefina. The mineralization received no further attention until 1994 when a research project by the Institute of Mineral Resources of the Universidad Nacional de la Plata and the geology department of the University of Patagonia San Juan Bosco examined the occurrence. That investigation corroborated not only the presence of base metals, but also precious metals.

In 1994, immediately after the La Josefina gold-silver discovery, Fomicruz claimed the area as a Provincial Mineral Reserve and explored the project in collaboration with the Instituto de Recursos Minerales (INREMI) of La Plata University. The geology and alteration of the project area was mapped at a scale of 1:20,000. Mineralized structures and zones of sinter were mapped at 1:2,500, trenches across the structures were continuously sampled and mapped at scales of 1:100 and ground geophysical surveys consisting of 6,000 m of IP-resistivity and 5,750 meters of magnetic surveys were completed over sectors of greatest interest.

In 1998, after four years of exploring and advancing interest in the project, Fomicruz offered La Josefina for public bidding by international mining companies. In accordance with provincial law, the winner would continue exploring the project to earn the right to share production with Fomicruz of any commercial discoveries. The bid was awarded to Minamérica S. A. ("Minamerica"), a private Argentine mining company. Minamerica dug a limited number of new trenches, initiated a program of systematic surface geochemical sampling, completed several new IP-Resistivity geophysical survey lines and drilled the first exploration holes on the project – 12 diamond core holes totaling 1,320 meters in length. The results of this effort were relatively encouraging but Minamerica nevertheless abandoned the project a year later in 1999.

In 2000, Fomicruz resumed exploration of the project and continued their efforts until 2006.  Pits were dug to bedrock on 100- grids over some of the target areas, 3,900 meters of new trenches were dug and sampled, more than 8,000 float, soil and outcrop samples were collected for geochemical analyses, some new IP-Resistivity surveys were completed under contract to Quantec Geophysical Co., and 59 diamond core holes (total 3,680 meters) were drilled to average shallow depth below surface of 55 s. Of these holes, 37 were NQ-size core (47.6mm diameter) and 22 were HQ-size core (63.5mm).

Fomicruz reported spending more than US$2.8 million in exploring and improving infrastructure on the La Josefina Project from 1994 to 2006. In late-2006, the La Josefina Project was again opened to international bidding and in May, 2007, CCSA was awarded the right to explore the project. Throughout 2007 and 2008, CCSA was mainly focused on an intensive drill plan (37,605 meters), and in 2009 and the first quarter of 2010 reviewed all the data gathered in order to generate a geological model for the project, and continued working on regional exploration to define new additional targets for next drilling stages.

Geologic Setting

The La Josefina Project is located near the center of a large non-deformed stable platform known as the Deseado Massif, which covers an area of approximately 100,000 square kilometers in the northern third of Santa Cruz province. The Deseado Massif is a virtual twin of the Somun Cura Massif which encompasses an equally large area in the two adjoining provinces to the north. These two massifs are major metallotectonic features of the Patagonia region, and they are products of the massive continental volcanism formed by extensional rifting during the breakup of the South American and African continents in Jurassic time. The information in this paragraph is derived from "Tectonic Evolution of South America" prepared by Ramos, V.A and Aguirre-Urreta, M.B. in 2000 on behalf of the International Geological Congress.

The massifs are composed primarily of rhyolitic lavas, tuffs and ignimbrites which were erupted over a 50-million year period in middle-to late-Jurassic time (125 to 175 million years ago). The eruptives created a vast volcanic plateau which was subsequently segmented into the two massifs. These massifs are separated and bounded by sediment-filled sag basins: the Neuquén Basin north of the Somun Cura Massif, the San Jorge Basin between the massifs, and the Austral-Magellan Basin south of the Deseado Massif. These basins, filled largely with Cretaceous-age non-marine sedimentary rocks, are now sites of Argentina's largest oil and gas fields.

General Geology of the Deseado Massif

The geology of the Deseado Massif region has been described and discussed in numerous papers and reports published only during the last fifteen years. The geology has been mapped at various scales by government agencies, most recently covered by a series of 1:250,000 quadrangles published by the Instituto de Geología y Recursos Minerales and Servico Geológico Minero Argentino.

The Deseado Massif is dominated by a few major regional sequences comprised of felsic volcanic and volcaniclastic rocks deposited in middle- to late-Jurassic time. The rocks are broken by a series of regional fractures that probably represent reactivated basement fracture zones. Faults that were active during the period of intense Jurassic extension and volcanism trend mostly NNW-SSE and form a series of grabens, half-grabens and horst blocks which are tilted slightly to the east. Since Jurassic time, the rocks have been cut by normal faults of several different orientations, mainly NW-SE and ENE-WSW, but have undergone very little compression. As a result, they remain relatively undeformed and generally flat-lying to gently dipping, except locally where close to faults, volcanic domes or similar features.

Exposures of rocks older than Jurassic are limited. The oldest pre-Jurassic "basement" rocks are small outcrops of metamorphic rocks thought to be late Precambrian to early Paleozoic in age (about 540 Ma). These rocks have been assigned to the La Modesta Formation in the western part of the area and to the Complejo Río Deseado in the eastern part. They consist of schists, phyllites, quartzites, gneisses and amphibolites and plutonic intrusions.

The Precambrian and older Paleozoic rocks are unconformably overlain by thick continental sedimentary sequences of late-Paleozoic to early-Mesozoic age, called La Golondrina Formation and El Tranquilo Group. La Golondrina Formation is Permian (299–251 Ma) and is up to 2,200m of arkosic to lithic sandstones, siltstones and conglomerates deposited in N-S to NW-SE rift basins along older reactivated basement structures. El Tranquilo Group is Triassic in age (251– 200 Ma) and is up to 650m of rhythmically bedded arkosic sandstones and shales which grade upward into conglomerates and redbeds.

The Triassic sequence is intruded and overlain by the first indications of igneous activity related to the crustal separation and extension initiated in early Jurassic: La Leona and the Roca Blanca Formations. La Leona Formation, early Jurassic in age (175–200 Ma), is composed of calc-alkaline granitic intrusive bodies sparsely scattered throughout the northeastern part of the Deseado Massif. The Roca Blanca Formation is also early Jurassic age, and consists of up to 900m of a coarsening-upward fluvial to lacustrine mudstone and sandstone sequence deposited in grabens or other rift basins, mainly in the south-central part of the Deseado Massif. The upper third of the sequence is distinctly richer in volcanic tuffs and other pyroclastic materials.

The Jurassic volcanic rocks are divided into formal units, but can be treated as a single bimodal (andesite-rhyolite) Jurassic volcanic complex. There are three units in this volcanic complex: the Cerro Leon and Bajo Pobre Formations and the Bahía Laura Group. The last two units make up the most extensive unit in the massif.

The Cerro Leon unit (lower to middle Jurassic in age) consists of hypabyssal mafic rocks composed of andesitic to basaltic dykes and shallow intrusions located in the south-central part of the massif. The Bajo Pobre Formation (middle to upper Jurassic in age) is typically 150-200m thick and is locally up to 600m thick. It is composed of andesites and volcanic agglomerates with minor basalts, which intercalate upwards with mafic tuffs, conglomerates and sediments. Olivine basalts, common in the lower part of the formation in the El Tranquilo anticline region are thought to be products of fissure eruptions from rifts related to the early stages of the Gondwana breakup and continental separation.

The Bahia Laura Group (middle to upper Jurassic in age) covers more than half the area of the massif and hosts more than 90 percent of the known gold-silver occurrences. It is a complex sequence of felsic volcanic-sedimentary rocks that has been divided into two formations according to whether there is a predominance of volcanic flows (Chon Aike Formation) vs. a predominance of volcaniclastic and sedimentary debris (La Matilde Formation). These two formations are complexly intercalated and have rapid lateral changes in facies and thickness which make it virtually impossible to define a coherent regional stratigraphy.

Non-marine sediments of late Jurassic to early Cretaceous age occur at various places throughout the Deseado Massif filling structural or erosional basins in the underlying Jurassic terrain. The presence of continental sediments in these basins, typically less than 150 meters thick, indicates that the massif remained as a positive geological feature throughout the Cretaceous. The most extensive cover rocks are a series of young basalt lava flows, Miocene to Quaternary in age, which blanket large parts of the region. The flows are typically only a few s thick except where they fill paleo-valleys in the old land surface. In some cases, these thicker lava accumulations stand in relief above the surrounding landscape, providing classic examples of inverted topography caused by differential erosion. The youngest deposit consists of an extensive veneer of Quaternary gravels, especially in the eastern part of the massif.

Geology of the La Josefina Project Area

The oldest unit in the area is the La Modesta Formation, which crops out west of the La Josefina Estancia. It is formed mainly by grey to greenish micaceous-quartz schists and phyllites that occur in small outcrops. An angular unconformity separates the overlying La Modesta Formation from the mid-Jurassic basic to intermediate volcanic rocks of the Bajo Pobre Formation. The most extensive unit is represented by the Jurassic Bahia Laura Group which is divided in the Chon Aike Formation and La Matilde Formation tuffs. The Chon Aike formation is divided into nine members, representing each event a separated volcanic event. Each of the members is comprised of generally similar sequences consisting of basal surge breccia followed by pyroclastic flows (ignimbrites), ash-fall tuffs and finally by re-worked volcaniclastic detritus. Rhyolitic domes intrude the volcanic sequence, grading towards lavas in their upper parts. The lava flows and breccias are best developed in the southern part of the prospect area, where they occur with small vitrophiric bodies. Those volcanic events took place along 4 million years in the upper Jurassic and emplaced the epithermal system that generated the mineralization. Around 800 meters east of La Josefina farm old facilities there is a hill oriented north-south 200 meters long and 20 meters wide, with outcrops of a mega-breccia made out of ignimbrite boulders about 2-3 cubic meters in size.  Finally, covering large extensions in the northern part of the area, Tertiary and Quaternary basaltic levels complete the geological sequence.

La Josefina basically draws matching geological features of The Deseado Massif:

•	There is one outcrop of metamorphic basement rocks belonging to the Paleozoic-age La Modesta Formation
•	There are several small inliers of andesitic volcanics belonging to the Bajo Pobre Formation which underlies the Chon Aike Formation
•	The area is dominated by Jurassic-age rhyolitic volcanic units. They belong to Chon Aike Formation.
•	Sedimentary and volcaniclastic units of Roca Blanca and La Matilde Formations are not present in the area, or perhaps have not been recognized or mapped yet
•	About half of the area is covered by thin Quaternary basalt flows
•	The project is crossed by a number of conjugate NNW-SSE and NE-SW sets of strong fault lineaments which are similar to those occurring throughout the Deseado Massif region

Deposit Types

The Deseado Massif is characterized by the presence of low-sulphidation type epithermal vein deposits that are spatially, temporally and genetically related to a complex and long-lived (more than 30 million years) Jurassic bimodal magmatic event associated with tectonic extension that spread out in a surface of 60,000 km2. The Deseado Massif hosts three active mines, including Cerro Vanguardia (AngloGold Ashanti Limited/Fomicruz), San José (Hochschild Mining plc/Minera Andes Incorporated) and Manantial Espejo (Pan American Silver Corp.). In addition, the region boasts a number of projects at the feasibility stage as well as more than 30 properties at the exploration stage.

Epithermal deposits are high-level hydrothermal systems which usually form within one kilometer of the surface at relatively low temperatures, generally in the range of 50°C to 200°C. They commonly represent deeper parts of fossil geothermal systems and some are associated with hot-spring activity at or near the surface. The term low-sulphidation represents a variety of epithermal deposits characteristically deficient in sulfide minerals. These low-sulphidation systems are also often called "quartz-adularia" vein systems after the two most common gangue (non-valuable) minerals in the veins – quartz and adularia (a potassium-aluminum bearing silicate mineral that forms from low-temperature hydrothermal solutions and is considered diagnostic of a low-sulphidation environment.  The known deposits are steeply-dipping to sub-vertical fissure vein systems associated with intermediate to felsic volcanic centers in areas of regional faulting and are localized by structures, up to a  or more in width and hundreds of s to several kilometers in length.

Most of the epithermal systems in the Deseado Massif consist of steeply-dipping tabular veins and breccias. The mineralization of economic interest in these veins generally occurs over a limited vertical range and is concentrated in discrete bodies ("shoots") of comparatively small lateral dimensions. They are comprised of quartz veins, stockwork veins and breccias that carry gold, electrum (a gold-silver alloy), silver sulfosalts, and up to a few percent sulfide minerals, mainly pyrite, with variable, but usually small, amounts of base metal sulfides – sphalerite, galena, and/or chalcopyrite.  The thickening and thinning along and down the structure - often referred to as "pinch and swell" - is responsible for rod-like high-grade ore shoots that are hallmarks of these systems. Common gangue minerals in the veins are quartz and other forms of silica, such as chalcedony, together with variable amounts of adularia, sericite, and sometimes distinct blades of calcite and rarely barite, either of which may be totally replaced by silica.

The metals associated with low sulphidation epithermal systems are commonly zoned laterally along strike and vertically with depth. The zonation can vary considerably from area to area, but the classic zonation pattern consists of a gold and silver top giving way vertically over a few hundred s depth to a relatively silver-rich zone with continuously increasing base metals (dominantly lead and zinc with sparse copper) at increasing depth. Mineralized epithermal vein systems are also very commonly associated with anomalous amounts of arsenic, mercury, antimony, thallium and/or potassium. Any or all of these elements can form broad halos of varying widths and intensities around the vein systems and they often serve as pathfinder elements in the geochemical exploration for epithermal mineral deposits. The geochemical signature of the Deseado Massif's typical epithermal deposit is characterized by anomalous precious metals (gold-silver) and locally anomalous amounts of arsenic, mercury, antimony, mercury, lead, zinc, manganese and copper.

The alteration halos extending outward in the wall-rocks away from the vein systems are typically relatively small in extent. In the Deseado Massif, more than 90 percent of the epithermal occurrences are hosted by silica-rich rhyodacitic tuffs and ash flow tuffs of the Chon Aike Formation. These rocks are chemically non-reactive and thus not usually widely or conspicuously altered, except perhaps close to the vein where they may be intensely and pervasively silicified. Halos of argillic, sericitic and prophyllitic alteration typically extend outward from the vein for a few s to rarely a few tens of s. In contrast, the andesitic lavas and volcaniclastics of the underlying Bajo Pobre Formation, which host about five percent of the epithermal occurrences, often show conspicuous clay alteration envelopes of variable width and intensity extending outward from the silicification adjacent to the vein.

In addition to the classic low sulphidation epithermal vein systems, La Josefina contains an additional target that represents an uncommon variation of the epithermal deposit model known as hot springs-type gold. Formed as the surface expression of an epithermal system at depth, hot springs-type deposits are characterized by laminated silica layers, known as "sinter," which occasionally may contain some gold. The pipeline conduit, or feeder, for these sinters may contain hydrothermal breccias ("pipeline" breccias).

2,470,000 mE
2,475,000 mE
2,480,000 mE
4,702,500 mN
4,697,500 mN
4,692,500 mN
Noreste area
(which includes the Sinter, Subsinter and Lejano targets)
Veta Norte area
(which includes the Veta Sur, Cecilia, and Amanda targets)
Central area
Piedra Labrada area
CERRO CAZADOR
SOCIEDAD ANONIMA
Drill hole
Target limit
N
CERRO CAZADOR S.A.
LA JOSEFINA PROJECT
Santa Cruz Province, Argentina
MINERAL TARGET MAP
Author: CCSA
Office: P. LABRADA
kilometres

Mineralization

Table 8
NI 43-101 Check Assays
Assay Comparison
DDH & Interval (s)	Au (ppm)	Ag (ppm)	Cu (%)	Pb (%)

D08-127 125.65-126.07	5.75 / 5.95	185 / 218	5.08 / 6.00	0.13 / 0.11
D08-127 126.07-126.40	2.63 / 2.35	224 / 199	10.15 / 7.99	0.04 / 0.04
D08-127 126.40-126.80	2.88 / 3.13	349 / 297	19.75 / 17.20	0.09 / 0.06
D08-127 126.80-127.20	4.57 / 5.84	229 / 273	3.98 / 5.35	0.42 / 0.27

D08-130 114.30-114.70	4.35 / 5.39	71 / 118	1.49 / 1.94	0.52 / 0.58
D08-130 114.70-115.10	3.17 / 3.61	97/ 88	1.38 / 1.97	0.53 / 0.33
D08-130 115.10-115.70	2.09 / 3.01	95 / 105	1.41 / 1.47	0.98 / 0.84
D08-130 115.70-116.05	2.46 / 1.86	340 / 441	12.50 / 19.90	0.41 / 0.35
D08-130 116.05-116.50	7.15 / 5.51	308 / 326	5.59 / 5.38	0.37 / 0.32
D08-130 116.50-116.90	5.48 / 7.54	182 / 281	2.25 / 3.95	0.67 / 0.76

D08-134 98.60-99.30	6.17 / 4.37	1055 / 1020	1.14 / 1.22	1.65 / 2.19
D08-134 99.30-99.70	2.44 / 1.70	4720 / 3120	0.23 / 0.18	19.15 / 16.35
D08-134 99.70-100.10	2.36 / 1.56	2360 / 1475	2.02 / 0.20	24.2 / >20
D08-134 100.10-100.50	24.5 / 6.31	875 / 3380	1.13 / 4.24	0.64 / 1.17

D08-137 74.70-76.30	3.56 / 4.81	241 / 328	0.73 / 1.00	1.26 / 1.45
D08-137 76.30-77.00	1.19 / 0.86	960 / 1395	3.64 / 4.25	26.50 / >20
D08-137 77.00-77.50	1.07 / 1.35	738 / 786	2.96 / 2.90	5.61 / 8.88
D08-137 77.50-78.40	0.71 / 1.14	218 / 151	0.33 / 0.31	2.79 / 2.02

Sample Preparation, Analyses and Security

Historical sampling

Samples collected by Fomicruz were sent for preparation and analysis mainly to their own internal laboratory in Rio Gallegos for preparation and analysis and those of Minamérica S.A. were analyzed by Bondar Clegg ITS and ALS Chemex Laboratory in Mendoza, Argentina. Few details are available regarding the handling of these samples; although it is obvious the drill core was examined by competent geologists who carefully marked sample intervals on the core for splitting (sawing in half). In one historical report, it was mentioned that cross checking of some Fomicruz analyses by ALS Chemex in 2004 showed that gold values below 0.04 g/t Au were often over-estimated and that silver values below 10 g/t Ag were sometimes under-estimated. Gold results in the 1 g/t Au range or greater were generally in agreement between the two labs.

Almost no other information exists regarding the quality assurance/quality control ("QA/QC") sampling protocols of these two companies. Available data indicates that the other exploration methodologies used by these companies is in general of good professional quality and there is no reason to believe the sampling and analysis were not also carried out using acceptable procedures and methods.

Recent Sampling

Samples collected by Cerro Cazador are sealed, organized, and stored in a locked container until shipped by truck to a bus station for transport to the ALS Chemex prep facility located in Mendoza, Argentina. From Mendoza, the pulps are sent to the ALS Chemex Assay Lab in Serena, Chile. The ALS Chemex laboratory is an ISO 9001:2000 and ISO 17025:1999 accredited facility. QA/QC procedures include the use of barren material to clean sample preparation equipment between well-mineralized samples and monitoring the particle size of crushed material and the fineness of the final sample pulp. Analytical accuracy and precision are monitored by the analysis of re-agent blanks, reference materials, and replicate samples. ALS Chemex also maintains an extensive library of international and in-house standards for quality control purposes. The results were examined by Mr. Ebisch and in his opinion; no unusual or suspect analytical results were reported. In addition, the sample preparation, security, and analytical procedures were accurate and standard. No employee, officer, director, or associate of Cerro Cazador conducted any aspect of sample preparation.

Samples were initially analyzed for 34 elements, including gold and silver. Elements other than gold were analyzed using a four acid digestion and inductively coupled plasma atomic emission spectroscopy ("ICP AES") method. Gold was analyzed with a 50 gram sample using fire assay with an atomic absorption finish. High-grade samples of gold and silver are analyzed using a gravimetric finish. Higher grades of copper, lead, and zinc were analyzed using a four acid digestion and atomic absorption finish.

In each sequence of twenty samples, Cerro Cazador inserts three control samples for verification of laboratory quality. These include one blank sample (established barren crystal tuff), one core quarter duplicate, and one standard (3 different standards are purchased from an accredited lab and rotated periodically).

Verification sampling

Nineteen verification samples were taken by Mr. Ebisch, an Independent Qualified Person as defined by NI 43-101. Mr. Ebisch has no direct interest in the La Josefina Project or in Cerro Cazador S.A. These verification samples were handled entirely by Mr. Ebisch. No officer, director or associate of Cerro Cazador was in contact with the samples. Mr. Ebisch personally carried these samples as luggage to the United States from where they were sent by United Parcel Service to ALS Chemex laboratory in Reno, Nevada.

For all sample preparation and analysis activities, ALS Chemex routinely maintains logs which provide a QA/QC trail for any problems that may occur in the sample preparation or analytical processes. Blanks and standards are routinely put in each batch of samples as a way of tracking and maintaining analytical quality and error reports are generated automatically to warn of any reference or check materials that fall outside the established control limits. The sample preparation procedures consist of drying, crushing and splitting a 300g subset from the original pulp and pulverizing to 75 microns, taking a 50g split of this for a 3-hour hot aqua regia digestion, and following with a fire assay for gold using an AAS finish.

For any samples with more than 5 g/t Au, a gravity finish is used. Other elements are analyzed with an ICP procedure, with samples having more than 100 g/t Ag followed with fire assay and a gravity finish and samples with more than 1% copper, cobalt, molybdenum, nickel, lead or zinc followed with an AAS analysis. Mr. Ebisch believes that the preparation, security and analytical procedures used for the verification samples are adequate and meet or exceed industry accepted standards.

The assay certificates for the verification sampling may be found in Appendix D to the La Josefina 2010 Technical Report. The comparison of selected geochemical results can be seen in Table 8. It is Mr. Ebisch's opinion that the results seen in Table 8 indicate that both the original assays and the check assays contain base and precious metal values that are nearly equivalent, especially given the nature of the selected samples that were submitted for a check analysis. Only one sample yielded results that seemed to vary significantly. DDH D08-134, 100.10-100.50 meters returned 24.5 ppm gold in the Cerro Cazador assay, but only 6.31 ppm gold in the check assay. However, the Cerro Cazador Ag assay of that same interval returned 875 ppm silver while the check assay yielded a result of 3380 ppm Ag. The high-grade nature of the original and the check samples makes it hard to replicate every sample value. Overall, however, the comparisons seen in Table 8 indicate that the quartered core taken by Mr. Ebisch is representative of the original samples. It also suggests that reproducibility of results is quite consistent, especially given the high-grades samples that were the subject of this investigation.

La Valenciana Property

We have entered into an agreement with Fomicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana property.  The property is located on the central-north area of the Santa Cruz Province, Argentina, and is located 25 kilometers to the west of the Company's main Piedra Labrada base camp.  The project encompasses an area of approximately 29,600 hectares, and is contiguous to the Company's La Josefina property to the east. Several historical exploration programs have taken place to date at La Valenciana, with the most recent exploration being conducted by CCSA.

Exploration efforts to date at La Valenciana have focused on sampling of three main high priority targets with mineralization exposed at surface – namely, Veta Principal, La Florentina and Estancia.  Such sampling work was undertaken for due diligence purposes and not for the purposes of resource estimation.  A total of 692 samples were collected from the three main target areas and a few outlying areas at the La Valenciana property. The great majority of these are continuous samples taken from channels sawed along the walls of existing historical trenches and across other outcrops in the target areas.  All samples were collected and handled in accordance with standard industry practices, and all samples were prepared and assayed by an arm's length, professional laboratory with multinational operations.

In a news release dated February 21, 2013, we announced the following results of the due diligence sampling work.  Mel Klohn, Senior Technical Advisor for the Company, is the Qualified Person under NI 43-101 who approved the technical content of the new release.

Veta Principal

Veta Principal represents a large, precious metal bearing, epithermal vein system with a strike length of at least 2,000 meters. The vein trends generally north-south and ranges in width from 0.5 to 3.0 meters, swelling locally to a width of 10 meters. The host rock consists of Jurassic age crystal tuffs. Mineralization occurs in episodically banded quartz veins and hydrothermal breccias associated with small amounts of iron, copper and lead sulfide minerals.  Several locations along this vein system were historically explored with ten shallow drill holes averaging less than 65 meters in length and 53 trenches averaging 23 meters in length. Results of this work were inconclusive. CCSA collected 217 total samples from trenches and other outcrops along a 1000-meter segment of the Veta Principal trend. A total of 165 channel samples were collected from 11 of the historical trenches.  Channels 3 to 4 centimeters wide and deep, and up to 21 meters long, were sawed along the walls of the trenches and sampled over continuous intervals of 0.4 to 1.9 meters in length.  The weighted average gold content of all samples was 0.88 gram per ton gold, with 22 percent of the samples containing at least 1.0 gram per ton up to 11.58 grams per ton gold.  Significant mineralization encountered in this sampling is summarized in the following table:

Veta Principal Trench Sampling
Trench	Length (m)	From (m)	To (m)	Width (m)	Width (ft)	Gold (g/t)	Silver (g/t)
SVP-T09-001	15.55	0.80	3.75	2.95	9.68	3.89	5
SVP-T09-002	13.60	0.00	4.10 Including:	4.10 1.00	13.45 3.28	5.36 10.84	16 14
SVP-T09-003	15.56	0.00 9.31	1.00 9.71	1.00 0.40	3.28 1.31	1.02 2.14	1 1
SVP-T09-004	11.05	6.80	8.80	2.00	6.56	0.90	1
SVP-T09-005	9.70	0.00	8.80 Including:	8.80 1.00	28.87 3.28	3.52 8.05	4 13
SVP-T09-006	20.70	20.00	20.70	0.70	2.30	1.01	2
SVP-T09-007	16.57	0.90 4.90	2.50 7.00	1.60 2.10	5.25 6.89	3.80 3.52	5 4
SVP-T09-008	23.78	3.50	4.50	1.00	3.28	1.11	2
SVP-T09-009	13.75	0.00 10.85	2.85 12.45	2.85 1.60	9.35 5.25	1.56 1.14	56 10
SVP-T09-010	4.00	No mineralization > 0.5 g/t Au
SVP-T09-011	8.80	1.10	3.20	2.10	6.89	0.67	10

Note: The widths reported above are horizontal widths across the vein, not necessarily the true width of mineralization. Because the vein is, however, very steeply dipping, approaching sub-vertical in places, the reported widths probably represent 90-100% of the true widths. Trenches SVP-T09-001 to -003 are spaced 25-65 meters apart along a 100-meter segment of the vein in the southern portion of the known Veta Principal system. Trenches SVP-T09-004 to -007 start 210 meters farther north, are spaced 90-180 meters apart and examine a 420 segment of the vein system. Trenches SVP-T09-008 to -011 start another 190 meters farther north, are spaced 10 to 60 meters apart and focus on a 105-meter segment of the vein system.

La Florentina

The La Florentina target, about 5.5 kilometers east-northeast of Veta Principal, encompasses a 2.5 square kilometer area of a broad north-south trending stockwork system consisting of small quartz veins and hydrothermal breccias. CCSA's recent exploration in the La Florentina stockwork system collected 256 sawed continuous channels cut along the walls of 6 old historical trenches and other outcrops in the target area. The samples returned values ranging from less than detection to 4.10 grams per ton gold and 2,521 grams per ton silver. The trench sampling is summarized in the following table:

La Florentian Trench Sampling
Trench	Length (m)	From (m)	To (m)	Width (m)	Width (ft)	Gold (g/t)	Silver (g/t)
SVP-T09-012	14.03	No mineralization > 0.5 g/t gold
SVP-T09-013	8.55	4.10	5.40	1.30	4.26	1.14	206
SVP-T09-014	15.56	No mineralization > 0.5 g/t gold
SVP-T09-015	4.17	1.30	3.62 Including:	2.22 0.45	7.28 1.48	1.72 4.10	647 2,521
SVP-T09-016	11.80	No mineralization > 0.5 g/t gold
SVP-T09-017	11.10	0.4	0.80	0.40	1.31	0.59	46
SVP-T09-018	7.90	0.60 5.55	1.00 6.45	0.40 0.90	1.31 2.95	1.01 2.21	8 4

Estancia

The Estancia target area, approximately 5 kilometers west of Veta Principal, is a 5 square kilometer area consisting of a series of brecciated subparallel quartz veins and stockworks which are intermittently exposed along northwest and northeast cross-trending structural zones from 400 to 700 meters in length. A target is the northwest-trending Rosario vein, exposed over a 250-meter strike length. A total of 169 outcrop grab samples and 20 discontinuous chip samples have been collected from the Estancia target area. Of these, 25 contain more than 0.50 grams per ton gold with 15 having from 1.0 grams per ton gold up to 15.20 grams per ton gold, and up to 4,634 grams per ton silver, as shown in the table below.

Estancia Outcrop Grab Samples > 0.5 g/t Au
Sample #	Gold (g/t)	Silver (g/t)	Copper (ppm)	Lead (ppm)
CCSA50051	15.20	51	161	586
CCSA50050	14.00	60	260	724
CCSA50049	13.50	51	58	258
CCSA03021	7.90	37	835	8,343

CCSA50048	6.00	32	35	300

CCSA02843	5.11	324	128	578
CCSA02806	4.72	138	343	4,561
CCSA02876	3.81	564	261	801
CCSA02807	3.68	16	384	5,315
CCSA02801	3.19	69	17	149
CCSA02805	2.07	107	1,514	14,300
CCSA02846	1.68	833	108	894
CCSA03000	1.48	760	1,026	973
CCSA02844	1.42	438	155	442
CCSA02874	1.20	4,634	173	1,238
CCSA02997	0.92	1,072	93	5,110
CCSA50042	0.90	1	20	223
CCSA02808	0.79	8	252	1,206
CCSA02875	0.78	146	49	651
CCSA02841	0.72	35	27	369
CCSA02810	0.69	666	146	961
CCSA02845	0.52	155	268	504
CCSA02803	0.52	16	59	1,008
CCSA02850	0.51	775	188	11,137

Bajo Pobré Property

In January, 2006, CCSA signed a letter of intent with FK Minera S.A., an arm's length party to CCSA and CCSA's former parent corporation, to acquire a 100% interest in the Bajo Pobré property, a gold exploration property located in Santa Cruz province, Argentina.  On March 27, 2007 CCSA signed a definitive lease purchase agreement with FK Minera to acquire the Bajo Pobré property.  Pursuant to this agreement, CCSA can earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a 5 year earn-in period.  The Bajo Pobré property covers 3,190 hectares.   The Bajo Pobré property is mainly on the Estancia Bajo Pobré.

The Company's Bajo Pobré project does not have any known reserves, and the property does not have any processing infrastructure or equipment on site.  There are no power generation facilities on the property, and if it was to become a mine a power generation facility would have to be built or power lines would have to be run to the project.  The property does have access to a good water supply that can be utilized for both drilling and processing should it become a mine.

The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera S.A.	Exploration Expenditures	Ownership
First Year (2007)	US$50,000	US$250,000	0%
Second Year (2008)	US$30,000	US$250,000	0%
Third Year (2009)	US$50,000	$0	51%
Fourth Year (2010)	US$50,000	$0	60%
Fifth Year (2011)	US$50,000	$0	100%

If CCSA is able to commence commercial production on the Bajo Pobré property, CCSA shall pay FK Minera S.A. the greater of a 1% Net Smelter Royalty ("NSR") on commercial production or US$100,000 per year.  CCSA has the option to purchase the NSR for a lump sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

CCSA has made all option payments to FK Minera required by the Bajo Pobré lease purchase agreement but has not completed all the required exploration expenditures required by the agreement, and the parties have not finalized an amendment to the contract terms.  Therefore, our Company's ability to retain rights to explore the Bajo Pobré property is uncertain at this time.

Mineral Exploration Activity - Bajo Pobré

The Company completed detailed geological mapping, surface soil sampling and advanced drill targeting during 2012 on the Bajo Pobré project.

El Gateado Property

In March, 2006, CCSA acquired the right to conduct exploration on, through a claims staking process, the El Gateado property for a period of at least 1,000 days, commencing after the Argentine Government issues a formal claim notice, and retain 100% ownership of any mineral deposit found within.

We have not yet received a formal claim notice pertaining to the El Gateado property. Should a mineral deposit be discovered, CCSA has the exclusive option to file for mining rights on the property.  The surface rights of our El Gateado claim our held by the following Ranches, Estancia Los Ventisqueros, Estancia La Primavera, Estancia La Virginia and Estancia Piedra Labrada.  The El Gateado claims are filed with the government of Argentina under file #406.776/DPS/06.

El Gateado is a 10,000 hectare exploration concession filed with the Santa Cruz Provincial mining authority. The El Gateado property is located in the north-central part of Santa Cruz province.

The El Gateado property does not have any processing facilities or equipment.  The property has water available on site for drilling and processing if it was to become a mine after successful exploration, which cannot be assured.

The property does not have access to power, so power generation facilities would either have to be developed on site or power lines would have to be run to the project.  At this early stage, the Company has not fully estimated what this would cost. The El Gateado property, being early stage, does not have any known reserves and the work has been exploratory in nature.

No known exploration had taken place at El Gateado prior to the work completed by CCSA from 2006 to 2011. During that time CCSA conducted an exploration program consisting of surface channel outcrop sampling, trenching, geological mapping, topographic surveying and more than 3,500 meters of diamond core drilling.

Mineral Exploration Activity - El Gateado

CCSA began field reconnaissance work on the El Gateado property in 2006 with the completion of a topographic survey, base map generation, and a staked grid. In late 2006 and early 2007, CCSA drilled 13 holes on the El Gateado property.  Results of this drilling program, based on assay results over 1 g/t Au, were as follows (and are included in the Company's Filing Statement dated November 30, 2009, as filed on SEDAR on December 3, 2009):

Hole	From (m)	To (m)	Length (m)	Au (g/t)
GAT-DDH06 001	146.6	147.4	0.80	11.70
GAT-DDH06 001	140.2	140.8	0.60	8.24
GAT-DDH06 001	142.5	143.2	0.70	6.50
GAT-DDH06 001	144.0	145.0	1.00	4.78
GAT-DDH06 001	141.4	142.0	0.60	3.92
GAT-DDH06 001	145.0	145.8	0.80	3.82
GAT-DDH06 001	139.7	140.2	0.50	3.76
GAT-DDH06-006	21.0	22.5	1.50	3.64
GAT-DDH06 001	139.2	139.7	0.50	3.03
GAT-DDH06 001	143.2	144.0	0.80	2.92
GAT-DDH07-007	33.0	33.5	0.50	2.61
GAT-DDH06 001	140.8	141.4	0.60	2.52
GAT-DDH06 001	137.7	138.7	1.00	2.39
GAT-DDH07-008	58.6	59.5	0.90	2.33
GAT-DDH06 001	145.8	146.6	0.80	1.89
GAT-DDH07-008	55.4	55.9	0.50	1.77
GAT-DDH07-008	57.2	58.0	0.80	1.34
GAT-DDH07-012	9.0	9.5	0.50	1.32
GAT-DDH06-003	36.7	37.5	0.76	1.30
GAT-DDH07-013	10.0	11.0	1.00	1.29
GAT-DDH07-012	35.0	36.0	1.00	1.08
GAT-DDH06-004	67.0	68.0	1.00	1.07
GAT-DDH07-007	32.0	32.6	0.50	1.07
GAT-DDH06-004	16.0	17.0	1.00	1.01

CCSA incurred approximately US$706,000 in exploration expenses on the initial El Gateado drilling program. CCSA's management conducted all exploration processes except for drilling, which was conducted by an independent Argentine drilling contractor. All assay results above were based on assay work performed by an independent assay laboratory.

CCSA was encouraged by these drilling results.  However, we did not conduct any exploration activity on the El Gateado property in 2008, 2009 or 2010.

In the first quarter of 2011, CCSA prepared roads and drill pads at El Gateado.  Our Company has spent approximately $50,000 on this infrastructure work.  During the six months ended June 30, 2011, the Company completed 2,358 meters of drilling on the El Gateado property.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The Company is in the exploration stage looking for gold and silver mineral deposits in the country of Argentina.  The Company historically has raised equity capital to support the continuation of its operation.  However, there can be no assurances that the Company will continue to be successful at raising either debt or equity capital in the future to continue its mineral exploration activity.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2014

Selected Financial Information

The information in this section is derived from and should be read in conjunction with the unaudited condensed interim consolidated financial statements of our Company as at and for the three months ended March 31, 2014 and 2013 and the related notes.

The Company's unaudited condensed interim consolidated financial statements of our Company as at and for the three months ended March 31, 2014 and 2013 have  been prepared in accordance with International Financial Standards ("IFRS"), as issued by the International Accounting Standards Board.

All financial results presented are expressed in Canadian dollars.

The Company has chosen to expense its exploration and evaluation expenditures as incurred.

In the three months ended March 31, 2014 and March 31, 2013, the Company incurred exploration expenses of $114,075 and $265,458, respectively.  Primary components of exploration expenses in 2014 and 2013 are given in the following table:

	Three months ended
	March 31,	March 31,
	2014	2013
Assay expense	$-	$33,317
Equipment rental expense	1,156	27,047
Fuel expense	12,470	35,086
Property payments	1,701	91,264
Property reports	9,895	1,477
Other	88,853	77,267
	$114,075	$265,458

The other component of exploration expenses is primarily geological consulting fees.  The Company's exploration expenses for the three months ended March 31, 2014 were lower compared to the three months ended March 31, 2013 because of the termination of the Exploration agreement with Eldorado.  The Company reduced the number of staff members in its Argentine exploration team which has resulted in lower exploration expenses.

The Company recovered exploration and operating expenses from its exploration partner according to the following table:

	Three months ended
	March 31,	March 31,
	2014	2013
Exploration expenses	$-	$157,942
Professional fees	-	34,805
Administrative and office expenses	-	98,247
Payroll expenses	-	323,459
Travel expenses	-	60,612
Exploration cost recovery	$-	$675,065

Exploration expenses were allocated to the Company's properties according to the following table:

	Three months ended
	March 31,	March 31,
	2014	2013
La Josefina	$49,557	$82,498
La Valenciana	62,817	13,005
Bajo Pobre	-	130,937
Other	1,701	39,018
	$114,075	$265,458

For the three months ended March 31, 2014 the major components of Administrative and Office expenses were $12,616 on account of camp rent (as compared to $9,197 in 2013) and miscellaneous expense relating to the La Josefina project of $7,154 (as compared to $12,719 in 2013).

Results of Operations

Three month periods ended March 31, 2014 as compared to the three month periods ended March 31, 2013

For the three month period ended March 31, 2014 the Company generated a net loss of $754,596, or $0.01 per share, compared to a net loss of $610,078, or $0.01 per share, for the three month period ended March 31, 2013.  The increased net loss and net loss per share for the three months ended March 31, 2014, was primarily the result of the termination of the recovery of costs from the Company's exploration partner and revenue received from operator's fees and, to a lesser extent, from increased loss on foreign exchange.

The Company generated interest income of $7,756 for the three month period ended March 31, 2014, down from $13,557 for the three month period ended March 31, 2013. The Company incurred net operating expenses of $617,795 for the three month period ended March 31, 2014, up from $606,488 for the three month period ended March 31, 2013.  The slight increase in the net operating expenses in 2014 was mainly the result of the termination of the recovery of costs from the Company's exploration partner offset by reduced exploration expenses, office expenses, travel expenses, and payroll expenses.

The Company intends to continue exploration work on the La Josefina property in accordance with the Fomicruz agreement.
Other assets include Value Added Tax ("VAT") receivable as of March 31, 2014 of $471,048.  This amount reflects the credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT if and when the exploitation of minerals has commenced. This asset is reported at net present value on the Company's condensed interim consolidated statement of financial position.

Summary of Quarterly Results

	March 31, 2014 $	December 31, 2013 $	September 30, 2013 $	June 30, 2013 $
Net loss for the period	(754,596)	(920,250)	(848,145)	(301,615)
Net loss per share – basic and diluted:	(0.01)	(0.00)	(0.01)	(0.00)
Working capital	1,433,613	1,967,559	2,656,074	3,504,456
Total assets	4,021,807	5,002,767	5,781,467	6,745,334
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders' equity	3,480,069	4,285,821	4,955,316	5,828,187

	March 31, 2013 $	December 31, 2012 $	September 30, 2012 $	June 30, 2012 $
Net loss for the period	(610,078)	(1,470,203)	(616,845)	(337,654)
Net loss per share – basic and diluted:	(0.01)	(0.01)	(0.01)	(0.00)
Working capital	3,807,880	4,426,615	5,310,918	6,213,811
Total assets	6,822,824	7,701,979	8,787,759	9,580,255
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders' equity	6,146,573	6,639,883	8,144,485	8,909,186

During the three month periods ended September, 2013, December, 2013 and March, 2014, the Company had an increase in its net loss primarily due to the termination of the exploration agreement with Eldorado.

The Company had an increase in its net loss for the three month period ended December 31, 2012 primarily due to an adjustment to the value of the Company's VAT; this reduced the value of the VAT by US$609,218 and to a lesser extent the settlement of the Company's rent obligation at its former office and year end audit expenses.

During the three month periods ended June, 2012 and September, 2012, the Company was able to significantly decrease its net loss for the period due to the exploration agreement with Eldorado.  Because of this agreement, the Company was able to earn revenue from completing exploration activity on certain projects on Eldorado's behalf.  To a lesser extent the reduced net loss was also due to limited exploration activity on the Company's La Josefina project and overall reduced activity during the Argentine winter.

Capital Resources and Liquidity

The Company does not have any cash flow generating properties. As at March 31, 2014, the Company had $1,781,791 in cash and short term investments and working capital of $1,433,613.  As at May 30, 2014, the Company had approximately $1.3 million in cash and short term investments.

Plan of Operation During Next Twelve Months

The following is our plan of operation for the next twelve months:

For the quarter ending September 30, 2014, we will analyze the data relating to the recent drill programs. Analysis to include: A review of QA and QC programs; a review of rock quality collected from core samples to determine rock quality data intended to direct engineering criteria for potential mining operations; and, a metallurgical review or characterization of rock mineralogy and its potential influence to processing in any future mining operations.  The costs of the foregoing activities are estimated to be $275,000.  We anticipate obtaining the funds for the foregoing activities from our officers, directors and third parties, While the foregoing individuals have committed to supply the foregoing funds, we do not have a legally enforceable agreement with them and accordingly, if they do not provide the funds we have no standing to take legal action to force them to provide the funds.

For the quarter ending December 31, 2014, we seek to determine the location on our La Josefina property that would best serve the structural elements of a bulk sampling program, with potential expansion of exploration and inclusion of ore from the adjacent La Valenciana property, through the review of  studies completed in third quarter, and to incorporate those results into a general strategy to move our principal deposit from exploration to advanced exploration and finally to an internal economic assessment. This will lead to several additional studies, including: cost analysis and an engineering study to determine mining costs, project designs and equipment/personnel needs. The costs of the foregoing activities are estimated to be $175,000. We anticipate obtaining the funds for the foregoing activities from our officers, directors and third parties, While the foregoing individuals have committed to supply the foregoing funds, we do not have a legally enforceable agreement with them and accordingly, if they do not provide the funds we have no standing to take legal action to force them to provide the funds.

For the quarter ending March 31, 2015, upon completion of the aforementioned programs, the internal analysis will then be completed to provide any additional information to be specific to those studies where additional data will be needed. This will include detailed surface sampling, geologic engineering and structural analysis. All of these will then be incorporated into a potential pilot bulk sampling plan. We expect to further develop plans for advanced exploration, including the internal study of gold grades, metallurgy of oxide ore, the strip waste ratio toward a potential heap leach pad, if models demonstrate sufficient materials present. The costs of the foregoing activities are estimated to be $175,000. We anticipate obtaining the funds for the foregoing activities from our officers, directors and third parties, While the foregoing individuals have committed to supply the foregoing funds, we do not have a legally enforceable agreement with them and accordingly, if they do not provide the funds we have no standing to take legal action to force them to provide the funds.

For the quarter ending June 30, 2015, if previously developed models dictate, we will advance plans for the construction of the aforementioned pilot bulk sampling program and supportive infrastructure for advanced exploration, by refining the economic parameters to future mining scenarios. This may include: additional contractors for infill drilling needed to upgrade current resources and additional metallurgical sample collection needed to optimize processing methods. Concurrent with these activities, the project's infrastructure will be upgraded in terms of road improvements, fuel storage and any additional issues necessary to continue the permitting process. The costs of the foregoing activities are estimated to be $225,000. We anticipate obtaining the funds for the foregoing activities from our officers, directors and third parties, While the foregoing individuals have committed to supply the foregoing funds, we do not have a legally enforceable agreement with them and accordingly, if they do not provide the funds we have no standing to take legal action to force them to provide the funds.

For the quarter ending September 30, 2015, the planning process for improvements to infrastructure will be finalized. Also, the plant/heap leach pad design will be refined and a contractor selected to carry out construction in early 2016, as the analysis indicates with greater definition which bulk sampling approach is warranted and where on the property such should be located. The costs of the foregoing activities are estimated to be $125,000. We anticipate obtaining the funds for the foregoing activities from our officers, directors and third parties, While the foregoing individuals have committed to supply the foregoing funds, we do not have a legally enforceable agreement with them and accordingly, if they do not provide the funds we have no standing to take legal action to force them to provide the funds.

We remain open to allowing exploration partners to participate in the exploration and development of the two properties provided the terms are favorable to us.  The 2014 drilling programs on the La Josefina and La Valenciana properties have been undertaken without an exploration partner.  Should issues arise in the raising of capital through the markets, as previously mentioned, our officers, directors and third parties have given assurances of funds to continue. Nothing is written or legal, but we have their word(s).

Sources of Capital and Uses of Cash

As of the date hereof, our only sources of capital are revenue from Operator's fees that are generated when we operate an exploration program under a budget approved by the project partner and by loans or investments from third parties.  Both of the foregoing assist with short term operations but are not sufficient to sustain our operations over the long term.  In order to sustain operations over the long term we will have to continue our operations as set forth above or we will have to remove and sell mineralized material.  Mineralized material is that part of a mineral deposit that can be economically and legally extracted.  There is no assurance that either will happen.

Going Concern

The accompanying condensed interim consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. As shown in the accompanying condensed interim consolidated financial statements, the Company has had no revenues and has incurred an accumulated loss of $31,930,879 through March 31, 2014.  However, the Company has sufficient cash at March 31, 2014 to fund operations for the next 12 months.

The Company's ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and the deteriorating commodity markets worldwide are significant obstacles to raising the required funds. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The condensed interim consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these condensed interim consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Transactions with Related Parties

During the three months ended March 31, 2014, the Company incurred $29,455 (March 31, 2013 – $44,845) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at March 31, 2014 was $9,636 (December 31, 2013 - $13,879) owing to the President of CCSA for professional geological fees.  Also included in accounts payable and accrued liabilities as at March 31, 2014, the Company had an amount owing to the President of CCSA for $1,536 (December 31, 2013 - $Nil) for cash advanced for field expenses.  Included in prepaid expenses as at March 31, 2014, the Company had a receivable due from the President of CCSA of $Nil (December 31, 2013 - $1,376) for cash advanced for field expenses.

During the three months ended March 31, 2014, the Company incurred $Nil (March 31, 2013 – $6,869) in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the three months ended March 31, 2014, the Company incurred $8,209 (March 31, 2013 - $14,522) in professional fees expense relating to the accounting services of a director of CCSA.  Included in accounts payable and accrued liabilities as at March 31, 2014, the Company had a payable owing to the director of CCSA of $2,686 (December 31, 2013 – $3,868).  Included in prepaid expenses as at March 31, 2014, the Company had a receivable due from the director of CCSA of $500 (December 31, 2013 - $18) for cash advanced for miscellaneous expenses.

All related party transactions are in the normal course of business.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman and Chief Executive Officer, the Chief Financial Officer, the President of CCSA and a Director of CCSA, is as follows:

	Three months ended
	March 31, 2014	March 31, 2013
Salaries and benefits	$45,925	$119,064
Consulting fees	37,664	75,231
Share based compensation	1,406	-
	$84,996	$194,295

Financial Instruments and Other Instruments

The Company's financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable.  The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value.

The three levels of the fair value hierarchy are as follows:

•
Level 1:  inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2:  inputs, other than quoted prices, that are observable, either directly or indirectly.  Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

•	Level 3: inputs are less observable, unavoidable or where the observable data does not support the majority of the instruments' fair value.

Fair value

As at March 31, 2014, there were no changes in the levels in comparison to December 31, 2013.  The fair values of financial instruments are summarized as follows:

	March 31, 2014		December 31, 2013
	Carrying amount	Fair value	Carrying amount	Fair value
	$	$	$	$
Financial Assets
FVTPL
Cash and equivalents (Level 1)	1,781,791	1,781,791	2,364,062	2,364,062

Available for sale
Performance bond (Level 1)	260,110	260,110	340,183	340,183
Marketable securities (Level 1)	-	-	47,828	47,828

Loans and receivables
Accounts receivable	53,753	53,753	121,084	121,084

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities	183,739	183,739	274,364	274,364

Cash and equivalents and performance bond are measured based on level 1 inputs of the fair value hierarchy on a recurring basis.

The carrying value of accounts receivable and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.  The Company assessed that there were no indicators of impairment for these financial instruments.

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, interest rate risk, market risk, liquidity risk and currency risk.

Financial risk management

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, price risk and interest rate risk.

i.	Currency risk
The Company holds cash balances, incurs payables and has receivables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at March 31, 2014, the following are denominated in US dollars:

Cash and equivalents	$7,888
Accounts payable and accrued liabilities	$51,046

  As at March 31, 2014, the following are denominated in Argentine Peso:

Cash and equivalents	$42,840
Marketable securities	$-
Performance bond	$260,110
Accounts receivable	$39,136
Other credits	$65,297
Accounts payable and accrued liabilities	$76,050

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company's results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

At March 31, 2014, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$(4,085)
U.S. Dollar Exchange rate – 10% decrease	$4,085

  At March 31, 2014, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
Argentine Peso Exchange rate – 10% increase	$(22,035)
Argentine Peso Exchange rate – 10% decrease	$22,035

ii.             Credit risk
Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company's cash and equivalents are held through Canadian, United States and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $42,840 at March 31, 2014 (December 31, 2013 - $8,094) are considered uninsured and may be at risk in case of the failure of the bank.

The Company controls for this risk by only sending funds to Argentina on an as-needed basis, to maintain a minimal cash balance.

The Company pays VAT to the Argentine government on all expenses in Argentina.  This creates a VAT receivable owed by the government of Argentina.  The Company's receivable at March 31, 2014 is $471,048 ($1,267,947 – undiscounted) (December 31, 2013 - $548,676 ($1,526,260 – undiscounted)).  The Company believes this to be a collectible amount and it is backed in the strength and laws of the Argentine government.  If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company could lose the full value of the receivable.

iii.            Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure.  The Company is dependent on the capital markets to raise capital by issuing equity in the Company to support operations. The current environment is prohibitive for the issuance of capital and there is no guarantee that should the Company need to raise new capital to support operations it will be able to do so on favorable terms, if at all.  All of the Company's accounts payable and accrued liabilities are current and payable within one year.

iv.	Price risk
The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.  A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices.  There is minimal price risk at the present time as the Company is not yet in the production phase.

v.             Interest rate risk
Interest rate risk is the impact that changes in interest rates could have on the Company's earnings and liabilities.  In the normal course of business, the Company is not exposed to interest rate fluctuations because it has no interest bearing debt as at March 31, 2014 and invested cash is short-term in nature.

OFF BALANCE SHEET ARRANGEMENTS

As at March 31, 2014, the Company had no off balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on results of operations or the financial condition of the Company.

CASH

At July 31, 2014, we had cash of $269,427 CAD.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013, 2012, AND 2011

Selected Financial Information

The 2013, 2012, 2011 and 2010 information in this section is derived from and should be read in conjunction with: (i) the audited consolidated financial statements of our Company as at and for the years ended December 31, 2013 and 2012 and the related notes; and (ii) the audited consolidated financial statements of our Company as at and for the years ended December 31, 2012, 2011and 2010, and the related notes.

The Company's

•	audited consolidated financial statements as at and for the years ended December 31, 2013 and 2012, and

•	audited consolidated financial statements as at and for the years ended December 31, 2012, 2011 and 2010,

have been prepared in accordance with International Financial Standards ("IFRS"), as issued by the International Accounting Standards Board.  All financial results presented are expressed in Canadian dollars.

A summary of selected financial information for the most recent three fiscal years ended December 31, 2013 is as follows:

	Year ended
	December 31, 2013 (IFRS) $	December 31, 2012 (IFRS) $	December 31, 2011 (IFRS) $

Net loss for the period	(2,680,088)	(4,172,082)	(8,280,161)
Net loss for the period – basic and diluted loss per share	(0.02)	(0.04)	(0.09)
Working capital	1,967,559	4,426,615	8,261,632
Total assets	5,002,767	7,701,979	11,494,788
Total non-current liabilities	125,000	125,000	125,000
Total shareholders' equity	4,285,821	6,639,883	10,628,859
Cash dividends	-	-	-

The Company's net loss was significantly lower in 2013 compared to 2012 due to the Company's exploration partner funding the majority of its operations in Argentina.

The Company has chosen to expense its exploration and evaluation expenditures as incurred.

In the years ended December 31, 2013 and December 31, 2012, the Company incurred exploration expenses of $667,796 and $594,904, respectively.  Primary components of exploration expenses in 2013 and 2012 are given in the following table:

	Years ended
	December 31, 2013	December 31, 2012

Assay expense	$109,051	$122,461
Equipment rental expense	48,713	68,325
Fuel expense	108,802	159,310
Property payments	165,144	99,209
Property reports	3,126	10,120
Other	232,960	135,480
	$667,796	$594,904

The Company's overall exploration expenses were slightly higher in 2013 compared to 2012 because the Company had increased expenses related to exploration camps, mineral claim fees and truck rentals. The Company's exploration expenses for the year ended December 31, 2013 were higher compared to the year ended December 31, 2012 because of the termination of the Exploration agreement with Eldorado.  The Company reduced the number of staff members in its Argentine exploration team which has resulted in lower exploration expenses. There will be no interruption in our operations and a 2014 drilling program on the La Josefina and La Valenciana properties is planned with or without an exploration partner. Further, there will be no material effect on our capital resources without a partner.

The Company recovered exploration and operating expenses from its exploration partner according to the following table:

	Years ended
	December 31, 2013	December 31, 2012

Exploration expenses	$346,120	$445,555
Professional fees	74,691	109,891
Administrative and office expenses	327,653	142,835
Payroll expenses	924,955	912,839
Travel expenses	116,613	183,946

Exploration cost recovery	$1,790,032	$1,795,066

Exploration expenses were allocated to the Company's properties according to the following table:

	Years ended
	December 31, 2013	December 31, 2012

La Josefina	$222,318	$315,110
La Valenciana	173,277	-
Bajo Pobre	230,744	67,964
Other	41,457	211,830
	$667,796	$594,904

For the year ended December 31, 2013 the major components of Administrative and Office expenses were $40,364 on account of camp rent (as compared to $104,716 in 2012) and miscellaneous expense relating to the La Josefina project of $37,391 (as compared to $166,388 in 2012).

Results of Operations

Year ended December 31, 2013 as compared to the year ended December 31, 2012

For the year ended December 31, 2013 the Company generated a net loss of $2,680,088, or $0.02 per share, compared to a net loss of $4,172,082, or $0.04 per share, for the year ended December 31, 2012.  The decreased net loss and net loss per share was primarily the result of the recovery of costs from the Company's exploration partner and, to a lesser extent, from reduced administrative, office and payroll expenses as well as reduced professional fees and reduced stock based compensation expense.

The Company generated interest income of $49,626 for the year ended December 31, 2013, down from $67,708 for the year ended December 31, 2012. The Company incurred net operating expenses of $2,582,371 for the year ended December 31, 2013, down from $3,770,429 for the year ended December 31, 2012. The decrease in the net operating expenses in 2013 was mainly the result of reduced professional fees, office expenses, payroll expenses and the recovery of costs from the Company's exploration partner.

The Company intends to continue exploration work on the La Josefina property in accordance with the Fomicruz agreement.

Other assets include Value Added Tax ("VAT") receivable as of December 31, 2013 of $548,676. This amount reflects the credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT if and when the exploitation of minerals has commenced. This asset is reported at net present value on the Company's consolidated statement of financial position.

Year ended December 31, 2012 as compared to the year ended December 31, 2011

For the year ended December 31, 2012 the Company realized a net loss of $4,172,082 or $0.04 per share, compared to a net loss of $8,280,161, or $0.09 per share, for the year ended December 31, 2011. The decreased net loss and net loss per share was mainly due to the recovery of certain exploration costs in Argentina under the Company's exploration agreement with Eldorado Gold, and to a lesser extent from reduced exploration expense related to the Company's La Josefina project (which was not made subject to the agreement with El Dorado Gold until May 7, 2013), as well as reduced professional fees expense and reduced stock based compensation expense. These were partially offset by increased administration and office, payroll and travel expenses.

The Company generated interest income of $67,708 for the year ended December 31, 2012, down from $87,083 for the year ended December 31, 2011. The Company incurred net operating expenses of $3,770,429 for the year ended December 31, 2012, down from $7,841,032 for the year ended December 31, 2011. The decrease in the operating expenses in 2012 was a result of reduced exploration expenses resulting largely from the suspension of drilling operations on the La Josefina property in late 2011, as well as exploration cost recovery under the Company's exploration agreement with Eldorado Gold.

Other assets include VAT receivable as of December 31, 2012 of $682,074. This amount reflects the VAT credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT if and when the exploitation of minerals has commenced. This asset is reported at net present value on the Company's consolidated statement of financial position.

Year ended December 31, 2011 as compared to the year ended December 31, 2010

For the year ended December 31, 2011 the Company generated a net loss of $8,280,161 or $0.09 per share, compared to a net loss of $3,362,240, or $0.07 per share, for the year ended December 31, 2010. The increased net loss and net loss per share was a result of increased exploration expense, increased professional fees expense, increased administrative and office expense, increased travel expense, increased payroll expense and increased stock based compensation expense. Payroll expenses include amounts paid for employee benefits of $24,972 and $23,372 for the years ended December 31, 2011 and 2010, respectively.

The Company generated interest and dividend income of $87,083 for the year ended December 31, 2011, up from $21,269 for the year ended December 31, 2010. The Company incurred operating expenses of $7,841,032 for the year ended December 31, 2011, up from $4,398,517 for the year ended December 31, 2010. The increase in the operating expenses in 2011 was a result of increased exploration expenses, including the expanded drilling campaign on the La Josefina property, and increased professional fees.

Management believes that there are no exogenous factors that have caused the value of any of its mineral exploration properties to decrease since they were acquired.

Other assets include VAT receivable as of December 31, 2011 of $1,143,509.  This amount reflects the VAT credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT if and when the exploitation of minerals has commenced. This asset is reported at net present value on the Company's consolidated statement of financial position.

Summary of Quarterly Results

	December 31, 2013 $	September 30, 2013 $	June 30, 2013 $	March 31, 2013 $
Net loss for the period	(920,250)	(848,145)	(301,615)	(610,078)
Net loss per share – basic and diluted:	(0.00)	(0.01)	(0.00)	(0.01)
Working capital	1,967,559	2,656,074	3,504,456	3,807,880
Total assets	5,002,767	5,781,467	6,745,334	6,822,824
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders' equity	4,285,821	4,955,316	5,828,187	6,146,573

	December 31, 2012 $	September 30, 2012 $	June 30, 2012 $	March 31, 2012 $
Net loss for the period	(1,470,203)	(616,845)	(337,654)	(1,747,380)
Net loss per share – basic and diluted:	(0.01)	(0.01)	(0.00)	(0.02)
Working capital	4,426,615	5,310,918	6,213,811	6,626,758
Total assets	7,701,979	8,787,759	9,580,255	9,928,496
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders' equity	6,639,883	8,144,485	8,909,186	9,131,729

Capital Resources and Liquidity

The Company does not have any cash flow generating properties. As at December 31, 2013 the Company had $2,364,062 in cash and short term investments and working capital of $1,967,559.

We do not have any cash flow generating properties.  As at December 31, 2013, we had $2,364,062 in cash and short term investments and working capital of $1,967,559.  As at June 26, 2014 our cash balance is approximately $686,000.  Our liquidity position is directly related to the level of exploration expenditures and the ability to obtain necessary financing to complete future exploration and development of properties and fund operations of future production or receive proceeds from the disposition of properties.  We have sufficient funds to complete the planned exploration activity for 2014 and although we have been successful in the past in raising capital to continue funding exploration projects, there is no assurance the fund raising efforts will be successful.  Because of the need to conserve cash, all discretionary exploration spending has been reduced.

Sources of Capital and Uses of Cash

As of the date hereof, our only sources of capital are revenue from Operator's fees that are generated when we operate an exploration program under a budget approved by the project partner and by loans or investments from third parties.  Both of the foregoing assist with short term operations but are not sufficient to sustain our operations over the long term.  In order to sustain operations over the long term we will have to continue our operations as set forth above or we will have to remove and sell mineralized material.  Mineralized material is that part of a mineral deposit that can be economically and legally extracted.  There is no assurance that either will happen.

Going Concern

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. As shown in the accompanying consolidated financial statements, the Company has had no revenues and has incurred an accumulated loss of $31,176,283 through December 31, 2013. However, the Company has sufficient cash at December 31, 2013 to fund operations for the next 12 months.

The Company's ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and the deteriorating commodity markets worldwide are significant obstacles to raising the required funds. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the President of CCSA, is as follows:

	Years ended
	December 31, 2013	December 31, 2012
Salaries and benefits	$540,845	$723,609
Consulting fees	297,812	368,363
Share based compensation	5,580	294,421
	$844,237	$1,386,393

Financial Instruments and Other Instruments

The Company's financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable.  The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value.  The three levels of the fair value hierarchy are as follows:

•
Level 1:  inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2:  inputs other than quoted prices that are observable, either directly or indirectly.  Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

•	Level 3: inputs are less observable, unavoidable or where the observable data does not support the majority of the instruments' fair value.

Fair value

As at December 31, 2013, there were no changes in the levels in comparison to December 31, 2012.  The fair values of financial instruments are summarized as follows:

	December 31, 2013				December 31, 2012
	Carrying amount		Fair value		Carrying amount		Fair value
	$		$		$		$

Financial Assets
FVTPL
Cash and equivalents (Level 1)		2,364,062		2,364,062		5,220,727		5,220,727

Available for sale
Performance bond (Level 1)		340,183		340,183		285,341		285,341
Marketable securities (Level 1)		47,828		47,828		-		-

Loans and receivables
Accounts receivable		121,084		121,084		44,722		44,722

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities		274,364		274,364		811,016		811,016

Cash and equivalents, marketable securities and performance bond are measured based on level 1 inputs of the fair value hierarchy on a recurring basis. There were no transfers between levels 1, 2 and 3 inputs during the year.

The carrying value of accounts receivable and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.  The Company assessed that there were no indicators of impairment for these financial instruments.

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, interest rate risk, market risk, liquidity risk and currency risk.

Financial risk management

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, price risk and interest rate risk.

i.	Currency risk
The Company holds cash balances, incurs payables and has receivables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at December 31, 2013, the following are denominated in US dollars:

Cash and equivalents	$5,957
Accounts payable and accrued liabilities	$78,229

As at December 31, 2013, the following are denominated in Argentine Peso:

Cash and equivalents	$8,094
Marketable securities	$47,828
Performance bond	$340,183
Accounts receivable	$109,243
Other credits	$80,085
Accounts payable and accrued liabilities	$85,408

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company's results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

At December 31, 2013, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$4,100
U.S. Dollar Exchange rate – 10% decrease	$(4,100)

At December 31, 2013, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
Argentine Peso Exchange rate – 10% increase	$(43,094)
Argentine Peso Exchange rate – 10% decrease	$43,094

ii.             Credit risk
Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company's cash and equivalents are held through Canadian, United States and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $8,094 at December 31, 2013 (December 31, 2012 - $675,090) are considered uninsured and may be at risk in case of the failure of the bank.

The Company controls for this risk by only keeping funds in Argentina sufficient to meet approximately two months of operating expenses.

The Company pays VAT to the Argentine government on all expenses in Argentina.  This creates a VAT receivable owed by the government of Argentina.  The Company's receivable at December 31, 2013 is $548,676 ($1,526,260 – undiscounted) (December 31, 2012 - $682,074 ($2,248,028 – undiscounted)).  The Company believes this to be a collectible amount and it is backed in the strength and laws of the Argentine government.  If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company could lose the full value of the receivable.

The Company has an account receivable owed to it by the former parent of CCSA, HuntMountain for $Nil (December 31, 2012 - $114,408). As at the year ended December 31, 2013, the balance owed by HuntMountain to the Company was $nil (2012 - $114,408). During the year, HuntMountain paid expenses, including professional fees and administrative and office expenses, on behalf of the Company that were offset against the amount owing.

The Company has $80,085 held by the court in the province of Santa Cruz, Argentina from the March 18, 2011 lawsuit filed against the Company and its subsidiaries by a former Consultant.  This money is being held by the court pending the outcome of the lawsuit.  If the Company were to lose the lawsuit, it would lose the full value held by the court.

iii.            Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure.  The Company is dependent on the capital markets to raise capital by issuing equity in the Company to support operations. The current environment is prohibitive for the issuance of capital and there is no guarantee that should the Company need to raise new capital to support operations it will be able to do so on favorable terms, if at all.  All of the Company's accounts payable and accrued liabilities are current and payable within one year.

iv.            Price risk
The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.  A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices.  There is minimal price risk at the present time as the Company is not yet in the production phase.

v.             Interest rate risk
Interest rate risk is the impact that changes in interest rates could have on the Company's earnings and liabilities.  In the normal course of business, the Company is not exposed to interest rate fluctuations because it has no interest bearing debt as at December 31, 2013 and invested cash is short-term in nature.

OFF BALANCE SHEET ARRANGEMENTS

As at December 31, 2013, the Company had no off balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on results of operations or the financial condition of the Company.

DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES

Our Articles and Bylaws are attached to this registration statement as exhibits. The Articles of the Company provide for a minimum of three and a maximum of nine directors. The Company's Board of Directors (the "Board" or "Board of Directors") currently consists of four directors.  Our directors are elected annually at each annual meeting of our Company's shareholders.

Our Board of Directors currently has two committees: the Audit Committee and the Compensation Committee.  The Board has not appointed a nominating committee because the Board fulfills these functions. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our Company's officers.

Our directors and executive officers are:

Name, Province/State and Country of Residence and Position with the Company	History with Company	Principal Occupation	Additional Employment History
Tim Hunt Washington, USA Executive Chairman, President, Chief Executive Officer and Director • Relationships to other management: Father of Darrick Hunt
•    President, Chief Executive Officer and Director from January 2014 to current
•    Executive Chairman from April 2010 to current
•    Director from December 2009 to current
•    Chief Executive Officer, Executive Chairman and Director of the Company from December 2009 to April 2010

•    President, T.R.A. Industries, Inc., doing business as Huntwood Industries, from 1988 to current
•     Location:
23800 E Appleway Ave
Liberty Lake, WA 99019
•    Type of business: Building products manufacturing company
• None
Bob Little Washington, USA Chief Financial Officer • Relationships to other management: None	• Chief Financial Officer from January 2014 to current
•    Chief Financial Officer of Hunt Mining, from January 2014 to current; Direct Assistant to Tim Hunt, Executive Chairman, from December 2009 to current
•    Direct Assistant to Tim Hunt,  President, T.R.A. Industries, Inc., doing business as Huntwood Industries, from 2004 to current
• None

Darrick Hunt (1) Washington, USA Director • Relationships to other management: Son of Tim Hunt	• Director from December 2009 to current
•    Chief Financial Officer of T.R.A. Industries, Inc., doing business as Huntwood Industries, from January 2006 to current
•    Location:
23800 E Appleway Ave
Liberty Lake, WA 99019
•    Type of business: Building products manufacturing company
• Controller of T.R.A. Industries, Inc., 23800 E Appleway Ave, Liberty Lake, WA 99019, from May 1999 to January 2006
Alan Chan(1) (2) Alberta, Canada Director • Relationships to other management: None	• Director from June 2008 to current
•    President and principal of A.C. Capital Inc. (formerly called A.C. Management Inc.) from March, 1996 to current
•    Location:
Suite 628, 138-4th Ave S.E.
Calgary, Alberta, Canada T3E 2J4
•    Type of business: Financial consulting company
• Founder and Principal of China Pacific Industrial Corp. • Suite 328, 1333-8th St. SW, Calgary, Alberta, Canada T2R 1M6, from July, 1994 to September, 1997
Alastair Summers(1) Idaho, USA Director • Relationships to other management: None	• Director from April 2014 to current	• Semi-retired mining engineer consultant	• Professional Engineer-Mining, former V.P. & GM for Hecla Mining operations in Mexico & Venezuela, Worked for Stillwater, Paramount Gold and others.
Matthew Hughes Washington, USA Director of Cerro Cazador S.A. • Relationships to other management: None	• President, Chief Executive Officer and Director of the Company from April 2010 to December 2013 • Chief Operating Officer and Director from December, 2009 to April 2010	• Principally employed by Hunt Mining, from February 2010 to current
•    Executive Vice-President and Chief Operating Officer, HuntMountain, 1611 N. Molter Rd #201, Liberty Lake, WA 99019, from December 2005 to February 2010
•    Chief Geologist of Mundoro Mining Inc., 543 Granville St., Suite 702 Vancouver, B.C., Canada V6C 1X8, a mining company, from October 2003 to December 2005

Danilo Silva Pigue, Argentina Director and President of Cerro Cazador S.A. • Relationships to other management: None	• Director of Cerro Cazador S.A. from February, 2006 to current	• President of Cerro Cazador S.A., the Company's wholly-owned subsidiary, from February 2006 to current • Location: Buenos Aires, Argentina • Type of business: Mining company
•    Vice President for Hidefield Argentina S.A.,  Argentina, from 2005 to 2010
•    Consultant for Cia De Minas Buenaventura Argentina, Argentina, from 2004 to 2007
•    Consultant for J.V. Yamana – Buenaventura S.A.A., Argentina, from 2002 to 2004
•    Consultant for Yamana Resources from 2001 to 2002
•    General Manager for Platero Resources, Argentina, from 2000 to 2001
•    Project Manager for Compania Minera Polimet S.A., Argentina, from 1995 to 1999

Notes:
(1)       Member of the Audit Committee.
(2)       Member of the Compensation Committee.

Potential Conflicts of Interest – Fiduciary Duties

As disclosed under the heading "Risk Factors - Our directors and officers may have conflicts of interest as a result of their relationships with other companies", certain of the directors and officers of our Company serve or have served as officers and directors for other companies engaged in mineral exploration and development, and may in the future serve as directors and/or officers of other companies involved in natural resource exploration and development, which are potential competitors of Hunt Mining.

Although the Company is not aware of any specific conflicts of interest involving any of its directors or officers at the present time (other than the involvement of Mr. Tim Hunt and Mr. Darrick Hunt in HuntMountain, the selling stockholder named in this prospectus), there is a possibility that our directors and/or officers may be in a position of conflict of interest in the future.  Our Articles and By-laws do not expressly address this possibility.  However, as a general principle under British Columbia corporate law, our directors and officers are under fiduciary obligations to our Company, and section 142(1) of the Business Corporations Act (British Columbia) requires that every director and officer of our Company, in exercising his or her powers and discharging his or her duties, shall:

(a)	act honestly and in good faith with a view to the best interests of our Company, and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, under section 147 of the Business Corporations Act (British Columbia), a director or officer of our Company who

(a)	is a party to a material contract or material transaction, or a proposed material contract or proposed material transaction, with our Company, or

(b)	is a director or an officer of, or has a material interest in, any entity that is a party to a material contract or material transaction, or a proposed material contract or proposed material transaction, with our Company, must, on a timely basis, disclose in writing to our Company, or request to have entered in the minutes of meetings of directors, the nature and extent of his or her interest.  If the material contract or material transaction is one that, in the ordinary course of our Company's business, would not require approval by our directors or our shareholders, the interested director or interested officer must nevertheless disclose in writing to our Company, or request to have entered in the minutes of a meeting of our directors, the nature and extent of his or her interest forthwith after he or she becomes aware of the contract or transaction.

Generally, under section 140 of the Business Corporations Act (British Columbia), a director must abstain from voting on any resolution to approve an existing or proposed contract or transaction involving our Company in which he or she is interested, or in which a company of which he or she is a director or officer is interested.

Under section 147 of the Business Corporations Act (British Columbia), if a material contract or material transaction is entered into between our Company and one or more of our directors or officers, or between our Company and another entity of which any of our directors or officers is a director or officer or in which any of our directors or officers has a material interest:

(a)	the contract is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract or transaction was present at or was counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract or transaction, and

(b)	a director or officer or former director or officer of our Company to whom a profit accrues as a result of the making of the contract or transaction is not liable to account to our Company for that profit by reason only of holding office as a director or officer of our Company, if the director or officer disclosed his or her interest in accordance with section 147 of the Business Corporations Act (British Columbia), and the contract or transaction was not only approved by our directors or our shareholders but was also reasonable and fair to our Company at the time it was approved.  Further, even if the foregoing conditions of section 147 of the Business Corporations Act (British Columbia) are not met, section 147 of the Business Corporations Act (British Columbia) provides that a director or officer acting honestly and in good faith is not accountable to our Company or to our shareholders for any profit realized from a material contract or material transaction for which disclosure is required under section 147 of the Business Corporations Act (British Columbia), and the material contract or material transaction is not void or voidable by reason only of the interest of the director or officer in the material contract or material transaction, if:

(a)	the material contract or material transaction is approved or confirmed by special resolution at a meeting of our shareholders,

(b)	disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before the material contract or material transaction was approved or confirmed, and

(c)	the material contract or material transaction was reasonable and fair to our Company when it was approved or confirmed.

Section 150 of the Business Corporations Act (British Columbia) provides that if a director or an officer of a corporation fails to comply with section 147 of that Act, the Court of Queen's Bench of British Columbia may, on application of the corporation or any of its shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director or officer to account to the corporation for any profit or gain realized on it, or both.

One example of a conflict of interest that could potentially arise is where one of our directors or officers finds himself or herself in a position where he or she might benefit from a contract or business opportunity which could be obtained for our Company.  Such corporate opportunities potentially could be usurped by the director or officer directly, or diverted to another entity of which he or she is a director or officer or in which he or she is otherwise interested.  A number of Canadian court decisions have addressed these kinds of situations, and have established the principle that the fiduciary duties owed by directors and senior officers to their corporations prohibit them from personally usurping or diverting to another entity any maturing business opportunity which the corporation is actively pursuing.  A director or senior officer cannot escape his or her fiduciary duties in this regard simply by resigning his or her positions with the corporation, where the resignation can be reasonably seen to have been prompted by his or her wish to pursue the corporate opportunity personally or on behalf of another entity.  Further, the courts have held that a director or senior officer who breaches his or her fiduciary duties by usurping or diverting a corporate opportunity must account for their profit even if a third party had refused to deal with the corporation, or that the corporation itself could not have profited from the opportunity.

In light of the foregoing principles and statutory provisions, each of our directors and officers is expected to comply with the disclosure and abstention requirements of section 147 of the Business Corporations Act (British Columbia) if he or she becomes aware of any material contract or material transaction, or a proposed material contract or proposed material transaction, involving our Company in which:

(a)	he or she is interested, or

(b)	in which an entity of which he or she is a director or an officer, or in which he or she has a material interest, is interested.

Further, if any of our directors or officers becomes aware of any contract or business opportunity that he or she reasonably believes would be of benefit to our Company, he or she is expected to bring that contract or opportunity to the attention of our board of directors for consideration, and, if applicable, to (i) give notice that if the board resolves not to pursue it then he or she may wish to do so in his or her own capacity or to bring it before another entity with which he or she is associated, and (ii) if he or she is a director of our Company, abstain from voting on the proposal.  If any director or officer improperly usurps or diverts a corporate opportunity, the Company reserves the right to seek such remedies as it deems appropriate.

Our board of directors has not yet adopted a written code of conduct for directors, officers and employees. The Audit Committee has adopted a Whistle Blower Policy which establishes a procedure for any person to report any serious concern regarding business ethics related to our Company as well as any serious concern regarding a questionable accounting, internal accounting controls or auditing matter. The board has found that the fiduciary duties placed on individual directors and officers by the Business Corporations Act (British Columbia) and applicable jurisprudence, and on the individual director's participation in decisions of the board in which the director has an interest, have been sufficient to ensure that the board operates in the best interests of the Company.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. T. Hunt, D. Hunt, Chan and Summers, have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our common shares are listed on the TSXV.  Under the Policy 3.1 Section 5.7 of the TSXV, each issuer must have at least two independent directors on its board. Under the TSXV policies, a director is independent if he or she has no direct or indirect material relationship with the issuer. A material relationship is defined as a relationship which could, in the view of the issuer's board of directors, be reasonably expected to interfere with the exercise of a member's independent judgment. Our Board has determined that the following directors are "independent" as required by TSXV listing standards:

•	Alan Chan
•	Alastair Summers

Audit Committee and Financial Expert

Our Audit Committee consists of Alan Chan, Darrick Hunt and Alastair Summers. Both Mr. Chan and Mr. Summers are independent under the listing standards regarding "independence" of the NYSE MKT Equities Exchange.

National Instrument 52-110 Audit Committees, ("NI 52-110") provides that a member of an audit committee is "independent" if the member has no direct or indirect material relationship with the issuer, which could, in the view of the corporation's board of directors, reasonably interfere with the exercise of the member's independent judgment.  Mr. Chan is also considered independent within the meaning of NI 52-110.

The Audit Committee is mandated to monitor the audit and preparation of our consolidated financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to recommend to the Board of Directors the external auditors to be nominated for appointment by the Board, to set the compensation for the external auditors, to provide oversight of the external auditors, and to ensure that the external auditors report directly to the Audit Committee.  The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

Our Company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

The Audit Committee operates pursuant to a written charter, a copy of which has been included as an exhibit to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on June 12, 2012.

Our Audit Committee Financial Expert is Darrick Hunt.

Compensation Committee

The Compensation Committee of our Company's Board of Directors is responsible for ensuring that our Company has in place an appropriate plan for executive compensation and for making recommendations to the Board of Directors with respect to the compensation of the our executive officers. The Compensation Committee consists of the following Board member: Alan Chan. Mr. Chan is independent.

The Compensation Committee has not yet had the opportunity to adopt a formalized process with formal objectives, criteria and analysis used in the determination of executive compensation. The Compensation Committee meets as frequently as is necessary to carry out its responsibilities. Executive compensation is based on informal discussions of the Compensation Committee on a case by case basis, which are then recommended to our Board of Directors. Mr. Chan has been involved with public companies for the past 12 years and, as such, has experience relevant to the performance of their responsibilities in executive compensation.

Management Compensation

Compensation of Directors

The following table sets forth the total compensation earned by each director of the Company in 2013:

Directors (1)	Fees earned ($)	Share-based Awards ($)	Option-based awards ($)	Non-Equity Incentive Plan Compensation	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)

Andrew Gertler (resigned)	13,400	Nil	Nil	Nil	Nil	Nil	13,400

Darrick Hunt	20,200	Nil	Nil	Nil	Nil	Nil	20,200

Alan Chan	20,700	Nil	Nil	Nil	Nil	Nil	20,700

Scott Brunsdon (resigned)	19,231	Nil	Nil	Nil	Nil	Nil	19,231

Jacques Perron (resigned)	15,862	Nil	Nil	Nil	Nil	Nil	15,862

Bryn Harman (resigned)	17,197	Nil	Nil	Nil	Nil	Nil	17,197

Notes:
(1)	Compensation information for each of Messrs. Hughes and T. Hunt is reported in the Summary Compensation Table for Named Executive Officers below.

The Company reimburses out-of-pocket costs that are incurred by the directors.  Neither the Company nor any of its subsidiaries has entered into a service contract with any director providing for benefits upon termination of office.

Compensation of Executive Officers

During the year ended December 31, 2013, the Company had four "Named Executive Officers" (as defined in Form 51-102F6 – Statement of Executive Compensation), being Mr. Matthew Hughes, the Company's President and Chief Executive Officer, Mr. Matthew Fowler, the Company's Chief Financial Officer and Secretary, Mr. Tim Hunt, the Company's Executive Chairman, and Danilo Silva, President of Cerro Cazador S.A., a wholly-owned subsidiary of the Corporation.

Salaries of executive officers were based on informal discussions and analysis by the Compensation Committee, which then made recommendations to our Board of Directors.  Neither the Compensation Committee nor the Board of Directors used any formula in the determination of executive salaries. Base salaries are paid at levels that reward executive officers for ongoing performance and that enable our Company to attract and retain qualified executives with a demonstrated ability to maximize shareholder value. Base pay is a critical element of our compensation program because it motivates the executive officers with stability and predictability, which allows the executive officers to focus their attention on maximizing shareholder value and other business initiatives. Although the Company has no specific formula for determining base salary, the Company may consider the following factors, among others: the executive's current base salary, qualifications and experience, industry knowledge, scope of responsibilities, past performance and length of service with the Company. The Company does not apply a specific weighting to any of the above factors.

The Compensation Committee has not established formal periodic compensation review procedures; however, salaries and other elements of executive compensation will be reviewed periodically by the Compensation Committee and the Board of Directors.

The Company also had provided health insurance benefits to its executive officers and family members of executive officers. The Company paid 100% of health insurance premiums for executives and their families. The Company does not provide pension or retirement benefits to any of its executive officers.

Incentive cash bonuses of executive officers were based on informal discussions and analysis by the Compensation Committee, which were then recommended to the Board of Directors for approval. The Board of Directors has not used any formula in the determination of incentive cash bonuses. Bonuses are paid at levels that reward executive officers for ongoing performance and that enable the Company to retain qualified executives with a demonstrated ability to maximize shareholder value.

Compensation Risk

The Board of Directors considers that the Company's compensation philosophy is aligned with prudent risk management and does not encourage Named Executive Officers to take inappropriate or excessive risks.

The Corporation does not prohibit Named Executive Officers or directors from purchasing financial instruments such as prepare variable forward contracts or equity swaps, collars, or units of exchange funds, or other financial instruments designed to hedge or offset a decrease in market value of securities granted as compensation held, directly or indirectly, by a Named Executive Officer or director. However, neither the Board of Directors nor executive management is aware that any such individual has in the past bought or currently holds such instruments.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for each of the previous three fiscal years in respect of the Named Executive Officers:

Named Executive Officer and Principal Position	Year	Salary ($)	Share-based Awards ($)	Option-based awards ($)	Non-Equity Incentive Plan Compensation		Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
					Annual Incentive Plan ($)	Long-term Incentive Plan ($)

Matthew Hughes(1) Former President and Chief Executive Officer (resigned)	2013	210,006	Nil	1,594	Nil	Nil	Nil	Nil	211,600
	2012	209,724	Nil	62,793	15,639	Nil	Nil	Nil	288,156
	2011	197,280	Nil	Nil	45,501	Nil	Nil	Nil	242,781
Matthew Fowler(2) Former Chief Financial Officer and Secretary (resigned)	2013	154,774	Nil	1,594	Nil	Nil	Nil	Nil	156,368
	2012	122,643	Nil	62,793	11,052	Nil	Nil	Nil	196,489
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Tim Hunt(3) Executive Chairman, President and Chief Executive Officer	2013	125,002	Nil	1,594	Nil	Nil	Nil	Nil	126,596
	2012	124,950	Nil	Nil	6,765	Nil	Nil	Nil	131,715
	2011	123,537	Nil	Nil	45,836	Nil	Nil	Nil	169,373
Danilo Silva President, Cerro Cazador S.A	2013	137,298	Nil	797	Nil	Nil	Nil	Nil	138,095
	2012	183,904	Nil	Nil	7,747	Nil	Nil	Nil	191,651
	2011	146,546	Nil	Nil	25,000	Nil	Nil	Nil	146,546

Notes:
(1)
Mr. Hughes was appointed Chief Executive Officer of the Company on April 26, 2010, and served as the President of the Company from December 23, 2009 to December 31, 2013.  Mr. Hughes was also the Chief Operating Officer of the Company from December 23, 2009 to April 26, 2010. Mr. Hughes was appointed to the Company's Board of Directors on December 23, 2009. Mr. Hughes received no compensation during the financial year ended December 31, 2012 in respect of his duties as a director of the Company.  Mr. Hughes resigned as the President, Chief Executive Officer and Director of the Company effective December 31, 2013.

(2)
Mr. Fowler was appointed Chief Financial Officer and Secretary of the Company on March 1, 2012.  Mr. Fowler resigned as the Chief Financial Officer and Secretary of the Company effective December 31, 2013.

(3)
Mr. Hunt was appointed Executive Chairman of the Company's Board of Directors on April 26, 2010.  Mr. Hunt was formerly Chief Executive Officer of the Company until April 26, 2010. Mr. Hunt was appointed to the Company's Board of Directors on December 23, 2009. Mr. Hunt received no compensation during the financial year ended December 31, 2011 in respect of his duties as a director of the Company.  Mr. Hunt was appointed Chief Executive Officer and has served as the President of the Company since January 1, 2014.

Stock Option Plans and Long-Term Incentive Plan Awards

The Company has in place an incentive stock option plan which provides that the Board may from time to time, in its discretion, and in accordance with TSXV requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 10% of the issued and outstanding common shares of the Company.

The number of stock options allocated to executive officers and directors will be determined by the Compensation Committee on a case by case basis. The Company has not adopted formal formulae or formal procedures to determine stock option allocation to executives and directors. Previous grants of stock options are taken into consideration when new option grants are contemplated. The grant of stock options is used to, among other things, attract, motivate, and retain qualified executive officers and directors by providing them with long-term incentives that will encourage them to add value to the Company. Stock options also serve to align executives' and directors' long term interests with those of shareholders.

Under our share option plan, and in accordance with TSXV requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares. Options may be exercised the greater of twelve months after the completion of the Qualifying Transaction and ninety days following cessation of the optionee's position with the Company.

Outstanding Option-based Awards and Share-based Awards

The following table shows all option-based awards and share-based awards outstanding to each Named Executive Officer as of December 31, 2013:

Named Executive Officer	Option–based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value vested share- based awards not paid out or distributed ($)

Matthew Hughes(2) Former President and Chief Executive Officer	500,000 250,000 100,000	$0.30 $0.30 $0.10	12/23/2014 02/27/2017 04/23/2018	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Matthew Fowler(3) Former Chief Financial Officer and Secretary	250,000 100,000	$0.30 $0.10	02/27/2017 04/23/2018	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Tim Hunt(4) Executive Chairman, President and Chief Executive Officer	500,000 500,000 100,000	$0.30 $0.65 $0.10	12/23/2014 01/18/2015 04/23/2018	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Danilo Silva President, Cerro Cazador S.A.	500,000 150,000 50,000	$0.30 $0.30 $0.10	12/23/2014 02/27/2017 04/23/2018	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Notes:
(1)
Value is calculated based on the difference between the closing market price of the Company's common shares on the TSXV on December 30, 2013, which was $0.02, and the exercise price of the options, multiplied by the number of options.

(2)	Mr. Hughes resigned as the President and Chief Executive Officer effective December 31, 2013.
(3)	Mr. Fowler was appointed Chief Financial Officer and Secretary effective March 1, 2012. Mr. Fowler resigned as the Chief Financial Officer and Secretary effective December 31, 2013.
(4)	Mr. Hunt was appointed President and Chief Executive Officer effective January 1, 2014.

Incentive Plan Awards – Value Vested or Earned

The following table shows the incentive plan awards value vested during 2013 as well as the annual cash incentive earned for each Named Executive Officer:

Named Executive Officer	Option-based Awards – Value Vested During the Year ($)(1)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Matthew Hughes(2) Former President and Chief Executive Officer	Nil	Nil	Nil
Matthew Fowler(3) Former Chief Financial Officer and Secretary	Nil	Nil	Nil

Tim Hunt(4) Executive Chairman, President and Chief Executive Officer	Nil	Nil	Nil
Danilo Silva President, Cerro Cazador S.A.	Nil	Nil	Nil

Notes:
(1)
The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the market price of the common shares underlying the options on the TSXV on the vesting date and the exercise price of the options.

(2)	Mr. Hughes resigned as the President and Chief Executive Officer effective December 31, 2013.
(3)	Mr. Fowler was appointed as Chief Financial Officer and Secretary effective March 1, 2012. Mr. Fowler resigned as the Chief Financial Officer and Secretary effective December 31, 2013.
(4)	Mr. Hunt was appointed President and Chief Executive Officer effective January 1, 2014.

Outstanding Option-based Awards and Share-based Awards

The following table shows all option-based awards and share-based awards outstanding to each director as of December 31, 2013:

Directors(1)	Option–based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option Expiration date	Value of Unexercised in-the-money options ($)(2)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value vested share-based awards not paid out or distributed ($)
Andrew Gertler, (resigned)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Darrick Hunt	500,000 50,000	$0.30 $0.30	12/23/2014 02/27/2017	Nil	Nil	Nil	Nil
Alan Chan	150,000 100,000 197,530 50,000	$0.30 $0.65 $0.31 $0.30	12/23/2014 01/18/2015 01/27/2016 02/27/2017	Nil	Nil	Nil	Nil
Scott Brunsdon (resigned)	500,000 50,000	$0.30 $0.30	12/15/2015 02/27/2017	Nil	Nil	Nil	Nil
Jacques Perron (resigned)	500,000 50,000	$0.30 $0.30	12/15/2015 02/27/2017	Nil	Nil	Nil	Nil
Bryn Harman (resigned)	500,000 50,000	$0.30 $0.30	12/23/2014 02/27/2017	Nil	Nil	Nil	Nil

Notes:
(1)	Outstanding option-based and share-based awards information for each of Messrs. Hughes and Hunt are reported in the corresponding table for Named Executive Officers above.
(2)
Value is calculated based on the difference between the closing market price of the Company's common shares on the TSXV on December 30, 2013, which was $0.02, and the exercise price of the options, multiplied by the number of options.

Incentive Plan Awards – Value Vested or Earned

The following table shows the incentive plan awards value vested during 2013 as well as the annual cash incentive earned for each director during 2013:

Directors (1)	Option-based Awards – Value Vested During the Year ($)(2)	Share-based Awards – Value Vested During the Year ($)	Non-equity Incentive Plan Compensation – Value Earned During the Year ($)
Andrew Gertler (resigned)	Nil	Nil	Nil
Darrick Hunt	Nil	Nil	Nil
Alan Chan	Nil	Nil	Nil

Scott Brunsdon (resigned)	Nil	Nil	Nil
Jacques Perron (resigned)	Nil	Nil	Nil
Bryn Harman (resigned)	Nil	Nil	Nil

Notes:
(1)	Information for each of Messrs. Hughes and Hunt is reported in the corresponding table for Named Executive Officers above.
(2)
The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the market price of the common shares underlying the options on the TSXV on the vesting date and the exercise price of the options.

Termination of Employment and Change of Control Benefits

The Company had employment contracts in place with its executive officers during the fiscal year ending December 31, 2012 and 2013.  The Company terminated the employment contracts effective December 31, 2013.

On January 1, 2012, Mr. Hunt entered into an employment contract with the Company and was appointed Executive Chairman. Mr. Hunt's compensation was set at $125,000 per annum effective January 1, 2012. Mr. Hunt received salary compensation of $124,950 (US$125,000) in 2012 and $123,537 (US$125,000) in 2011. During 2011, Mr. Hunt did not have an employment contract with the Company.  Mr. Hunt is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Hunt and the Board of Directors. The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Hunt is terminated without cause he will be entitled to a lump sum payment of two (2) years' salary.  Mr. Hunt's employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years.  If Mr. Hunt was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $250,000. Mr. Hunt's employment contract was renewed January 1, 2013 and terminated effective December 31, 2013.

On January 1, 2012, Mr. Hughes entered into an employment contract with the Company and was appointed Chief Executive Officer. Mr. Hughes's compensation was set at $210,000 per annum effective January 1, 2012. Mr. Hughes's received salary compensation of $209,724 (US$210,000) in 2012 and $197,280 (US$200,000) in 2011. During 2011, Mr. Hughes did not have an employment agreement with the Company. Mr. Hughes is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Hughes and the Board of Directors.   The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Hughes is terminated without cause he will be entitled to a lump sum payment of two (2) years' salary.  Mr. Hughes's employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years.  If Mr. Hughes was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $420,000. Mr. Hughes' employment contract was renewed January 1, 2013 and terminated effective December 31, 2013.

On March 1, 2012, Mr. Fowler entered into an employment contract with the Company and was appointed Chief Financial Officer and Secretary. Mr. Fowler's compensation was set at $145,000 per annum effective March 1, 2012.  Mr. Fowler received salary compensation of $122,643 (US$122,692) in 2012.  Mr. Fowler was not employed at the Company in 2011. Mr. Fowler is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Fowler and the Board of Directors.  The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Fowler is terminated without cause he will be entitled to a lump sum payment of two (2) years' salary.  Mr. Fowler's employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years.  If Mr. Fowler was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $290,000.  Mr. Fowler's employment contract was renewed January 1, 2013 (with compensation set at $155,000 per annum) and terminated effective December 31, 2013.

On January 1, 2012, Mr. Silva entered into an employment contract with the Company and was appointed President of Cerro Cazador S.A. Mr. Silva's compensation was set at $155,000 per annum effective January 1, 2012. Mr. Silva received salary compensation of $183,904 (US$183,976) in 2012 (inclusive of fees paid in respect of his duties as a director of Cerro Cazador S.A.) and $146,546 (US$148,161) in 2011. During 2011, Mr. Silva did not have an employment agreement with the Company. Mr. Silva is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Silva and the Board of Directors.  The Company may terminate his employment agreement without cause by making a payment equivalent to 12 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Silva is terminated without cause he will be entitled to a lump sum payment of one (1) years' salary.  Mr. Silva's employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mr. Silva was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $155,000. Mr. Silva's employment contract was renewed January 1, 2013 and terminated effective December 31, 2013.

The 3,500,000 options granted in conjunction with the Company's Qualifying Transaction in 2009 would fully vest upon a change of control of the Company.  A change of control is defined as a reorganization, merger, amalgamation or other transaction in which the Company's shareholders would retain less than 50% of the votes attaching to all shares in the capital of the resulting Company.

Equity Compensation Plans

The following table sets forth, as at December 31, 2013, the equity compensation plans pursuant to which equity securities of the Company may be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	6,882,530	$0.31	5,266,952
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	6,882,530	$0.31	5,266,952

Critical Accounting Policies and Estimates

The consolidated financial statements as of December 31, 2013 have been prepared by management in accordance with international financial reporting standards, as adopted by the International Accounting Standards Board.

The critical accounting policies used in the preparation of these consolidated financial statements are described below.

Basis of measurement

The consolidated financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial assets and financial liabilities to fair value.

Consolidation

The Company's consolidated financial statements consolidate the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions, balances and unrealized gains or losses from intercompany transactions are eliminated on consolidation.

Foreign currency translation

Monetary assets and liabilities, denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rates of exchange prevailing at the reporting date. Non-monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenues and expenses are translated at average exchange rates throughout the reporting period. Gains and losses on translation of foreign currencies are included in the consolidated statements of loss and comprehensive loss.

The Company's subsidiaries have adopted the United States Dollar as their functional currency. Financial statements are translated to their Canadian dollar equivalents using the current rate method. Under this method, the statements of loss and comprehensive loss and cash flows for each period have been translated using the average exchange rates prevailing during each period. All assets and liabilities have been translated using the exchange rate prevailing at the statement of financial position date. Translation adjustments are recorded as income or losses in other comprehensive income or loss. Transaction gains and losses resulting from fluctuations in currency exchange rates on transactions denominated in currencies other than the United States dollar are recognized as incurred in the accompanying consolidated statements of loss and comprehensive loss.

Financial instruments

Financial assets and liabilities are recognized when the Company becomes party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Financial assets and liabilities are offset and the net amount reported in the consolidated statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instrument were acquired.

Financial assets

Fair value through profit or loss

A financial asset can be classified as fair value through profit or loss only if it is designated at fair value through profit or loss or held-for-trading. The Company's financial assets at fair value through profit or loss are held for trading financial assets. They are measured at fair value with changes in fair value included in the statement of loss and comprehensive loss.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. These assets are measured at amortized cost using the effective interest method. Any gains or losses on the realization of receivables are included in the statement of loss and comprehensive loss.

Assets available for sale

Assets available for sale ("AFS") represent securities and other financial investments that are non-strategic, that are neither held for trading, nor held to maturity, nor held for strategic reasons, and that have a readily available market price. As such, gains or losses from revaluation of the asset are recorded as other comprehensive loss, except to the extent that any losses are assessed as being permanent, and the asset is therefore impaired, under IAS 39, or if the asset is sold or otherwise disposed of. If the asset is impaired, sold or otherwise disposed of the revaluation gain or loss implicit in the transaction is recognized as a revenue or expense in the statement of loss and comprehensive loss.

Impairment of financial assets

All financial assets except for those at fair value through profit or loss are subject to review for impairment at each reporting date or when events indicate that impairment may exist. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets are impaired. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

Financial liabilities

Fair value through profit or loss

These liabilities are comprised of derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are measured at fair value with changes in fair value included in the statement of loss and comprehensive loss.

Other financial liabilities

They are measured at amortized cost using the effective interest method. Any gains or losses in the realization of other financial liabilities are included in the statement of loss and comprehensive loss.

Fair values

Fair values of financial assets and liabilities are based upon quoted market prices available from active markets or are otherwise determined using a variety of valuation techniques and models using quoted market prices.

Cash and equivalents

Cash and equivalents include cash on hand, deposits held with banks and other highly liquid short-term investments with original maturities of three months or less.

Value added tax ("VAT")

VAT is generally charged for goods and services purchased in Argentina. The VAT paid may be recovered from VAT payable on future sales and therefore the Company recognizes VAT paid as an asset. The Company discounts its VAT receivable in order to reflect the present value of the VAT asset.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefit associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period in which they are incurred.

Depreciation is calculated to amortize the cost of the property and equipment over their estimated useful lives using the straight-line method. Equipment and vehicles are stated at cost and depreciated over an estimated useful life of three years.

The Company allocates the amount initially recognized in respect of an item of property and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of property and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains or losses in the consolidated statement of loss.

Exploration and evaluation expenditures

All exploration expenditures are expensed as incurred. Expenditures to acquire mineral rights, to develop new mines, to define further mineralization in mineral properties which are in the development or operating stage, and to expand the capacity of operating mines, are capitalized and amortized on a units-of-production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to the consolidated statement of loss and comprehensive loss. The Company charges to the consolidated statement of loss and comprehensive loss the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Impairment

The carrying value of property and equipment and exploration and evaluation expenditures is reviewed for indicators at each reporting period and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs).

The recoverable amount is the higher of an asset's fair value less cost to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount.

Expected future cash flows for property and equipment and exploration and evaluation expenditures are based on estimates of future metal prices and foreign exchange rates, proven and probable reserves, and future operating, capital, and reclamation cost assumptions.

The Company evaluates impairment losses for potential reversals when events or circumstances warrant such consideration.

Provisions

Provisions are liabilities that are uncertain in timing or amount. The Company records a provision when and only when:

   (i)             The Company has a present obligation (legal or constructive) as a result of past events;

   (ii)            It is probable that an outflow of resources will be required to settle the obligation; and

   (iii)          A reliable estimate can be made of the amount of the obligation.

Provisions are measured at management's best estimate of the expenditure required to settle the obligation at the end of the reporting period, and are discounted to present value where the effect is material. The increase in the provision due to passage of time is recognized as accretion expense. Changes in assumptions or estimates are reflected in the period in which they occur.

Provision for environmental restoration represents the legal and constructive obligations associated with the eventual closure of the Company's exploration properties. These obligations consist of expenditures associated with reclamation and monitoring of activities and the removal of tangible assets. The discount rate used is based on a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability, excluding the risks for which future cash flow estimates have already been adjusted. The Company doesn't have any material environmental restoration obligations at this time.

Current and deferred tax

Income tax expense represents the sum of current tax and deferred tax expense. Income tax is recognized in the statement of loss and comprehensive loss except to the extent it relates to items recognized directly in shareholders' equity, in which case the income tax expense is recognized in shareholders' equity. Current income taxes are measured at the amount, if any, expected to be recoverable from or payable to taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period.

The Company follows the liability method of accounting for deferred taxes. Under this method, deferred tax assets or liabilities are recorded to reflect differences between the accounting and tax base of assets and liabilities, and income tax loss carry forwards. Deferred taxes are measured using tax rates that are expected to apply to the period when the deferred tax asset is realized or deferred tax liability is settled, based on income tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The effect of any changes in tax rate is recognized in the statement of loss and comprehensive loss in the period in which the change occurs or in shareholders' equity, depending on the nature of the item(s) affected by the adjustment.

Deferred tax assets and liabilities are not recognized for temporary differences relating to: the initial recognition of goodwill; the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit or loss or taxable profit or loss; certain differences associated with subsidiaries, branches and associates, and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences to the extent it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient profits will be available to allow the asset to be recovered.

The Company offsets deferred tax assets and deferred tax liabilities relating to the same taxable entity. The Company may also offset deferred tax assets and deferred tax liabilities relating to different taxable entities, where the amounts relate to income taxes levied by the same taxation authority and the entities intended to realize the assets and settle the liabilities simultaneously.

Provision for Minimum Presumed Income Tax

The Company determines the Minimum Presumed Income Tax ("MPIT") by applying the rate of 1% on the taxable assets in Argentina as of the reporting period. This tax is separate from current and deferred taxes. The Company's tax obligations in each fiscal year will be comprised of the greater of both taxes. However, if the MPIT exceeds the income tax in the fiscal year, such surplus may be computed as payment on account of the income tax that may arise in any of the ten subsequent fiscal years.

Share-based compensation

The Company offers a share option plan for its directors, officers, employees and consultants. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Share based compensation expense is recognized over the tranche's vesting period by increasing contributed surplus based on the number of awards expected to vest. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately.

Any consideration paid on exercise of share options is credited to share capital. The contributed surplus resulting from share-based compensation is transferred to share capital when the options are exercised.

Revenue Recognition

Revenue for the Company is derived from Operator's fees, and ongoing lease payments are derived once projects under the Company's exploration agreement with Eldorado Gold have advanced from Stage I to Stage II. Operator's fees are recognized when the services are provided, when persuasive evidence of an arrangement exists, the fee is determinable, and there is reasonable assurance of collection. Operator's fees are generated when the Company operates an exploration program under a budget approved by the project partner. The Company charges the project partner a pre-determined fee based on a percentage of the total exploration expenditures incurred. As operator, the Company may recover certain direct and indirect costs, and overhead which are recognized as a cost recovery, through the consolidated statements of loss and comprehensive loss.

The Company recovers costs from its exploration partner through the advancement of funds for expenditures before an exploration period has begun.  On a monthly basis, the Company provides its exploration partner a reconciliation of expenses over the previous month and any surplus or shortage is carried over and applied to the following month's budget.  This recovery of expenditures is classified as Cost Recovery.

The Company also generates one time payments that are classified as miscellaneous income when a project is accepted into the agreement as a Stage I project, when a project advances from a Stage I project to a Stage II project and when a project advances from a Stage II project to Stage III. Stage I, is an early exploration project that is not ready for exploration drilling; Stage II; is a project that is drill ready, or being drilled; Stage III, requires that the Company and its exploration partner jointly create a new company where by the Company will retain a 25% interest in the new company and its exploration partner, or a nominee of their choice, will be granted a 75% interest in the new company.  The Company had two Stage II projects, Bajo Pobre and La Valenciana, and one new Stage I project, La Josefina.

Earnings per share

The calculation of earnings per share ("EPS") is based on the weighted average number of shares outstanding for each year. The basic EPS is calculated by dividing the earnings or loss attributable to the equity owners of the Company by the weighted average number of common shares outstanding during the year.

The computation of diluted EPS assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on the earnings per share. The treasury stock method is used to determine the dilutive effect of the warrants and share options. When the Company reports a loss, the diluted net loss per common share is equal to the basic net loss per common share due to the anti-dilutive effect of the outstanding warrants and share options.

Accounting standards issued but not yet applied

The Company has not yet applied the following new standards, interpretations or amendments to standards that have been issued as at December 31, 2013 but are not yet effective. Unless otherwise stated, the Company does not plan to early adopt any of these new or amended standards and interpretations.

IFRS 2 Share-based payment
The amendments to IFRS 2, issued in December 2013 clarify the definition of "vesting conditions", and separately define a "performance condition" and a "service condition". A performance condition requires the counterparty to complete a specified period of service and to meet a specified performance target during the service period. A service condition solely requires the counterparty to complete a specified period of service. The amendments are effective for share-based payment transactions for which the grant date is on or after July 1, 2014.

IFRS 7 Financial instruments: disclosures and IAS 32 Financial instruments: presentation
Financial assets and financial liabilities may be offset, with the net amount presented in the statement of financial position, only when there is a legally enforceable right to set off and when there is either an intention to settle on a net basis or to realize the asset and settle the liability simultaneously. The amendments to IAS 32, issued in December 2011, clarify the meaning of the offsetting criterion "currently has a legally enforceable right to set off" and the principle behind net settlement, including identifying when some gross settlement systems may be considered equivalent to net settlement. The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

IFRS 8 Operating segments
The amendments to IFRS 8, issued in December 2013, require an entity to disclose the judgments made by management in applying the aggregation criteria for reportable segments. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

IFRS 9 Financial instruments
IFRS 9 was issued in November 2009 as the first step in its project to replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 introduces new requirements for classifying and measuring financial assets that must be applied starting January 1, 2015, with early adoption permitted. The IASB intends to expand IFRS 9 during the intervening period to add new requirements for classifying and measuring financial liabilities, de-recognition of financial instruments, impairment and hedge accounting. The Company is currently assessing the impact of this standard on the consolidated financial statements.

IFRS 10 Consolidated financial statements and IFRS 12 Disclosure of interests in other entities and IAS 27 Separate financial statements
The amendments to IFRS 10, issued in October 2012, introduce a consolidation exception for investment entities. They do this by defining an investment entity and requiring an investment entity to measure subsidiaries at fair value through profit or loss in accordance with IFRS 9 Financial instruments or IAS 39 Financial Instruments: Recognition and measurement. The related amendments to IFRS 12, issued at the same time, require additional disclosure for investment entities. The amendments are effective for annual periods beginning on or after January 1, 2014.

IFRS 13 Fair value measurement
The Company applies the "portfolio exception". Accordingly, it measures the fair value of financial assets and liabilities, with offsetting positions in market or counterparty credit risk, consistently with how market participants would price the net risk exposure. The amendments to IFRS 13, issued in December 2013, clarify that the portfolio exception applies to all contracts within the scope of IFRS 9 Financial instruments or IAS 39 Financial instruments: Recognition and measurement, regardless of whether they meet the definitions of financial assets or financial liabilities in IAS 32 Financial instruments: Presentation. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 16 Property, plant and equipment and IAS 38 Intangible assets
The amendments to IAS 16 and IAS 38, issued in December 2013, clarify how an entity calculates the gross carrying amount and accumulated depreciation when a revaluation is performed. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 24 Related party disclosures
The amendments to IAS 24, issued in December 2013, clarify that a management entity, or any member of a group of which it is a part, that provides key management services to a reporting entity, or its parent, is a related party of the reporting entity. The amendments also require an entity to disclose amounts incurred for key management personnel services provided by a separate management entity. This replaces the more detailed disclosure by category required for other key management personnel compensation. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

IAS 36 Impairment of assets
The amendments to IAS 36, issued in May 2013, require:
•	Disclosure of the recoverable amount of impaired assets; and
•
Additional disclosures about the measurement of the recoverable amount when the recoverable amount is based on fair value less costs of disposal, including the discount rate when a present value technique is used to measure the recoverable amount.

The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

Transition to International Financial Reporting Standards

The Company adopted IFRS effective for the year end December 31, 2011 with one year of comparative financial statements.  In accordance with IFRS 1 the Company presented it opening statement of financial position as of January 1, 2010 and all subsequent reports using the same accounting policies, which comply with each IFRS effective as of the Company first annual financial statement presented in compliance with IFRS.. The date of the first annual financial statements in compliance with IFRS was for the year ended December 31, 2011.

The IFRS accounting policies have been applied in preparing the consolidated financial statements for the years ended December 31, 2012 and 2011, the comparative year and the opening statement of financial position at the date of transition.

(a) Elected exemptions from full retrospective application

IFRS 1 requires accounting policies to be applied retrospectively to determine the opening statement of financial position at the Company's transition date of January 1, 2010, and allows certain exemptions on the transition to IFRS. The optional exemptions applied are as follows:

(i) Business combinations
Under IFRS 1, the Company can elect to not restate in accordance with IFRS 3 Business Combinations, all business combinations that occurred prior to the transition date or to only restate all business combinations that occurred after a designated date prior to the transition date. The Company has applied this exemption to all business combinations that occurred prior to January 1, 2010.

(ii) Share-based payment transactions
IFRS 1 encourages, but does not require a first time adopter to apply IFRS 2 Share-based Payment ("IFRS 2") to equity instruments that were granted on or before November 7, 2002, or were granted after November 7, 2002, but vested before the Company's IFRS transition date. Accordingly, an entity may elect not to retrospectively apply IFRS 2 to these equity instruments.

The Company has elected this exemption and as a result, has applied IFRS 2 retrospectively only for share-based payments that were granted after November 7, 2002, and had not vested at the date of transition.

(iii) Cumulative translation differences
IFRS 1 allows cumulative translation differences for all foreign operations to be reset to zero at the date of transition to IFRS, with future gains or losses on subsequent disposal of any foreign operations to exclude translation differences arising prior to the date of transition to IFRS. The Company has elected this exemption and accordingly, has reset all cumulative translation differences to zero on transition to IFRS.

(iv) Borrowing costs
IFRS 1 permits an entity to apply the transitional provisions of IAS 23 - Borrowing Costs as an alternative to full retrospective application. Under these provisions, the Company may elect to only apply IAS 23 to qualifying assets for which the commencement date for capitalization is on or after the date of transition (or an elected earlier date).  The Company has elected to apply this exemption from its transition date of January 1, 2010, and as a result, will apply IAS 23 from this date onwards for projects with a commencement date of January 1, 2010 or later.

(b) Mandatory exceptions to retrospective application

IFRS 1 outlines specific guidelines that a first-time adopter must adhere to under certain circumstances. The Company has applied the following guidelines to its opening consolidated statement of financial position dated January 1, 2010:

(i) Estimates
Hindsight was not used to create or revise estimates and accordingly, the estimates previously made by the Company under Canadian GAAP are consistent with their application under IFRS.

(c) Reconciliations from Canadian generally accepted accounting principles ("GAAP") to IFRS

The Company's transition from Canadian GAAP to IFRS has resulted in adjustments to its consolidated statement of financial position, consolidated statement of loss, consolidated statement of comprehensive loss and consolidated statement of cash flows for the year ended December 31, 2010 and to the consolidated statement of financial position as of January 1, 2010. Further details of the adjustments and reconciliations to Canadian GAAP are provided in Note 18 Transition to IFRS in the Company's financial statements for the year ended December 31, 2011. The adoption of IFRS has not changed our actual cash flows.

Commitments and Contingencies

a)
On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz province, Argentina.  The Company may earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period.  The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA		Exploration Expenditures Required	Ownership
First year - 2007	US$50,000	PAID	US$250,000	0%
Second year - 2008	US$30,000	PAID	US$250,000	0%
Third year -2009	US$50,000	PAID	-	51%
Fourth year - 2010	US$50,000	PAID	-	60%
Fifth year – 2011	US$50,000	PAID	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty ("NSR") on commercial production or US$100,000 per year.  The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of June 30, 2014, we have made all required payments to F.K. Minera, however, CCSA has not made sufficient exploration expenditures required by the Bajo Pobre contract.  As a result, the Bajo Pobre contract has been breached and is subject to termination.  As of the date hereof, FK Mineral has not waived the required exploration expenditures.  Currently, we are endeavoring to amend the Bajo Pobre contract to reduce the amount of the expenditures and have the parties reaffirm the remaining terms of said contract.  There is no assurance that such amendment will ever occur and if the parties cannot agree upon an amendment, we will lose all of our rights to the Bajo Pobre property.  If that should occur, we will lose approximately US$830,000 in payments and exploration expenditures.   The foregoing will not have an adverse impact on our operations.

b)
In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz.  On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a Joint Venture Corporation ("JV Corporation") would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%.

On November 15, 2012 the Company signed an amended agreement with Fomicruz extending the exploration term by 4 years; the new agreement requires the Company to make a production decision by the end of 2019.  The Company's projected production date is December 31, 2019.

The Company has agreed to make a minimum investment of US$12 million, of which it has already invested approximately US$9 million.  Additionally, and subject to proof of compliance with committed investments, the Company has the option to continue exploration for a second additional term of four years, ending on June 30, 2019, requiring it to make an additional investment US$6 million, which will bring the total investments in the La Josefina Project to US$18 million.

A participating interest of Fomicruz over the minerals and metals extracted from the field and the purchase option of up to a 49% participating interest in the incorporation of the future Company to be organized for the productions and exploitation of the project, having Fomicruz to contribute the equivalent of such percentage of the investments made.  The Company has the right to buy back any increase in Fomicruz's ownership interest in the JV Corporation at a purchase price of USD$200,000 per each percentage interest owned by Fomicruz down to its initial ownership interest of 19%; the Company can purchase 10% of the Fomicruz's initial 19% JV Corporation ownership interest by negotiating a purchase amount with Fomicruz.

c)
On June 30, 2010, a former director and accounting consultant ("the Consultant") to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant's claims. The certificates of notice stated the value of the Consultant's claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant.  The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006.  The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties.  The consolidated financial statements include a provision of $125,000 at December 31, 2013.  Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

On August 29, 2013, the Company was notified that $80,085 was withheld from its Argentine bank account and placed in escrow with the Court pending the outcome of the lawsuit filed on March 18, 2011 against the Company.

d)
On October 31, 2011, the Company signed an agreement with the owners of the Piedra Labrada Ranch for the use and lease of facilities on the same premises as the Company's La Josefina facilities.  The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.

e)
On April 1, 2012 the Company entered into a 9 month agreement with the surface rights holder of the Piedra Grande Ranch, located in Santa Cruz province, Argentina for access and use of their property. The agreement allows for the Company to engage in exploration activity as well as use the property and the facilities to house and store the Company's equipment and personnel.  The Company agreed to consideration of US$3,000 per month under this agreement.   The initial term of the agreement ended on December 31, 2012, The Company was given an exclusive option to extend the agreement for 1 year, which it exercised.  The agreement now ends on December 31, 2013.  The Company's total obligation under this new agreement for the year ended December 31, 2013 is US$36,000.  The Company did not extend this agreement for another year.

f)
On May 3, 2012, the Company entered into an exploration agreement with Eldorado Gold Corp. ("Eldorado") for the purpose of exploring the Company's exploration projects in Santa Cruz province, Argentina.  The agreement classifies projects into three stages:  Stage I is an early exploration project that is not ready for exploration drilling; Stage II is a project that is drill ready, or being drilled; Stage III requires that the Company and its exploration partner jointly create a new company where by the Company will retain a 25% interest in the new company and Eldorado Gold Corp., or a nominee of their choice, will be granted a 75% interest in the new company.  The Company had two Stage II projects, Bajo Pobré and La Valenciana, and one new Stage I project, La Josefina.

On May 24, 2013, the Company received one-time payments of $200,000 for its La Valenciana project and $125,000 for its La Josefina project, as well as a yearly lease payment of $125,000 for its Bajo Pobre project.

On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement.  The Company is actively pursuing new exploration partners and remains open to a suitable partner to replace Eldorado.  There will be no interruption in our operations and a 2014 drill program on the La Josefina and La Valenciana properties is planned with or without an exploration partner. Further, there will be no material effect on our capital resources without a partner.

At December 2013, the Company has paid severance for $205,540, included as payroll expenses in the consolidated statement of loss and comprehensive loss, which became effective in the month of July 2013.

g)
On September 1, 2012, the Company moved into new office space.  The Company signed a new office lease with a three-year term, which included the first four months for free. The office lease expires on December 31, 2015 and calls for monthly payments of approximately US$2,886 in 2014; and US$2,960 in 2015.

Minimal annual lease payments pursuant to the lease agreement are as follows (in US$):

2014	$34,632
2015	35,520
$70,152

In December 2013, the Company moved out of the office space and terminated the lease.  The Company included in accounts payable and accrued liabilities as at December 31, 2013 US$21,000 for settlement of a lease break fee.

h)
On October 1, 2012, the Company entered into an agreement with the surface owner of the Bajo Pobré Ranch in Santa Cruz province, Argentina.  As consideration for access to the Bajo Pobré property and use of the Bajo Pobré Ranch, the Company agreed to pay the owner $5,000 per month over a period of 9 months ending on June 30, 2013.  At the Company's sole option it can extend the agreement for an additional year, ending June 1, 2014.  The Company's total commitment for 2013 under this agreement is US$30,000.  The Company did not extend the lease for an additional year.

i)
On November 1, 2012, the Company entered into an agreement with Fomicruz for the exploration of the La Valenciana project in Santa Cruz province, Argentina.  The agreement is for a total of 7 years, expiring on October 31, 2019.  The 7 years is broken into 3 economic periods, at the end of each period the Company will have the option of reporting its results to Fomicruz or terminating the agreement.

The agreement with Fomicruz requires the Company to spend USD $5,000,000 in exploration on the project over 7 years.  If the Company elects to exercise its option to bring the La Valenciana project into production it must grant Fomicruz a 9% ownership in a new JV Corporation to be created by the Company to manage the project. If Fomicruz elects to increase their ownership they can under the following formula up to a maximum of 49% interest.

•	To purchase an additional 10% in the JV corporation, Fomicruz must reimburse the Company for 10% of the exploration expenses made by the Company during the exploration period;
•	To purchase the next 10% interest in the JV corporation, Fomicruz must reimburse the Company for 20% of the exploration expenses made by the Company during the exploration period;
•
To purchase a final additional 20% interest in the JV Corporation, Fomicruz must reimburse the Company for 25% of the exploration expenses made by the Company during the exploration period; bringing Fomicruz's total ownership interest in the JV Corporation to 49%.

At the Company's option it can purchase all but the 9% granted ownership interest in the JV Corporation from Fomicruz for USD $200,000 per percentage point owned.  The remaining 9% can be purchased for a mutually agreed amount, to be determined by negotiation between Fomicruz and the Company.

j)
On October 3, 2013, the Tax Authorities of the Santa Cruz Province, started a claim requesting omitted stamp tax on a) the Exploration Agreement signed during fiscal year 2012 (Amendment of "La Josefina" and "La Valenciana" contract) and b) Loan Agreement signed between the parent Companies and CCSA.  Request is in the amount of $248,673.  This amount does not include potential fines.  An accrual for this amount has been included in taxes payable in the consolidated statements of financial position.

On October 17, 2013, the answer to the requirement was filed.

k)
As of January 22, 2014, the Secretary of Public Revenues of the Province of Santa Cruz approved the tax assessment.  As of February 12, 2014, the Company filed a new request.  As of the date of these consolidated financial statements, no answer has been received to the last requirement.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

The following table sets out the name, municipality of residence, and the number and percentage of common shares of the Company beneficially owned, or controlled or directed, of each director and executive officer of the Company. The directors are elected at each annual meeting and hold office until the next annual meeting, unless his office is vacated earlier due to death, removal, resignation or ceasing to be duly qualified in accordance with the Business Corporations Act (British Columbia).

Name and Municipality of Residence	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
Tim Hunt Greenacres, Washington, USA Executive Chairman and Director	51,188,200(3)	42.1%
Darrick Hunt, CPA(4) Greenacres, Washington, USA Director	550,000(5)	*
Alan P. Chan Calgary, Alberta, Canada Director	780,000(6)	*
Danilo Silva Pigue, Argentina Director; President of CCSA	650,000(7)	*
Matthew Hughes Spokane, WA President and Chief Executive Officer	750,000(8)	*
Matt Fowler Spokane, WA Chief Financial Officer and Secretary	250,000(9)	*
Directors and Executive Officers as a Group (Six People)	54,168,200(10)	44.6%
*           Denotes less than one percent.

Notes:
(1)	Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on December 31, 2013.

(2)	The percentage is calculated based on 121,494,823 common shares that were outstanding as of December 31, 2013.

(3)	Consists of 50,000,000 common shares of Hunt Mining directly and indirectly held by HuntMountain Resources Ltd. (a U.S. public company that is delinquent in its reporting obligations under section 13(a) of the Exchange Act), 188,200 existing Hunt Mining common shares directly held by Tim Hunt, and 1,000,000 common shares issuable upon exercise of existing Hunt Mining stock options held by Tim Hunt (500,000 expire December 23, 2014; 500,000 expire January 18, 2015). [Tim Hunt and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 93.2% of the shares of HuntMountain. Accordingly, Tim Hunt is deemed to be the beneficial owner of the 50,000,000 shares directly and indirectly held by HuntMountain. Tim Hunt is also the Chair, President and a director of HuntMountain].

(4)	Mr. Darrick Hunt is also a director of HuntMountain and Tim Hunt's adult son, but does not exercise any control over the HuntMountain (except in his capacity as one of HuntMountain's directors) or the Hunt Family Limited Partnership.

(5)	Consists of 550,000 common shares issuable upon exercise of stock options (500,000 expire December 23, 2014; 50,000 expire February 27, 2017).

(6)	Consists of 230,000 common shares and 550,000 common shares issuable upon exercise of stock options (150,000 expire December 23, 2014; 100,000 expire January 18, 2015; 197,530 expire January 27, 2016; 50,000 expire February 27, 2017).

(7)	Consists of 650,000 common shares issuable upon exercise of stock options (500,000 expire December 23, 2014; 150,000 expire February 27, 2017).

(8)	Consists of 750,000 common shares issuable upon exercise of stock options (500,000 expire December 23, 2014; 250,000 expire February 27, 2017).

(9)	Consists of 250,000 common shares issuable upon exercise of stock options (250,000 expire February 27, 2017, but forfeited March 31, 2014 due to resignation effective December 31, 2013).

(10)	Includes 2,650,000 common shares issuable upon exercise of the stock options described in the foregoing notes.

The information as to shares beneficially owned or controlled or directed, directly or indirectly, not being within our knowledge, has been furnished by the officers and directors.

To the knowledge of the Company's directors and executive officers, as of the date of this prospectus, no person beneficially owns, or controls or directs, directly or indirectly, common shares of the Company carrying 10% or more of the voting rights attached to all issued and outstanding common shares of the Company except as follows:

Name and Municipality of Residence	Number of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly (1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
HuntMountain Resources Ltd.(3) Liberty Lake, Washington, USA	50,000,000(4)	41.2%

Tim Hunt Liberty Lake, Washington, USA	51,188,200(5)	42.1%
RBC Global Asset Management Inc.(6) Toronto, ON, Canada	4,500,000(7)	3.7%

Notes:
(1)	Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on December 31, 2013.

(2)	The percentage is calculated based on 121,494,823 common shares that were outstanding as of December 31, 2013.

(3)	HuntMountain is a U.S. public company that is delinquent in its reporting obligations under section 13(a) of the Exchange Act. (See also Note 5 below.)]

(4)	Includes 2,500,001 Hunt Mining common shares registered in the name of HuntMountain Investments. It is expected that such Hunt Mining common shares will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain's common stock pursuant to this prospectus.

(5)	Consists of the 50,000,000 common shares of Hunt Mining directly and indirectly held by HuntMountain, 188,200 existing Hunt Mining common shares directly held by Tim Hunt, and 1,000,000 common shares issuable upon exercise of existing Hunt Mining stock options held by Tim Hunt (500,000 expire December 23, 2014; 500,000 expire January 18, 2015). [Mr. Tim Hunt (Executive Chairman of Hunt Mining) and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 93.2% of the shares of HuntMountain. Accordingly, Tim Hunt is deemed to be the beneficial owner of the 50,000,000 shares directly and indirectly held by HuntMountain. Tim Hunt is also the Chair, President and a director of HuntMountain.

(6)	Based on public filings, RBC Global Asset Management Inc. is a wholly-owned subsidiary of Royal Bank of Canada.

(7)	Based on public filings, this figure represents shares held by RBC Global Asset Management on behalf of client accounts over which RBC Global Asset Management has discretionary trading authority.

As at December 31, 2013, approximately 45.2% of our Company's common shares were held by 98 shareholders of record with addresses in the United States.

The following table sets forth details of anticipated major shareholders of our Company immediately following the offering contemplated by this prospectus, assuming the distribution of all of the 50,000,000 common shares.

Name and Municipality of Residence[1]	Number of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
Hunt Family Limited Partnership (3) Liberty Lake, Washington, USA	38,967,279(5)	32%

Tim Hunt Liberty Lake, Washington, USA	47,805,523(4)(5)	39.4%
RBC Global Asset Management Inc. (6) Toronto, ON, Canada	4,500,000(7)	3.7%

Notes:
(1)	Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect what the person's actual ownership or voting power will be with respect to the number of common shares actually outstanding immediately after the completion of the offering contemplated by this prospectus.

(2)	The percentage is calculated based on the 121,494,823 common shares that were outstanding as of December 31, 2013.

(3)
Hunt Family Limited Partnership is an entity controlled by Tim Hunt and his spouse Resa Hunt.  Accordingly, Mr. Hunt is deemed to be the beneficial owner of the 38,967,279 Hunt Mining Shares that will be held by Hunt Family Limited Partnership immediately upon completion of the offering.  Mr. Hunt is our Company's Executive Chairman and a Director.

(4)
Consists of the 38,967,279 common shares of Hunt Mining that will be distributed to Hunt Family Limited Partnership and the 7,650,044 common shares of Hunt Mining that will be distributed to Tim Hunt pursuant to the offering contemplated by this prospectus, 188,200 existing Hunt Mining common shares directly held by Mr. Hunt, and 1,000,000 common shares issuable upon exercise of existing Hunt Mining stock options held by Mr. Hunt (500,000 expire December 23, 2014; 500,000 expire January 18, 2015).

(5)
HUNTMOUNTAIN RESOURCES LTD
NAME	NUMBER OF OUTSTANDING HUNTMOUNTAIN COMMON SHARES	PERCENTAGE OF TOTAL OUTSTANDING HUNTMOUNTAIN COMMON SHARES	PROPOSED DISTRIBUTION OF HUNT MINING COMMON SHARES UNDER PROSPECTUS(A)

HUNT FAMILY LIMITED PARTNERSHIP	111,099,472	77.9%	38,967,279

TIM HUNT	21,811,011	15.3%	7,650,044
DARRICK HUNT	2,587,148	1.8%	907,423
OTHER	7,055,026	5.0%	2,475,254
TOTAL HUNTMOUNTAIN RESOURCES LTD	142,552,657	100%	50,000,000

TIM HUNT AND HUNT FAMILY LIMITED PARTNERSHIP	132,910,483	93.2%	46,617,323

TIM HUNT, DARRICK HUNT AND HUNT FAMILY LIMITED PARTNERSHIP	135,497,631	95.0%	47,524,746

(A) Each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held.

(6)	Based on public filings, RBC Global Asset Management Inc. is a wholly-owned subsidiary of Royal Bank of Canada.

(7)	Based on public filings, this figure represents shares held by RBC Global Asset Management on behalf of client accounts over which RBC Global Asset Management has discretionary trading authority.

Transactions with Related Parties

During the year ended December 31, 2013, the Company paid $Nil (2012 - $179,055) to HuntMountain Resources Ltd. ("HuntMountain"), an entity controlled by the Company's Executive Chairman, for the rental of office space.  Of the $179,055 paid to HuntMountain in 2012, $84,291 relates to settlement of a lease break fee, of that $42,123 was applied to refundable deposit made to HuntMountain.

During the year ended December 31, 2013, the Company incurred $137,298 (2012 – $191,651) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2013 was $13,879 (December 31, 2012 - $14,999) owing to the President of CCSA for professional geological fees.  Included in prepaid expenses as at December 31, 2013, the Company had a receivable due from the President of CCSA for $1,087 (December 31, 2012 - $45) for cash advanced for field expenses.

During the year ended December 31, 2013, the Company incurred $22,444 (2012 – $31,075) in general and administrative expenses relating to rent paid for office space to the President of CCSA.  Included in accounts payable and accrued liabilities as at December 31, 2013 was $Nil (December 31, 2012 – $2,754) owing to the President of CCSA relating to rent paid for office space.

During the year ended December 31, 2013, the Company incurred $53,924 (2012 - $58,212) in professional fees expense relating to the accounting services of a director of CCSA.  Included in accounts payable and accrued liabilities as at December 31, 2013, the Company had a payable owing to the director of CCSA of $3,868 (December 31, 2012 – $6,098).  Included in prepaid expenses as at December 31, 2013, the Company had a receivable due from the director of CCSA of $18 (December 31, 2012 - $196) for cash advanced for miscellaneous expenses.

In conjunction with the Company's Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA's former parent corporation, as a refundable deposit.  As at the year ended December 31, 2013, the balance owed by HuntMountain to the Company was $nil (2012 - $114,408).  During the year, HuntMountain paid expenses, including professional fees and administrative and office expenses, on behalf of the Company that were offset against the amount owing.

In conjunction with the Company's Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA's former parent corporation, as a refundable deposit. The deposit was not applied to the consideration of the Qualifying Transaction and therefore was reflected in prepaid expenses and deposits on the Company's consolidated statement of financial position at December 31, 2011 (January 1, 2010 and December 31, 2010 – $200,000).  At the year ended December 31, 2011, the Company received notice from HuntMountain that they had identified invoices refundable to them as part of the Qualifying Transaction.  Upon submittal to Hunt Mining, $43,000 of expenses were identified as refundable.  The Company credited the $43,000 against the $200,000 receivable leaving an outstanding balance owed by HuntMountain to Hunt Mining of $157,000 as at December 31, 2011.  As at the year ended December 31, 2012, the balance owed by HuntMountain to the Company had been reduced to $114,408.  As at the year ended December 31, 2013, the balance owed by HuntMountain to the Company was $nil (2012 - $114,408).  During the year, HuntMountain paid expenses, including professional fees and administrative and office expenses, on behalf of the Company that were offset against the amount owing.

During the year ended December 31, 2012, the Company paid $179,055 (2011 - $84,803) to HuntMountain, for the rental of office space.  Of the $179,055, $84,291 relates to settlement of a lease break fee, of that $42,123 was applied to refundable deposit made to HuntMountain.

During the year ended December 31, 2012, the Company incurred $191,651 (2011 – $146,546) in professional fees expense relating to the services of Danilo Silva, the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2012 was $14,999 (December 31, 2011 - $12,773) owing to Mr. Silva for professional geological fees. Included in prepaid expenses as at December 31, 2012, the Company had a receivable due from Mr. Silva for $45 (December 31, 2011 - $3,100) for cash advanced for field expenses.

During the year ended December 31, 2012, the Company incurred $31,075 (2011 – $27,502) in general and administrative expenses relating to rent paid for office space to Danilo Silva, the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2012 was $2,754 (2011 – Nil) owing to Mr. Silva relating to rent paid for office space.

During the year ended December 31, 2012, the Company incurred $58,212 (2011 - $94,605) in professional fees expense relating to the accounting services of Daniel Pezzino, a director of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2012, the Company had a payable owing to the director of CCSA of $6,098 (2011 – $5,027). Included in prepaid expenses as at December 31, 2012, the Company had a receivable due from the director of CCSA of $196 (2011 - $166) for cash advanced for miscellaneous expense.

During the year ended December 31, 2011, the Company paid US$85,761 (2010 - US$87,116) to HuntMountain for the rental of office space.

During the year ended December 31, 2011, the Company incurred $146,546 (2010 – $139,769) in professional fees expense relating to the services of Danilo Silva, the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011 was $12,773 (December 31, 2010 - $11,785) owing to Mr. Silva for professional geological fees.

Included in prepaid expenses as at December 31, 2011, the Company had a receivable due from Danilo Silva, the President of CCSA for $3,100 (December 31, 2010 - $534) for cash advanced for field expenses.

During the year ended December 31, 2011, the Company incurred $27,502 (2010 – $31,276) in general and administrative expenses relating to rent paid for office space to Danilo Silva, the President of CCSA.

During the year ended December 31, 2011, the Company incurred $94,605 (2010 - $38,660) in professional fees expense relating to the accounting services of Daniel Pezzino, a director of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011, the Company had a payable owing to a director of CCSA for accounting services of $5,027 (December 31, 2010 – $4,467).

During the year ended December 31, 2011, the Company acquired office furniture and fixtures from HFP, LLC, an entity controlled by the Tim Hunt, the Company's Executive Chairman, for $Nil (2010 - $44,419).

During the year ended December 31, 2011, the Company acquired computer equipment from HuntMountain for US$36,477 (2010 - $Nil). The Company paid a deposit of $Nil (2010 - US$5,000) in relation to the purchase.

During the year ended December 31, 2011, the Company paid US$23,973 (2010 - US$21,453) to Huntwood Industries, an entity controlled by Tim Hunt, the Company's Executive Chairman, for marketing design services, website development and website maintenance. As at December 31, 2011, US$18,915 (December 31, 2010 – US$21,453) is reflected in accounts payable and accrued liabilities.

During the year ended December 31, 2011 the Company paid $Nil (2010 - US$10,000) to HuntMountain for reimbursement of travel expenses incurred by HuntMountain in conjunction with the Qualifying Transaction.  This is recorded in travel expenses in the consolidated statement of loss.

On March 3, 2010, Hunt Gold USA LLC, a wholly owned subsidiary of the Company, acquired US$700,000 of the US$803,000 outstanding loan payable from CCSA to HuntMountain for total consideration of US$679,000, a 3% discount to the outstanding amount payable.

On March 14, 2011, Hunt Gold USA LLC acquired the remaining amount of the loan owing from CCSA to HuntMountain. The outstanding principal amount of the loan was US$103,000 and the accrued interest relating to the loan was US$11,682.  The total consideration paid to HuntMountain was 97% of the outstanding principal plus all accrued interest.  The total consideration for this transaction was $111,592.

All related party transactions are in the normal course of business.

Patagonia Drill Mining Services S.A. Payables

As a condition of the Qualifying Transaction, HuntMountain entered into an agreement with CCSA (the "PDM Payables Assumption Agreement") pursuant to which HuntMountain agreed to assume all of CCSA's remaining accounts payable (the "PDM Payables") owed to Patagonia Drill Mining Services S.A. ("PDM"). Pursuant to the assumption agreement, HuntMountain originally agreed to make periodic payments to CCSA in order to permit CCSA to pay off the PDM Payables over time. HuntMountain's periodic payments were to be considered equity; therefore, on acceptance of the PDM Payables Assumption Agreement, CCSA's balance sheet reflected an equity investment by HuntMountain equal to the amount of the

PDM Payables, net of a prepaid deposit. CCSA was to recognize an offsetting short term note receivable from HuntMountain for the same amount. As HuntMountain made payments to CCSA over time, the note receivable was to be extinguished and the PDM Payables were to be paid down.

HuntMountain subsequently purchased all of the remaining PDM Payable from PDM for total consideration of US$1,061,695.  This amount excluded a $612,850 deposit made by HuntMountain against the PDM Payables in 2008. Therefore, the $612,850 deposit amount was applied to pay down the PDM payables concurrently with the signing of the agreement between HuntMountain and PDM.  As a result, our Company recorded a $612,850 payable owing to HuntMountain on December 31, 2009.

Pursuant to an agreement between CCSA and HuntMountain dated March 5, 2010, HuntMountain forgave our Company's due-to-related-party liability of $612,850 and all of the PDM Payables purchased from PDM by HuntMountain. This had the same effect as the original PDM Payables Assumption Agreement, except that no further equity was issued to HuntMountain by CCSA, as was contemplated in the original PDM Payables Assumption Agreement, and the PDM Payables were extinguished immediately as opposed to the fifteen month term contemplated in the PDM Payables Assumption Agreement.

These transactions related to the normal course of business, and were recorded at the exchange amount.

MARKET FOR OUR COMMON SHARES

Our common shares were originally listed on the TSXV under the trading symbol "SMMP".  In accordance with TSXV policies, trading in our common shares was halted upon the announcement of our letter intent with HuntMountain dated June 23, 2009, in respect of our Qualifying Transaction. Trading of our common shares resumed on the TSXV on January 4, 2010, as we satisfied the listing requirements of the TSXV for a "Tier 2" issuer under TSXV policies upon closing of the Qualifying Transaction.

At a Special and Annual Meeting of Hunt Mining's shareholders held on February 1, 2010 our shareholders approved a change of our name from "Sinomar Capital Corp." to "Hunt Mining Corp." The TSXV approved the new name and the common shares began trading under the new symbol "HMX" on Tier 2 of the TSXV on February 5, 2010.

The following table details the price range and volume traded for the Common Shares on the TSXV on a monthly basis for the years ended 2012 and 2013 and through May 31, 2014:

Trading period	High	Low	Volume
January 2012	$0.28	$0.23	1,849,126
February 2012	$0.36	$0.26	815,125
March 2012	$0.30	$0.22	1,000,524
April 2012	$0.24	$0.18	596,570
May 2012	$0.24	$0.07	5,362,670
June 2012	$0.13	$0.07	4,581,683
July 2012	$0.19	$0.11	774,100
August 2012	$0.22	$0.12	920,538
September 2012	$0.23	$0.17	1,119,420
October 2012	$0.25	$0.20	745,290
November 2012	$0.25	$0.16	650,074
December 2012	$0.21	$0.125	895,779
January 2013	$0.16	$0.13	622,412
February 2013	$0.14	$0.10	771,395
March 2013	$0.10	$0.05	1,957,600
April 2013	$0.07	$0.04	4,221,200
May 2013	$0.08	$0.04	2,915,500
June 2013	$0.06	$0.05	171,900
July 2013	$0.05	$0.03	599,000
August 2013	$0.04	$0.03	409,000
September 2013	$0.04	$0.03	10,297,700

October 2013	$0.04	$0.02	3,048,100
November 2013	$0.03	$0.02	1,396,500
December 2013	$0.03	$0.01	9,831,300
January 2014	$0.03	$0.02	1,259,000
February 2014	$0.05	$0.02	767,000
March 2014	$0.05	$0.02	1,689,100
April 2014	$0.03	$0.02	1,156,500
May 2014	$0.03	$0.02	647,500

We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States.

Shares Eligible for Future Sale

We have 121,494,823 shares of common stock outstanding. All 50,000,000 common shares proposed for distribution by way of a dividend in kind pursuant to this prospectus will be freely tradable without restriction in the United States under the U.S. Securities Act unless acquired by our affiliates. Common shares issued by us in the future may be sold in the public market in the United States only if registered or if they qualify for an exemption from registration, including the exemption described below under Rule 144 promulgated under the Securities Act, if available.

Generally, our affiliates will include our directors, executive officers and those persons who beneficially own or control sufficient voting securities to materially affect control of our Company.  Generally, any person who beneficially owns or controls at least 10% of our Company's common shares will be presumed to materially affect control of our Company, and therefore will be considered an affiliate of our Company.

Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity controlled by Tim Hunt and his wife Resa Hunt) own approximately 95.0% of the outstanding shares of HuntMountain common stock.  Therefore, it is anticipated that Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership will receive up to an aggregate of 47,524,746 common shares (representing 95.0% of the outstanding common shares) proposed for distribution under this prospectus.  Tim Hunt is the Executive Chairman and a director of our Company.  Darrick Hunt is a director of our Company and the adult son of Tim Hunt.

The following table sets forth the number of Hunt Mining common shares that are anticipated to be received by way of dividend from HuntMountain pursuant to this prospectus by: (a) affiliates of our Company as "control shares" and therefore subject to resale restrictions under the Securities Act and the rules promulgated thereunder; and (b) non-affiliates as free-trading shares:

Name and Position with Our Company	Number of Common Shares of the Company to be Received from HuntMountain	Percentage of Common Shares of the Company to be Distributed by HuntMountain
Control Shares (Subject to Resale Restrictions)(1)
Tim Hunt President and Chief Executive Officer, Executive Chairman, Director	7,650,044	15.30%
Hunt Family Limited Partnership Affiliated Shareholder	38,967,279	77.93%
Darrick Hunt Director	907,423	1.81%
Free-Trading Shares
Other Non-Affiliated Shareholders (1,380 Persons)	2,475,254	4.96%

Notes:
(1)	These common shares will be subject to resale restrictions under the U.S. Securities Act and the rules promulgated thereunder, and, absent registration for resale under the U.S. Securities Act, are anticipated to be resold by the holders only pursuant to an exemption or exclusion from registration under the U.S. Securities Act, including Rule 144 under the U.S. Securities Act (if available). (See below.)

Any common shares of our Company that are directly or indirectly acquired by such persons pursuant to this prospectus, or otherwise, will be considered to constitute "control shares", and each of them could be deemed to be underwriters of our common shares, with the result that they will not be able to effect any resale transactions of our common shares (including those that may be distributed to them under this prospectus) absent registration under the U.S. Securities Act or an exemption from registration.  In addition, they will be unable to rely on section 4(a)(1) of the U.S. Securities Act to effect transactions in our common shares.

In practice, given the foregoing restrictions on "control securities", an affiliate of an issuer will typically seek to rely on the safe harbor in U.S. Securities Act Rule 144, if available, in order to resell such securities.

Rule 144

In general, Rule 144 of the U.S. Securities Act provides a safe harbor for the resale of restricted and control securities, subject to certain restrictions (including, in some cases, volume and manner of sale restrictions) and procedural requirements (including, in some cases, the requirement to file a notice on Form 144 with the SEC).  The following table summarizes the requirements of Rule 144, as applicable to issuers that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and Has Not Been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Companies
During six-month holding period - no resales under Rule 144 permitted.

After six-month holding period - may resell in accordance with all Rule 144 requirements including:
•   Current public information(1),
•   Volume limitations,(2)
•   Manner of sale requirements for equity securities,(3) and
•   Filing of Form 144.(4)

During six-month holding period - no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period - unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Control Securities of Reporting Companies
May resell in accordance with all Rule 144 requirements including:
•   Current public information(1),
•   Volume limitations,(2)
•   Manner of sale requirements for equity securities,(3) and
•   Filing of Form 144.(4)

Notes:
(1)	The requirement for current public information can be satisfied if the issuer is current in its reporting obligations under the Exchange Act.

(2)	The number of securities resold by a selling shareholder who is an affiliate of the issuer during any three month period may not exceed the greater of: (a) 1% of the total number of issued and outstanding shares of the same class of the issuer as published in the issuer's latest filing with the SEC; and (b) the average weekly reported volume of trading in the issuer's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the Form 144 or, if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. A "national securities exchange" is an exchange registered as such under section 6 of the Exchange Act including NYSE MKT (formerly, NYSE Amex), Boston Stock Exchange, Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, Cincinnati Stock Exchange, International Securities Exchange, New York Stock Exchange (NYSE), Philadelphia Stock Exchange and Pacific Exchange. The Nasdaq Stock Market qualifies as an "automated quotation system of a registered securities association," but the OTC Bulletin Board, the OTC Pink Market, OTCQX and OTCQB do not.

(3)	The resale must be effected as either: (a) a routine open market brokerage transaction; or (b) a transaction directly with a market maker.

(4)	Form 144 must be filed with the SEC if the sale involves more than 5000 securities or the aggregate dollar amount of securities sold in any three month period is greater than US$50,000.

As noted above, an affiliate of an issuer who holds "control shares" that are not "restricted securities" may also rely on Rule 144 to resell such shares.  All of the requirements applicable in respect of "restricted securities", other than the six-month holding period would apply to such resale transactions.

Generally, holders of securities of any issuer that is or was a "shell company" may not rely on Rule 144 to resell their securities.  Rule 144 will be available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or an issuer that has been at any time previously a reporting or non-reporting shell company, only if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current "Form 10 type information" with the SEC reflecting its status as an entity that is not a shell company.

"Form 10 type information" is information that a company would be required to file if it were registering a class of securities on Form 10 or Form 20-F under the Exchange Act.  A registration statement on Form F-1 would qualify.

For these purposes, a "shell company"  is an issuer, other than a business combination related shell company, as defined in Securities Act Rule.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has:

 (A)          No or nominal operations; and

 (B)           Either:

 (1)          No or nominal assets;
 (2)          Assets consisting solely of cash and cash equivalents; or
 (3)          Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Since we were a "shell company" prior to the completion of our Qualifying Transaction, Rule 144 will not be available to our security holders until and unless we are in compliance with the following requirements prescribed by Rule 144(i) of the U.S. Securities Act:

(a)	at least one year must elapse from June 12, 2012, being the date of filing with the SEC of our registration statement on Form F-1 in connection with this offering;

(b)	we must not become a "shell company";

(c)	we must remain subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; and

(d)	we must have filed all reports and other materials required to be filed by us under section 13 or 15(d) of the Exchange Act, as applicable.

Rule 701

In general, under Rule 701 of the U.S. Securities Act, any of our employees, officers, directors, consultants or advisors who purchased or received common shares from us before this offering under a compensatory stock or option plan or written agreement will be eligible to resell their shares in the United States in reliance on Rule 144, when it becomes available.

ARTICLES AND BY-LAWS OF OUR COMPANY

As discussed above under the heading "Company Information", our Company was incorporated under the laws of the Province of Alberta, Canada on January 10, 2006. The Company was continued to British Columbia effective November 6, 2013.

Objects and Purposes

Neither our Articles nor By-laws contain a description of, or any restriction upon, our objects and purposes.  Under the Business Corporations Act (British Columbia), a corporation has the capacity and, subject to the Business Corporations Act (British Columbia), the rights, powers and privileges of a natural person, as well as the capacity to carry on its business, conduct its affairs and exercise its powers in any jurisdiction outside British Columbia to the extent that the laws of that jurisdiction permit.

Directors

Our directors are elected annually at each annual meeting of our Company's shareholders.  Our Articles provide that the Board of Directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of our Company's shareholders.

Our By-laws provide that our directors may from time to time on behalf of our Company, without shareholder approval:

•	borrow money upon the credit of our Company;
•	issue, sell or pledge bonds, debentures or other evidences of indebtedness and provide guarantees; and
•
mortgage, pledge or otherwise create an interest or charge in all or any currently owned or subsequently acquired property of our Company, to secure payment of a debt or performance of any other obligation of our Company.

Our By-laws also provide that, subject to our Articles:

•
the directors may by resolution issue shares of our Company at such times, to such persons and, subject to the Business Corporations Act (British Columbia), for such consideration as the directors may from time to time determine;

•
the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of our Company (provided that, under the Business Corporations Act (British Columbia), the directors must submit a bylaw, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law amendment or repeal);

•
the directors may designate the officer of our Company, appoint as officers individuals of full capacity who may but need not be directors of our Company, specify their duties, and except where delegation is prohibited by the Business Corporations Act (British Columbia), delegate to them power to manage the business and affairs of our Company; and

•	the directors may fix the remuneration of the directors and the officers and employees of the Company.

Our By-laws also provide for procedures for convening meetings of our Board of Directors, and provide that, subject to our Articles, a meeting of the directors may be held at any place in British Columbia or at any place outside British Columbia if all directors entitled to attend and vote at the meeting either participate in the meeting or consent verbally or otherwise to the meeting being held at that place.  Our By-laws also provide that a director may participate in a meeting of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.  Subject to our Articles, every resolution submitted to a meeting of directors is required to be decided by a vote of a majority of the directors participating in the meeting; in the case of an equality of votes, the Chairman does not have a casting (deciding) vote.

Subject to the Articles, a majority of the directors shall constitute a quorum at any meeting of directors.

Neither our Articles nor By-laws restrict: (i) a director's power to vote on a proposal, arrangement or contract in which the director is materially interested (although the Business Corporations Act (British Columbia) generally requires a director who is materially interested in a material contract or material transaction to disclose his or her interest to the Board, and to abstain from voting on any resolution to approve the contract or transaction, failing which the Court of Queen's Bench of British Columbia may, on application of our Company or any of our shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director to account to the Company for any profit or gain realized on it, or both); or (ii) our directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

Neither our Articles nor By-laws set out a mandatory retirement age for our directors. Our directors are not required to own securities of our Company in order to serve as directors.

Authorized Capital

Our Articles provide that our authorized capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value.

Rights, Preferences and Restrictions Attaching to Our Shares

Our Articles set forth the following rights, privileges, restrictions and conditions attaching to our common shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
•
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company;

•	subject to the rights of the preferred shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Our Articles provide that:

•	our preferred shares may be issued in one or more series;
•	our directors may fix the number of shares which is to comprise each series of preferred shares, and the designation, rights, privileges, restrictions and conditions attaching to each series;
•
the preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of our Company, rank in parity with the preferred shares of every other series, and be entitled to preference over the common shares;

•	the preferred shares of any series may also be given such other preferences, not inconsistent with our Articles, over the common shares;
•
if any cumulative dividends or amounts payable on the return of capital in respect of a series of preferred shares are not paid in full, all series of preferred shares shall participate rateably in respect of cumulative dividends and return of capital; and

•
unless the directors otherwise determine in the Articles of Amendment designating a series of preferred shares, the holder of preferred shares shall not be entitled to receive notice of or vote at any meeting of our Company's shareholders, except as otherwise specifically provided in the Business Corporations Act (British Columbia).

Our Articles provide for a series of preferred shares of our Company that are designated as "Preferred Shares, Series 1" (the "Series 1 Preferred Shares"), consisting of 20,881,493 shares and having attached to them the following preferences, rights, privileges, limitations, restrictions and conditions:

•	the issue price of the Series 1 Preferred Shares is $0.20 per share;
•
except as otherwise specifically provided in the Business Corporations Act (British Columbia), the holders of the Series 1 Preferred Shares are not entitled to receive notice of or vote at any meeting of our Company's shareholders;

•	the Series 1 Preferred Shares are not transferable without the consent of the TSXV;
•	the Series 1 Preferred Shares are not redeemable by our Company or by the holder without the consent of the TSXV;
•
the holders of the Series 1 Preferred Shares have the right to convert the Series 1 Preferred Shares into common shares on the basis of one Series 1 Preferred Share for one common share, subject to adjustment in accordance with the Articles, provided that such conversion shall not result in the Public Float (as defined in the policies of the TSXV) being less than 20% of the total issued common shares of our Company; and

•
upon the distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of our Company, the holders of the Series 1 Preferred Shares shall be entitled to receive in priority in any distribution to the holders of the common shares and any other shares of our Company ranking junior to the Series 1 Preferred Shares, an amount equal to $0.001 per Series 1 Preferred Share, and upon such payment, the holders of the Series 1 Preferred Shares shall be entitled to receive the remaining property of the Company pro-rata with the holders of the common shares.

The provisions in our Articles attaching to our common shares and our preferred shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares and two-thirds of the preferred shares, as applicable.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital) that require the approval of holders of two-thirds of the outstanding common shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Our Articles provide that our Company shall have a lien on shares registered in the name of a shareholder or the legal representative of a shareholder for any debt of that shareholder to our Company.

Shareholder Meetings

The Business Corporations Act (British Columbia) provides that: (i) meetings of shareholders must be held in (British Columbia), unless otherwise provided in a company's by-laws; (ii) directors must call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Court of Queen's Bench of (British Columbia) may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, meetings of shareholders of our Company may be held outside (British Columbia).

Pursuant to our By-laws, the quorum for the transaction of business at a meeting of our shareholders is one or more shareholders who are present, in person or by proxy, that in the aggregate hold at least 15% of the issued and outstanding shares entitled to be voted at the meeting.

INCOME TAX INFORMATION

Canadian Federal Income Tax Consideration for United States Residents

The following are the Canadian federal income tax considerations generally applicable to the holding and disposition of common shares of Hunt Mining by a holder (a) who, for the purposes of the Income Tax Act (Canada) the ("Tax Act"), is not resident in Canada or deemed to be resident in Canada, deals at arm's length and is not affiliated with Hunt Mining, holds the common shares as capital property and does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business in Canada, and (b) who, for the purposes of the Canada-United States Income Tax Convention (the "Treaty"), is a resident of the United States, has never been a resident of Canada, has not held or used (and does not hold or use) common shares in connection with a permanent establishment or fixed base in Canada, and who qualifies for the full benefits of the Treaty. The Canada Revenue Agency has recently introduced special forms to be used in order to substantiate eligibility for Treaty benefits, and affected holders should consult with their own advisors with respect to these forms and all relevant compliance matters.

Holders who meet all such criteria in clauses (a) and (b) above are referred to herein as a "U.S. Holder" or "U.S. Holders", and this information only addresses such U.S. Holders. The information does not deal with special situations, such as particular circumstances of traders or dealers, limited liability companies, tax-exempt entities, insurers, financial institutions (including those to which the mark-to-market provisions of the Tax Act apply), or entities considered fiscally transparent under applicable law, or otherwise.

This information is based on the current provisions of the Tax Act and the regulations thereunder, all proposed amendments to the Tax Act and regulations publicly announced by the Minister of Finance (Canada) to the date hereof, the current provisions of the Treaty and our understanding of the current administrative practices of the Canada Revenue Agency. It has been assumed that all currently proposed amendments to the Tax Act and regulations will be enacted as proposed and that there will be no other relevant change in any governing law, the Treaty or administrative policy, although no assurance can be given in these respects. This information does not take into account provincial, U.S. or other foreign income tax considerations, which may differ significantly from those discussed herein.

U.S. Holders should note that this information only addresses certain Canadian federal income tax considerations relevant to the holding and disposition of common shares of Hunt Mining, and does not address any tax considerations relevant or in relation to the receipt of the common shares of Hunt Mining by way of a dividend-in-kind from HuntMountain. Accordingly, all U.S. Holders or prospective U.S. Holders should consult their own tax advisors with respect to the tax consequences applicable to them having regard to their own particular circumstances. The discussion below is qualified accordingly.

Dividend

Dividends paid or deemed to be paid or credited by Hunt Mining to a U.S. Holder are subject to Canadian withholding tax. Under the Treaty, the rate of withholding tax on dividends paid to a U.S. Holder is generally limited to 15% of the gross dividend (or 5% in the case of a U.S. holder that is a corporate shareholder owning at least 10% of Hunt Mining's voting shares), provided the U.S. Holder can establish entitlement to the benefits of the Treaty.

Disposition

A U.S. Holder is generally not subject to tax under the Tax Act in respect of a capital gain realized on the disposition of a common share in the open market, unless the share is "taxable Canadian property" to the holder thereof and the U.S. Holder is not entitled to relief under the Treaty.

Provided that Hunt Mining's common shares are listed on a "designated stock exchange" for purposes of the Tax Act (which currently includes the TSXV) at the time of disposition, a common share will generally not constitute taxable Canadian property to a U.S. Holder unless, at any time during the 60 month period ending at the time of disposition, (i) the U.S. Holder or persons with whom the U.S. Holder did not deal at arm's length (or the U.S. Holder together with such persons) owned 25% or more of the issued shares of any class or series of Hunt Mining AND (ii) more than 50% of the fair market value of the share was derived directly or indirectly from certain types of assets, including real or immoveable property situated in Canada, Canadian resource properties or timber resource properties, and options, interests or rights in respect of any of the foregoing. Common shares of Hunt Mining may also be deemed to be taxable Canadian property under the Tax Act in certain specific circumstances. A U.S. Holder holding Hunt Mining common shares as taxable Canadian property should consult with the U.S. Holder's own tax advisors in advance of any disposition of Hunt Mining common shares or deemed disposition under the Tax Act in order to determine whether any relief from tax under the Tax Act may be available by virtue of the Treaty, and any related compliance procedures.

United States Federal Income Tax Considerations

The following are material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This information is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken herein.

Authorities

This information is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document.

U.S. Holders

The term "U.S. Holder" means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of hereof, a "non-U.S. Holder" is a beneficial owner of common shares that is not a U.S. Holder or a partnership. This information does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

PFIC Status of Hunt Mining

If Hunt Mining were to constitute a "passive foreign investment company" under the meaning of Section 1297 of the Code (a "PFIC", as defined below) for any year during a U.S. Holder's holding period, then certain potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. Hunt Mining believes that it was classified as a PFIC during the tax year ended December 31, 2011, and based on current business plans and financial expectations, Hunt Mining expects that it will be a PFIC for the current tax year and may be a PFIC in future tax years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by Hunt Mining (or any subsidiary of Hunt Mining) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of Hunt Mining and any subsidiary of Hunt Mining.

In any year in which Hunt Mining is classified as a PFIC, a U.S. Holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

Hunt Mining generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of Hunt Mining is passive income (the "income test") or (b) 50% or more of the value of Hunt Mining's assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if Hunt Mining owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, Hunt Mining will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by Hunt Mining from certain "related persons" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if Hunt Mining is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of Hunt Mining's direct or indirect equity interest in any company that is also a PFIC (a ''Subsidiary PFIC''), and will be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by Hunt Mining or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If Hunt Mining is a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat Hunt Mining and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to herein as a "Non-Electing U.S. Holder."

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any "excess distribution" received on the common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If Hunt Mining is a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, Hunt Mining will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether Hunt Mining ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which Hunt Mining was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the net capital gain of Hunt Mining, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of Hunt Mining, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which Hunt Mining is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by Hunt Mining. However, for any tax year in which Hunt Mining is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to Hunt Mining generally (a) may receive a tax-free distribution from Hunt Mining to the extent that such distribution represents "earnings and profits" of Hunt Mining that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the common shares in which Hunt Mining was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, Hunt Mining ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which Hunt Mining is not a PFIC. Accordingly, if Hunt Mining becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which Hunt Mining qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that Hunt Mining will satisfy the record keeping requirements that apply to a QEF, or that Hunt Mining will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that Hunt Mining is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if Hunt Mining cannot provide the required information with regard to Hunt Mining or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which Hunt Mining is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if Hunt Mining is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject to the rules described above under the heading "Passive Foreign Investment Company Rules."

Distributions on Common Shares

The distribution of up to 50,000,000 common shares of Hunt Mining Corp. by HuntMountain Resources Ltd. by way of a dividend in kind will be taxable to U.S. Holders . A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of Hunt Mining, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if Hunt Mining is a PFIC. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of Hunt Mining, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See "Sale or Other Taxable Disposition of Common Shares" below). However, Hunt Mining may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by Hunt Mining with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the "dividends received deduction." In addition, Hunt Mining does not anticipate that its distributions will constitute qualified dividend income eligible for the preferential tax rates applicable to long-term capital gains. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. A U.S. Holder's tax basis in common shares generally will be such holder's U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, dividends and net gain from dispositions of property (other than property held in a trade or business). U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938.  Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (currently scheduled to increase to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

LEGAL MATTERS

On June 30, 2010, a former director and accounting consultant (the "Consultant") to Hunt Mining severed his business relationship with us. On August 5, 2010, the Consultant claimed that since 2006 he had been an employee of, and not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company, indicating that a representative from CCSA and us must appear before a mediator to address the Consultant's claims. The certificates of notice estimated the value of the Consultant's claim against us, if proven, at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed by the Consultant in Buenos Aires against Hunt Mining and its subsidiaries by a former director and accounting consultant to Hunt Mining. The total value of the damages claimed is US$249,041, including wages, alleged bonus payments, interest and penalties. The consolidated financial statements therefore include a contingent liability of $125,000 and a charge to operations for the year ended December 31, 2010 in the same amount. Management considers the lawsuit to be baseless and intends to defend Hunt Mining and its subsidiaries to the fullest extent possible.

On August 29, 2013, the Company was notified that $80,085 was withheld from its Argentine bank account and placed in escrow with the Court pending the outcome of the lawsuit filed on March 18, 2011 against the Company.

We are not currently a party to any regulatory actions, nor were we party to any regulatory actions during the year ended December 31, 2013.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

James Ebisch, R.P. Geo. is the author of the La Josefina National Instrument 43-101 Technical Report dated September 2009. To our knowledge, Mr. Ebisch does not own any securities, direct or indirect, of the Company.

UAKO Geological Consulting is the author of our La Josefina 2010 Technical Report. To our knowledge, no one employed by UAKO Geological Consulting owns any securities, directly or indirectly of the Company. Mr. C. Gustavo Fernandez is a principal, a senior geologist, and a managing director at UAKO Geological Consultants, and executes documents on their behalf as an agent thereof.

Mel Klohn, Senior Technical Advisor for the Company, is the Qualified Person under National Instrument 43-101 who has approved the technical content regarding the results of the sampling work on the La Valenciana property.  To our knowledge, Mr. Klohn does not own any securities, directly or indirectly in the Company.

The financial statements of Hunt Mining Corp. as of December 31, 2013 and 2012 and for the years then ended included in this prospectus and registration statement have been so included in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in the company or our subsidiaries which is material to that person, or has a material, direct or indirect economic interest in the company or that depends on the success of the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Securities Exchange Act.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statements of Financial Position (unaudited)

		March 31,	December 31,
	NOTE	2014	2013
			(Audited)
CURRENT ASSETS:
Cash and equivalents	7	$1,781,791	$2,364,062
Marketable securities	8	-	47,828
Accounts receivable		53,753	121,084
Prepaid expenses		14,807	26,531
Total Current Assets		1,850,351	2,559,505

NON-CURRENT ASSETS:
Property and equipment	9	1,079,388	1,111,759
Performance bond	12	260,110	340,183
VAT receivable, net of discount	13	471,048	548,676
Other deposit	17(c)	65,297	80,085
Minimal presumed income tax receivable		295,613	362,559
Total Non-Current Assets:		2,171,456	2,443,262

TOTAL ASSETS:		$4,021,807	$5,002,767

CURRENT LIABILITIES:
Accounts payable and accrued liabilities		$183,739	$274,364
Taxes payable		232,999	317,582
Total Current Liabilities:		416,738	591,946

NON-CURRENT LIABILITIES:
Provision	17(c)	125,000	125,000
Total Non-Current Liabilities:		125,000	125,000

TOTAL LIABILITIES:		$541,738	$716,946

SHAREHOLDERS' EQUITY:
Share capital	10	$26,062,481	$26,062,481
Contributed surplus	11	9,360,467	9,358,217
Deficit		(31,930,879)	(31,176,283)
Accumulated other comprehensive income (loss)		(12,000)	41,406
Total Shareholders' Equity:		$3,480,069	$4,285,821
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY:		$4,021,807	$5,002,767

Going Concern (Note 3)
Subsequent Event (Note 19)
Commitments and Provision (Note 17)

Approved on behalf of the Board of Directors
Signed "Tim Hunt"
Signed "Alan Chan"

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss (unaudited)

		Three months ended March 31,
	NOTE	2014	2013

REVENUE:
Operator's Fee		$-	$47,255

OPERATING EXPENSES:
Professional fees		99,631	84,187
Directors fees		-	28,092
Exploration expenses		114,075	265,458
Travel expenses		68,165	131,144
Administrative and office expenses		62,664	177,217
Payroll expenses		191,599	504,641
Share based compensation	11	2,250	-
Banking charges		9,818	17,130
Depreciation	9	69,593	73,684
Cost recovery		-	(675,065)

Total operating expenses:		617,795	606,488

OTHER INCOME/(EXPENSE):
Interest income		7,756	13,557
Miscellaneous expense	8	(9,571)	-
VAT discount and accretion	13	-	(16,002)
Loss on foreign exchange		(144,368)	(34,262)

Total other income:		(146,183)	(36,707)

LOSS - before income tax		(763,978)	(595,940)

Income taxes		9,382	(14,138)

NET LOSS FOR THE PERIOD		$(754,596)	$(610,078)

Other comprehensive income (loss), net of tax:
Items that may be reclassified subsequently to net loss
Change in value of performance bond	12	(80,073)	71,592
Translation of foreign operations into Canadian dollar presentation		26,667	45,176

TOTAL NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD:		$(808,002)	$(493,310)

Weighted average shares outstanding - basic and diluted		121,494,823	100,613,330

NET LOSS PER SHARE - BASIC AND DILUTED:		$(0.01)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statement of Changes in Shareholders' Equity (unaudited)

			Accumulated
			Other
			Comprehensive	Contributed
	Share Capital	Deficit	Loss	Surplus	Warrants	Preferred Shares	Total
Balance - January 1, 2013	$25,885,064	$(28,496,195)	$(278,245)	$3,491,659	$5,860,183	$177,417	$6,639,883

Net Loss	-	(610,078)	-	-	-	-	(610,078)

Other comprehensive income	-	-	116,768	-	-	-	116,768
Balance - March 31, 2013	$25,885,064	$(29,106,273)	$(161,477)	$3,491,659	$5,860,183	$177,417	$6,146,573

Balance - January 1, 2014	$26,062,481	$(31,176,283)	$41,406	$9,358,217	$-	$-	$4,285,821

Net Loss	-	(754,596)	-	-	-	-	(754,596)

Other comprehensive loss	-	-	(53,406)	-	-	-	(53,406)
Share based compensation	-	-	-	2,250	-	-	2,250
Balance - March 31, 2014	$26,062,481	$(31,930,879)	$(12,000)	$9,360,467	$-	$-	$3,480,069

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars
Condensed Interim Consolidated Statements of Cash Flows (unaudited)

		Three months ended March 31,
	NOTE	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(754,596)	$(610,078)
Items not affecting cash
Depreciation	9	69,593	73,684
Loss (gain) of foreign exchange		(29,163)	(2,419)
Share based compensation	11	2,250	-
Realized loss on marketable securities	8	9,571	-

Net change in non-cash working capital items
Decrease (increase) in minimum presumed income tax receivable		79,007	(34,993)
Decrease (increase) in VAT receivable		95,963	(24,043)
Increase in other deposit		17,452	-
Decrease (increase) in accounts receivable		70,788	(8,083)
Decrease in prepaid expenses		11,938	9,556
Increase (decrease) in accounts payable and accrued liabilities		12,123	(136,800)
Increase (decrease) in taxes payable		(95,055)	(10,789)
Net cash used in operating activities		(510,129)	(743,965)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	9	-	(11,644)
Purchases of marketable securities		(235,696)	-
Redemption of marketable securities		226,125	-
Net cash used in investing activities		(9,571)	(11,644)

NET DECREASE IN CASH AND EQUIVALENTS:		$(519,700)	$(755,609)

CHANGE DUE TO FOREIGN EXCHANGE		(62,571)	(248,392)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD:		2,364,062	5,220,727

CASH AND EQUIVALENTS, END OF PERIOD:		$1,781,791	$4,216,726

Cash and cash equivalents consist of:
Cash		781,791	1,216,726
Term deposits (less than 90 days)		1,000,000	3,000,000
		1,781,791	4,216,726

SUPPLEMENTAL CASH FLOW INFORMATION

Taxes paid		(5,155)	(15,100)
Interest received		3,809	7,274

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

1.         Nature of Business

Hunt Mining Corp. (the "Company" or "Hunt"), is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada and, together with its subsidiaries, is engaged in the exploration of mineral properties in Santa Cruz Province, Argentina.

The Company's registered office is located at 1810, 1111 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4M3.  The Company's head office is located at 23800 E Appleway Avenue, Liberty Lake, Washington, USA.

The condensed interim consolidated financial statements include the accounts of the following subsidiaries after elimination of intercompany transactions and balances:

Corporation	Incorporation	Percentage ownership	Business Purpose
Cerro Cazador S.A.	Argentina	100%	Holder of Assets and Exploration Company

1494716 Alberta Ltd.	Alberta	100%	Nominee Shareholder

Hunt Gold USA LLC	Washington, USA	100%	Management Company

The Company's primary activity is the exploration of mineral properties in Argentina. On the basis of information to date, the Company has not yet determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or a sale of these properties.

2.       Basis of presentation

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and Interpretations of the IFRS Interpretations Committee ("IFRIC").

These condensed interim consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments and share based compensation measured at fair value.  In addition, these condensed interim consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The Company's functional and presentation currency is the Canadian Dollar.

The preparation of condensed interim consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

Judgments made by management in the application of IFRS that have a significant effect on the condensed interim consolidated financial statements and estimates with significant risk of material adjustment in the current and following years are discussed in Note 6 of the Company's audited consolidated financial statements for the year ended December 31, 2013.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

These condensed interim consolidated financial statements were authorized for issue on May 30, 2014 by the Board of Directors of the Company.

3.        Going Concern

The accompanying condensed interim consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred significant losses since its inception. As shown in these condensed interim consolidated financial statements, the Company has had minimal revenues and has incurred an accumulated loss of $31,930,879 through March 31, 2014 (December 31, 2013 - $31,176,283). However, the Company believes it has sufficient cash at March 31, 2014 to fund operations for the next 12 months.

The Company's ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and the deteriorating commodity markets worldwide provide no assurance that the Company's funding initiatives will continue to be successful. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The condensed interim consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these condensed interim consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the statement of financial position classifications used.

4.         Significant Accounting Policies

These condensed interim consolidated financial statements have been prepared on the basis of accounting policies and methods of computation consistent with those applied in the Company's December 31, 2013 annual audited consolidated financial statements except as disclosed in Note 5.  These condensed interim consolidated financial statements do not include all the information required for full set of annual audited financial statements and should be read in conjunction with the Company's audited consolidated financial statements for the year end December 31, 2013.

5.         Standards, Interpretations and Amendments to Existing Standards

At the date of these condensed interim consolidated financial statements, certain new standards, interpretations and amendments to existing standards have been published but are not yet effective, and have not been adopted early by the Company. Management anticipates that all of the relevant pronouncements will be adopted in the Company's accounting policy for the first period beginning after the effective date of the pronouncement. The Company is currently evaluating the impact of the new pronouncements but does not anticipate any material changes to the unaudited condensed interim consolidated financial statements as a result of their adoption.  Information on new standard, amendment and interpretation that is expected to be relevant to the Company's condensed interim consolidated financial statements is provided below. Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's condensed interim consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

Effective for annual periods beginning on or after January 1, 2014:

IFRS 7 Financial instruments: disclosures and IAS 32 Financial instruments: presentation
Financial assets and financial liabilities may be offset, with the net amount presented in the statement of financial position, only when there is a legally enforceable right to set off and when there is either an intention to settle on a net basis or to realize the asset and settle the liability simultaneously. The amendments to IAS 32, issued in December 2011, clarify the meaning of the offsetting criterion "currently has a legally enforceable right to set off" and the principle behind net settlement, including identifying when some gross settlement systems may be considered equivalent to net settlement. The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

IFRS 10 Consolidated financial statements and IFRS 12 Disclosure of interests in other entities and IAS 27 Separate financial statements
The amendments to IFRS 10, issued in October 2012, introduce a consolidation exception for investment entities. They do this by defining an investment entity and requiring an investment entity to measure subsidiaries at fair value through profit or loss in accordance with IFRS 9 Financial instruments or IAS 39 Financial Instruments: Recognition and measurement. The related amendments to IFRS 12, issued at the same time, require additional disclosure for investment entities. The amendments are effective for annual periods beginning on or after January 1, 2014.

IAS 36 Impairment of assets
The amendments to IAS 36, issued in May 2013, require:
•	Disclosure of the recoverable amount of impaired assets; and
•
Additional disclosures about the measurement of the recoverable amount when the recoverable amount is based on fair value less costs of disposal, including the discount rate when a present value technique is used to measure the recoverable amount.

The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

Effective for annual periods beginning on or after July 1, 2014:

IFRS 2 Share-based payment
The amendments to IFRS 2, issued in December 2013 clarify the definition of "vesting conditions", and separately define a "performance condition" and a "service condition". A performance condition requires the counterparty to complete a specified period of service and to meet a specified performance target during the service period. A service condition solely requires the counterparty to complete a specified period of service. The amendments are effective for share-based payment transactions for which the grant date is on or after July 1, 2014.

IFRS 8 Operating segments
The amendments to IFRS 8, issued in December 2013, require an entity to disclose the judgments made by management in applying the aggregation criteria for reportable segments. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

IFRS 13 Fair value measurement
The Company applies the "portfolio exception". Accordingly, it measures the fair value of financial assets and liabilities, with offsetting positions in market or counterparty credit risk, consistently with how market participants would price the net risk exposure. The amendments to IFRS 13, issued in December 2013, clarify that the portfolio exception applies to all contracts within the scope of IFRS 9 Financial instruments or IAS 39 Financial instruments: Recognition and measurement, regardless of

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013 whether they meet the definitions of financial assets or financial liabilities in IAS 32 Financial instruments: Presentation. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 16 Property, plant and equipment and IAS 38 Intangible assets
The amendments to IAS 16 and IAS 38, issued in December 2013, clarify how an entity calculates the gross carrying amount and accumulated depreciation when a revaluation is performed. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 24 Related party disclosures
The amendments to IAS 24, issued in December 2013, clarify that a management entity, or any member of a group of which it is a part, that provides key management services to a reporting entity, or its parent, is a related party of the reporting entity. The amendments also require an entity to disclose amounts incurred for key management personnel services provided by a separate management entity. This replaces the more detailed disclosure by category required for other key management personnel compensation. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

Effective for annual periods beginning on or after January 1, 2015:

IFRS 9 Financial instruments
IFRS 9 was issued in November 2009 as the first step in its project to replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 introduces new requirements for classifying and measuring financial assets that must be applied starting January 1, 2015, with early adoption permitted. The IASB intends to expand IFRS 9 during the intervening period to add new requirements for classifying and measuring financial liabilities, de-recognition of financial instruments, impairment and hedge accounting. The Company is currently assessing the impact of this standard on the condensed interim consolidated financial statements.

6.         Critical accounting judgments and estimates

There have been no material revisions to the nature of the judgments and estimates disclosed in the Company's condensed interim consolidated financial statements for the three months ended March 31, 2014.

7.         Cash and Equivalents

Cash and equivalents are comprised of the following:

	March 31, 2014	December 31, 2013
Cash	$781,791	$614,062
Short-term investments	1,000,000	1,750,000
	$1,781,791	$2,364,062

Short-term investments consist of a $1,000,000 (December 31, 2013 - $1,750,000) term deposit with an annual interest rate of 1.10% (December 31, 2013 – 1.10%).  The 2014 term deposit was issued on March 4, 2014 with a maturity date of June 3, 2014.

8.         Marketable Securities

Marketable securities consist of equities in the Buenos Aires stock exchange. During the three months ended March 31, 2014, the Company collected the outstanding accounts receivable of $71,186, relating to the sale of 3,000 shares in December 2013,

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013 and sold the 2,000 shares that remained in marketable securities as at December 31, 2013 for $42,625, at a loss of $9,571, which has been recorded as miscellaneous expense in the Company's condensed interim consolidated statement of loss and comprehensive loss.

9.         Property and Equipment

	Land	Vehicles and equipment	Total
Cost
Balance at December 31, 2013	$759,274	1,204,752	$1,964,026
Additions	-	-	-
Foreign exchange movement	25,844	39,333	65,177
Balance at March 31, 2014	$785,118	1,244,085	$2,029,203

Accumulated amortization
Balance at December 31, 2013	$-	852,267	$852,267
Depreciation for the period	-	69,593	69,593
Foreign exchange movement	-	27,954	27,954
Balance at March 31, 2014	$-	949,815	$949,815

Net book value
At December 31, 2013	$759,274	$352,485	$1,111,759
At March 31, 2014	$785,118	$294,270	$1,079,388

The majority of the Company's assets are located in Argentina.  The Company owns a 130,000-acre ranch called the La Josefina Estancia, on which the Company's La Josefina project is located.

The Company also owns small mobile housing units, trucks and additional mechanical equipment to support exploration activities on the Company's projects, all located in Argentina.

10.     Share Capital

a)         Authorized:

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

 Issued:

Common Shares	Three months ended
	March 31, 2014
	Number	Amount
Balance, beginning and end of period	121,494,823	$26,062,481

b)         Stock options:

Under the Company's share option plan, and in accordance with TSX Venture Exchange requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

	Range of exercise prices	Number outstanding	Weighted average life (years)	Weighted average exercise price	Number exercisable on March 31, 2014
Stock options	$0.10 - $0.65	4,882,530	1.88	$0.32	4,582,530

	March 31, 2014
	Number of options	Weighted Average Price
Balance, beginning of year	6,882,530	$0.31
Forfeiture of stock options	(2,000,000)	$0.29
Balance, end of year	4,882,530	$0.32

On April 23, 2013, the Company granted 400,000 stock options to certain directors, officers and employees of the Company in accordance with the Company's stock option plan.  The options are exercisable at a price of $0.10 for a period of five years.  Of these options, 200,000 will vest on April 23, 2014 with the remainder vesting on April 23, 2015.  The associated fair value of the stock options of $13,002 was calculated using the Black-Scholes option pricing model and using the following assumptions:

April 23, 2013
Risk free interest rate	1.13%
Expected volatility	143.19%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	2.80%

11.     Contributed Surplus

March 31, 2014
Balance, beginning of period	$9,358,217
Share based compensation	2,250
Balance, end of period	$9,360,467

12.     Performance bond

The performance bond, originally required to secure the Company's rights to explore the La Josefina property, is a step-up US dollar denominated coupon bond issued by the Government of Argentina with a face value of US$600,000 and a maturity date of 2035.  The bond trades in the secondary market in Argentina.  The bond was originally purchased for $292,877 (US$247,487).  As of the three months ended March 31, 2014, the value of the bond decreased to $260,110 (US$235,223).  The changes in the face value of the performance bond of $80,073 for the three months ended March 31, 2014 (March 31, 2013 - $71,592) are recorded as comprehensive income in the Company's condensed interim consolidated statement of loss and comprehensive loss.

Since Cerro Cazador S.A. ("CCSA") fulfilled its exploration expenditure requirement mandated by the agreement with Fomento Minero de Santa Cruz Sociedad del Estado ("Fomicruz"), the performance bond was no longer required to secure the La Josefina project.  Therefore, in June 2010 the Company used the bond to secure the La Valenciana project, an additional Fomicruz exploration project.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

13.     Value added tax receivable ("VAT")

The Company's VAT receivable as of March 31, 2014 was $471,048 (December 31, 2013 - $548,676).  These amounts reflect the VAT receivable accrued due to the payment of VAT on certain transactions in Argentina.  The Company expects reimbursement on the VAT once the exports of minerals have commenced, the Company has estimated that if successful in finding an economic mineral deposit, production will begin in 2019. The asset is reported at net present value based upon the Company's estimate of when it will have future revenues.  The Company uses an expected production date of December 31, 2019, and a discount rate of 18.6% based upon the average Argentine interest rates and will record an adjustment in the present value of the VAT receivable at December 31, 2014.  The net change of the VAT receivable for the three months ended March 31, 2014 was $(77,628) (three months ended March 31, 2013 – $38,297).

Balance at December 31, 2013	$548,676
Change	(77,628)
Discount and accretion	-
Balance at March 31, 2014	$471,048

14.     Related Party Transactions

During the three months ended March 31, 2014, the Company incurred $29,455 (March 31, 2013 – $44,845) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at March 31, 2014 was $9,636 (December 31, 2013 - $13,879) owing to the President of CCSA for professional geological fees.  Also included in accounts payable and accrued liabilities as at March 31, 2014, the Company had an amount owing to the President of CCSA for $1,536 (December 31, 2013 - $Nil) for cash advanced for field expenses.  Included in prepaid expenses as at March 31, 2014, the Company had a receivable due from the President of CCSA of $Nil (December 31, 2013 - $1,376) for cash advanced for field expenses.

During the three months ended March 31, 2014, the Company incurred $Nil (March 31, 2013 – $6,869) in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the three months ended March 31, 2014, the Company incurred $8,209 (March 31, 2013 - $14,522) in professional fees expense relating to the accounting services of a director of CCSA.  Included in accounts payable and accrued liabilities as at March 31, 2014, the Company had a payable owing to the director of CCSA of $2,686 (December 31, 2013 – $3,868).  Included in prepaid expenses as at March 31, 2014, the Company had a receivable due from the director of CCSA of $500 (December 31, 2013 - $18) for cash advanced for miscellaneous expenses.

All related party transactions are in the normal course of business.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman and Chief Executive Officer, the Chief Financial Officer, the President of CCSA and a Director of CCSA, is as follows:

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

	Three months ended
	March 31, 2014	March 31, 2013
Salaries and benefits	$45,925	$119,064
Consulting fees	37,664	75,231
Share based compensation	1,406	-
	$84,996	$194,295

15.     Financial Instruments

The Company's financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable.  The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value.  The three levels of the fair value hierarchy are as follows:

•
Level 1:  inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2:  inputs, other than quoted prices, that are observable, either directly or indirectly.  Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

•	Level 3: inputs are less observable, unavoidable or where the observable data does not support the majority of the instruments' fair value.

Fair value

As at March 31, 2014, there were no changes in the levels in comparison to December 31, 2013.  The fair values of financial instruments are summarized as follows:

	March 31, 2014				December 31, 2013
	Carrying amount		Fair value		Carrying amount		Fair value
	$		$		$		$
Financial Assets
FVTPL
Cash and equivalents (Level 1)		1,781,791		1,781,791		2,364,062		2,364,062

Available for sale
Performance bond (Level 1)		260,110		260,110		340,183		340,183
Marketable securities (Level 1)		-		-		47,828		47,828

Loans and receivables
Accounts receivable		53,753		53,753		121,084		121,084

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities		183,739		183,739		274,364		274,364

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

Cash and equivalents, marketable securities and performance bond are measured based on level 1 inputs of the fair value hierarchy on a recurring basis.  There were no transfers between levels 1, 2 and 3 inputs during the year.

The carrying value of accounts receivable and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.  The Company assessed that there were no indicators of impairment for these financial instruments.

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, interest rate risk, market risk, liquidity risk and currency risk.

Financial risk management
The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, price risk and interest rate risk.

i.         Currency risk

The Company holds cash balances, incurs payables and has receivables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at March 31, 2014, the following are denominated in US dollars:

Cash and equivalents	$7,888
Accounts payable and accrued liabilities	$51,046

As at March 31, 2014, the following are denominated in Argentine Peso:

Cash and equivalents	$42,840
Marketable securities	$-
Performance bond	$260,110
Accounts receivable	$39,136
Other credits	$65,297
Accounts payable and accrued liabilities	$76,050

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company's results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

At March 31, 2014, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$(4,085)
U.S. Dollar Exchange rate – 10% decrease	$4,085

At March 31, 2014, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
Argentine Peso Exchange rate – 10% increase	$(22,035)
Argentine Peso Exchange rate – 10% decrease	$22,035

ii.      Credit risk

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company's cash and equivalents are held through Canadian, United States and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $42,840 at March 31, 2014 (December 31, 2013 - $8,094) are considered uninsured and may be at risk in case of the failure of the bank.

The Company controls for this risk by only sending funds to Argentina on an as-needed basis, to maintain a minimal cash balance.

The Company pays VAT to the Argentine government on all expenses in Argentina.  This creates a VAT receivable owed by the government of Argentina.  The Company's receivable at March 31, 2014 is $471,048 ($1,267,947 – undiscounted) (December 31, 2013 - $548,676 ($1,526,260 – undiscounted)).  The Company believes this to be a collectible amount and it is backed in the strength and laws of the Argentine government.  If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company could lose the full value of the receivable.

iii.     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure.  The Company is dependent on the capital markets to raise capital by issuing equity in the Company to support operations. The current environment is prohibitive for the issuance of capital and there is no guarantee that should the Company need to raise new capital to support operations it will be able to do so on favorable terms, if at all.  All of the Company's accounts payable and accrued liabilities are current and payable within one year.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

iv.     Price risk

The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.  A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices.  There is minimal price risk at the present time as the Company is not yet in the production phase.

v.       Interest rate risk

Interest rate risk is the impact that changes in interest rates could have on the Company's earnings and liabilities.  In the normal course of business, the Company is not exposed to interest rate fluctuations because it has no interest bearing debt as at March 31, 2014 and invested cash is short-term in nature.

16.     Segmented Information

All of the Company's operations are in the mineral properties exploration industry with its principal business activity in the acquisition and exploration of mineral properties.  The Company conducts its resource properties exploration activities primarily in Argentina.

The location of the Company's assets by geographic area as of March 31, 2014 and December 31, 2013 is as follows:

	March 31, 2014	December 31, 2013
Canada	$1,751,458	$2,876,489
Argentina	2,251,785	2,103,649
United States	18,564	22,629
	$4,021,807	$5,002,767

The location of the Company's net loss by geographic area as of March 31, 2014 and March 31, 2013 is as follows:

	March 31, 2014	March 31, 2013
Canada	$(155,396)	$552,843
Argentina	(437,574)	(920,142)
United States	(161,626)	(242,779)
	$(754,596)	$(610,078)

The Company generated 100% of its revenue from its former exploration partnership in Argentina.  All revenue is paid in Canada and generated from service performed in Argentina.

17.     Commitments and Provision

a)
On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina.  The Company may earn up to a 100%

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013 equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period.  The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA		Exploration Expenditures Required	Ownership
First year – 2007	US$50,000	PAID	US$250,000	0%
Second year – 2008	US$30,000	PAID	US$250,000	0%
Third year –2009	US$50,000	PAID	-	51%
Fourth year – 2010	US$50,000	PAID	-	60%
Fifth year – 2011	US$50,000	PAID	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty ("NSR") on commercial production or US$100,000 per year.  The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of March 31, 2014, the Company has made all required payments to F.K. Minera; however CCSA has not made sufficient exploration expenditures required by the Bajo Pobré contract. The parties to the contract have not finalized an amendment to the contract terms and therefore the Company's ability to retain rights to explore the Bajo Pobré property is uncertain at this time.  The Company does not believe that not making the exploration expenditures required by the FK Minera lease purchase agreement jeopardizes the Company's Bajo Pobré project.

The Company is actively working with F.K. Minera and the court to resolve this issue.

b)
In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz.  On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a Joint Venture Corporation ("JV Corporation") would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%.

On November 15, 2012 the Company signed an amended agreement with Fomicruz extending the exploration term by 4 years; the new agreement requires the Company to make a production decision by the end of 2019.  The Company's projected production date is December 31, 2019.

The Company has agreed to make a minimum investment of US$12 million, of which it has already invested approximately US$9 million.  Additionally, and subject to proof of compliance with committed investments, the Company has the option to continue exploration for a second additional term of four years, ending on June 30, 2019, requiring it to make an additional investment US$6 million, which will bring the total investments in the La Josefina Project to US$18 million.

A participating interest of Fomicruz over the minerals and metals extracted from the field and the purchase option of up to a 49% participating interest in the incorporation of the future Company to be organized for the productions and exploitation of the project, having Fomicruz to contribute the equivalent of such percentage of the investments made.  The Company has the right

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013 to buy back any increase in Fomicruz's ownership interest in the JV Corporation at a purchase price of USD$200,000 per each percentage interest owned by Fomicruz down to its initial ownership interest of 19%; the Company can purchase 10% of the Fomicruz's initial 19% JV Corporation ownership interest by negotiating a purchase amount with Fomicruz.

c)
On June 30, 2010, a former director and accounting consultant ("the Consultant") to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant's claims. The certificates of notice stated the value of the Consultant's claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant.  The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006.  The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties.  The condensed interim consolidated financial statements include a provision of $125,000 at March 31, 2014.  Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

On August 29, 2013, the Company was notified that an amount of 635,628 pesos ($65,297 as at March 31, 2014 and $80,085 as at December 31, 2013) was withheld from its Argentine bank account and placed in escrow with the Court pending the outcome of the lawsuit filed on March 18, 2011 against the Company.

d)
On October 31, 2011, the Company signed an agreement with the owners of the Piedra Labrada Ranch for the use and lease of facilities on the same premises as the Company's La Josefina facilities.  The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.  The Company's total commitment for 2014 under this agreement is US$50,000.

e)
On April 1, 2012 the Company entered into a 9 month agreement with the surface rights holder of the Piedra Grande Ranch, located in Santa Cruz province, Argentina for access and use of their property. The agreement allows for the Company to engage in exploration activity as well as use the property and the facilities to house and store the Company's equipment and personnel.  The Company agreed to consideration of US$3,000 per month under this agreement.   The initial term of the agreement ended on December 31, 2012, The Company was given an exclusive option to extend the agreement for 1 year, which it exercised.  The agreement now ends on December 31, 2013.  The Company's total obligation under this new agreement for the year ended December 31, 2013 was US$36,000.  The Company did not extend this agreement for another year.

f)
On May 3, 2012, the Company entered into an exploration agreement with Eldorado Gold Corp. ("Eldorado") for the purpose of exploring the Company's exploration projects in Santa Cruz province, Argentina.  The agreement classifies projects into three stages:  Stage I is an early exploration project that is not ready for exploration drilling; Stage II is a project that is drill ready, or being drilled; Stage III requires that the Company and its exploration partner jointly create a new company where by the Company will retain a 25% interest in the new company and Eldorado Gold Corp., or a nominee of their choice, will be granted a 75% interest in the new company.  The Company had two Stage II projects, Bajo Pobré and La Valenciana, and one new Stage I project, La Josefina.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

On May 24, 2013, the Company received one-time payments of $200,000 for its La Valenciana project and $125,000 for its La Josefina project, as well as a yearly lease payment of $125,000 for its Bajo Pobré project.

On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement.  The Company is actively pursuing new exploration partners.

During 2013, the Company paid severance for $205,540, which became effective in the month of July 2013.

g)
On September 1, 2012, the Company moved into new office space.  The Company signed a new office lease with a three-year term, which included the first four months for free. In December 2013, the Company moved out of the office space and terminated the lease.  The Company included in accounts payable and accrued liabilities as at December 31, 2013 US$21,000 for settlement of a lease break fee.

h)
On October 1, 2012, the Company entered into an agreement with the surface owner of the Bajo Pobré Ranch in Santa Cruz province, Argentina.  As consideration for access to the Bajo Pobré property and use of the Bajo Pobré Ranch, the Company agreed to pay the owner $5,000 per month over a period of 9 months ending on June 30, 2013.  At the Company's sole option it can extend the agreement for an additional year, ending June 1, 2014.  The Company's total commitment for 2013 under this agreement was US$30,000.  The Company did not extend the lease for an additional year.

i)
On November 1, 2012, the Company entered into an agreement with Fomicruz for the exploration of the La Valenciana project in Santa Cruz province, Argentina.  The agreement is for a total of 7 years, expiring on October 31, 2019.  The 7 years is broken into 3 economic periods, at the end of each period the Company will have the option of reporting its results to Fomicruz or terminating the agreement.

The agreement with Fomicruz requires the Company to spend USD $5,000,000 in exploration on the project over 7 years.  If the Company elects to exercise its option to bring the La Valenciana project into production it must grant Fomicruz a 9% ownership in a new JV Corporation to be created by the Company to manage the project. If Fomicruz elects to increase their ownership they can under the following formula up to a maximum of 49% interest.

•	To purchase an additional 10% in the JV corporation, Fomicruz must reimburse the Company for 10% of the exploration expenses made by the Company during the exploration period;
•	To purchase the next 10% interest in the JV corporation, Fomicruz must reimburse the Company for 20% of the exploration expenses made by the Company during the exploration period;
•
To purchase a final additional 20% interest in the JV Corporation, Fomicruz must reimburse the Company for 25% of the exploration expenses made by the Company during the exploration period; bringing Fomicruz's total ownership interest in the JV Corporation to 49%.

At the Company's option it can purchase all but the 9% granted ownership interest in the JV Corporation from Fomicruz for USD $200,000 per percentage point owned.  The remaining 9% can be purchased for a mutually agreed amount, to be determined by negotiation between Fomicruz and the Company.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

j)
On October 3, 2013, the Tax Authorities of the Santa Cruz Province, started a claim requesting omitted stamp tax on a) the Exploration Agreement signed during fiscal year 2012 (Amendment of "La Josefina" and "La Valenciana" contract) and b) Loan Agreement signed between the parent Companies and CCSA.  Request is in the amount of $202,756.  This amount does not include potential fines.  An accrual for this amount has been included in taxes payable in the condensed interim consolidated statements of financial position.

On October 17, 2013, the answer to the requirement was filed.

As of January 22, 2014, the Secretary of Public Revenues of the Province of Santa Cruz approved the tax assessment.  As of February 12, 2014, the Company filed a new request.  As of the date of these condensed interim consolidated financial statements, no answer has been received to the last requirement.

k)
On March 26, 2014, the Company signed an agreement with the surface rights holder of the La Valenciana Ranch, located in Santa Cruz Province, Argentina for access and use of their property.  The agreement allows for the Company to engage in exploration activity.  The term is for five years, beginning April 1, 2014 and ending March 31, 2019, including annual commitments of $36,000.  The Company's total commitment for 2014 is US$24,000.

18.     Capital Disclosure

Capital management is the key to achieving the Company's growth plans, the maintenance of a strong capital base to ensure financial flexibility, and providing returns to shareholders.

The Company's capital is comprised of shareholders' equity, as follows:

Management of capital risk

	March 31,	December 31,
	2014	2013
Shareholders' equity	$3,480,069	$4,285,821

The Company does not have covenants associated with the Company's long-term liabilities.  The Company regularly reviews its on-going capital requirements to fund capital expenditures and service upcoming obligations.

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or acquire or dispose of assets. In order to maximize ongoing development efforts, the Company does not pay out dividends. The Company's investment policy is to invest its cash in highly liquid short-term interest-bearing investments.

The Company is not subject to externally imposed capital requirements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)
Expressed in Canadian Dollars Three month periods ended March 31, 2014 and 2013

19.      Subsequent Event

On April 4, 2014, the Company granted 2,850,000 share options at an exercise price of $0.10 per share to certain directors and officers of the Company.  The options granted vest immediately and expire on April 4, 2019.

Index to Financials

Management's Report

To the Shareholders of Hunt Mining Corp. (the "Company")

Management is responsible for the preparation and presentation of the accompanying consolidated financial statements, including responsibility for significant accounting judgments and estimates in accordance with International Financial Reporting Standards.  This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the consolidated financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of consolidated financial statements.

The Board of Directors has appointed an Audit Committee, consisting entirely of independent directors who are neither management nor employees of the Company.  The Audit Committee is responsible for overseeing management in the performance of its financial reporting responsibilities, and for approving the financial information included in the annual report.  The Audit Committee has the responsibility of meeting with management, and the external auditors to discuss the internal controls over the financial reporting process, auditing matters and financial reporting issues. The Audit Committee is also responsible for recommending the appointment of the Company's external auditors.

MNP LLP, an independent firm of Chartered Accountants, is appointed by the Shareholders to audit the consolidated financial statements and report directly to them; their report follows.  The external auditors have full and free access to, and meet periodically and separately with, both the Audit Committee and management to discuss their audit findings.

TIM HUNT	BOB LITTLE
Tim Hunt	Bob Little
President and Chief Executive Officer	Chief Financial Officer

Spokane, Washington
April 30, 2014

Index to Financials

Independent Auditors' Report

To the Shareholders of Hunt Mining Corp.:

We have audited the accompanying consolidated financial statements of Hunt Mining Corp. and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2013 and 2012, and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes assessing the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained during our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Hunt Mining Corp. and its subsidiaries as at December 31, 2013 and 2012, and their financial performance and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter - Going Concern
Without qualifying our opinion, we draw attention to Note 3 in the consolidated financial statements which indicates that Hunt Mining Corp. has had minimal revenues and has accumulated losses of $31,176,283. These conditions indicate the existence of substantial doubt on Hunt Mining Corp.'s ability to continue as a going concern.

April 30, 2014	MNP LLP
Calgary, Alberta	Chartered Accountants
1500, 640 - 5th Avenue SW, Calgary, Alberta T2P 3G4, Phone: (403) 263-3385, 1 (877) 500-0792

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statements of Financial Position
		December 31,	December 31,
	NOTE	2013	2012
CURRENT ASSETS:
Cash and equivalents	7	$2,364,062	$5,220,727
Marketable Securities	8	47,828	-
Accounts receivable		121,084	44,722
Prepaid expenses		26,531	36,031
Deposits receivable	15	-	62,231
Total Current Assets		2,559,505	5,363,711

NON-CURRENT ASSETS:
Property and equipment	9	1,111,759	963,596
Performance bond	12	340,183	285,341
VAT receivable, net of discount	13	548,676	682,074
Deposits receivable	15	-	52,177
Other deposit	18(c)	80,085	-
Minimal presumed income tax receivable		362,559	355,080
Total Non-Current Assets:		2,443,262	2,338,268

TOTAL ASSETS:		$5,002,767	$7,701,979

CURRENT LIABILITIES:
Accounts payable and accrued liabilities		$274,364	$811,016
Taxes payable		317,582	126,080
Total Current Liabilities:		591,946	937,096

NON-CURRENT LIABILITIES:
Provision	18(c)	125,000	125,000
Total Non-Current Liabilities:		125,000	125,000

TOTAL LIABILITIES:		$716,946	$1,062,096

SHAREHOLDERS' EQUITY:
Preferred shares	10	$-	$177,417
Share capital	10	26,062,481	25,885,064
Contributed surplus	11	9,358,217	3,491,659
Warrants	10	-	5,860,183
Deficit		(31,176,283)	(28,496,195)
Accumulated other comprehensive income (loss)		41,406	(278,245)
Total Shareholders' Equity:		$4,285,821	$6,639,883
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY:		$5,002,767	$7,701,979

Going Concern (Note 3)
Subsequent Events (Note 20)
Commitments and Provision (Note 18)

Approved on behalf of the Board of Directors

Signed "Tim Hunt"

Signed "Alan Chan"

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statements of Loss and Comprehensive Loss
		Years ended December 31,
	NOTE	2013	2012

REVENUE:
Operator's Fee		$107,797	$125,655

OPERATING EXPENSES:
Professional fees		508,288	733,377
Directors fees		108,690	121,163
Exploration expenses		667,796	594,904
Travel expenses		272,242	365,332
Administrative and office expenses		575,466	1,000,442
Payroll expenses		1,871,466	2,144,767
Share based compensation	11	6,375	331,833
Banking charges		59,564	49,205
Depreciation	9	302,516	224,472
Cost recovery		(1,790,032)	(1,795,066)

Total operating expenses:		2,582,371	3,770,429

OTHER INCOME/(EXPENSE):
Interest income		49,626	67,708
Miscellaneous income	8;18(f)	455,669	200,000
VAT discount and accretion	13	(16,076)	(616,331)
Loss on foreign exchange		(465,475)	(184,558)
Gain on disposal of property and equipment		-	33,977

Total other income:		23,744	(499,204)

LOSS - before income tax		(2,450,830)	(4,143,978)

Income taxes	14	(229,258)	(28,104)

NET LOSS FOR THE YEAR		$(2,680,088)	$(4,172,082)

Other comprehensive income (loss), net of tax:
Items that may be reclassified subsequently to net loss
Change in value of performance bond	12	54,842	57,745
Translation of foreign operations into Canadian dollar presentation		264,809	(206,472)

TOTAL NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR:		$(2,360,437)	$(4,320,809)

Weighted average shares outstanding - basic and diluted		115,773,866	100,613,330

NET LOSS PER SHARE - BASIC AND DILUTED:		$(0.02)	$(0.04)

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statement of Changes in Shareholders' Equity

			Accumulated
			Other
			Comprehensive	Contributed		Preferred
	Share Capital	Deficit	Loss	Surplus	Warrants	Shares	Total

Balance - January 1, 2012	$25,885,064	$(24,324,113)	$(129,518)	$3,159,826	$5,860,183	$177,417	$10,628,859

Net Loss	-	(4,172,082)	-	-	-	-	(4,172,082)

Other comprehensive loss	-	-	(148,727)	-	-	-	(148,727)
Share based compensation	-	-	-	331,833	-	-	331,833
Balance - December 31, 2012	$25,885,064	$(28,496,195)	$(278,245)	$3,491,659	$5,860,183	$177,417	$6,639,883

Balance - January 1, 2013	$25,885,064	$(28,496,195)	$(278,245)	$3,491,659	$5,860,183	$177,417	$6,639,883

Net Loss	-	(2,680,088)	-	-	-	-	(2,680,088)

Other comprehensive income	-	-	319,651	-	-	-	319,651
Share based compensation	-	-	-	6,375	-	-	6,375
Conversion of preferred shares to common shares	177,417	-	-	-	-	(177,417)	-
Expiry of warrants	-	-	-	5,860,183	(5,860,183)	-	-
Balance - December 31, 2013	$26,062,481	$(31,176,283)	$41,406	$9,358,217	$-	$-	$4,285,821

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statements of Cash Flows

		Years ended December 31,
	NOTE	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(2,680,088)	$(4,172,082)
Items not affecting cash
Depreciation	9	302,516	224,472
Deferred tax recovery		(148,517)	-
Loss (gain) of foreign exchange		(156,394)	6,397
Share based compensation	11	6,375	331,833
Gain on disposal of property and equipment		-	(33,977)
Unrealized gain on marketable securities	8	(1,599)
Realized gain on marketable securities	8	(3,173)	-

Net change in non-cash working capital items
Decrease in deposits receivable		114,408	42,123
Decrease (increase) in minimum presumed income tax receivable		17,784	(167,464)
Decrease in VAT receivable		176,524	436,841
Increase in other deposit		(77,157)	-
Decrease (increase) in accounts receivable		(71,407)	19,506
Decrease in prepaid expenses		10,002	9,760
Increase (decrease) in accounts payable and accrued liabilities		(562,097)	304,025
Increase (decrease) in taxes payable		175,627	(93,353)
Net cash used in operating activities		(2,897,196)	(3,091,919)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	9	(18,718)	(535,747)
Proceeds on sale of property and equipment		-	57,201
Purchases of marketable securities		(358,799)	-
Redemption of marketable securities		315,743	-
Net cash used in investing activities		(61,774)	(478,546)

NET DECREASE IN CASH AND EQUIVALENTS:		$(2,958,970)	$(3,570,465)

CHANGE DUE TO FOREIGN EXCHANGE		102,305	(48,808)

CASH AND EQUIVALENTS, BEGINNING OF YEAR:		5,220,727	8,840,000

CASH AND EQUIVALENTS, END OF YEAR:		$2,364,062	$5,220,727

Cash and cash equivalents consist of:
Cash		614,062	1,220,727
Term deposits (less than 90 days)		1,750,000	4,000,000
		2,364,062	5,220,727

SUPPLEMENTAL CASH FLOW INFORMATION

Taxes paid		(396,800)	(33,974)
Interest received		32,164	50,127

The accompanying notes are an integral part of these consolidated financial statements.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

1.       Nature of Business

Hunt Mining Corp. (the "Company" or "Hunt"), is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada and, together with its subsidiaries, is engaged in the exploration of mineral properties in Santa Cruz Province, Argentina.

The Company's registered office is located at 1810, 1111 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4M3.  The Company's head office is located at 23800 E Appleway Avenue, Liberty Lake, Washington, USA.

The consolidated financial statements include the accounts of the following subsidiaries after elimination of intercompany transactions and balances:

Corporation	Incorporation	Percentage ownership	Business Purpose
Cerro Cazador S.A.	Argentina	100%	Holder of Assets and Exploration Company

1494716 Alberta Ltd.	Alberta	100%	Nominee Shareholder

Hunt Gold USA LLC	Washington, USA	100%	Management Company

The Company's primary activity is the exploration of mineral properties in Argentina. On the basis of information to date, the Company has not yet determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or a sale of these properties.

2.         Basis of presentation

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and Interpretations of the IFRS Interpretations Committee ("IFRIC").

These consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments and share based compensation measured at fair value.  In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The Company's functional and presentation currency is the Canadian Dollar.

The preparation of consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

Judgments made by management in the application of IFRS that have a significant effect on the consolidated financial statements and estimates with significant risk of material adjustment in the current and following years are discussed in Note 6.

These consolidated financial statements were authorized for issue on April 30, 2014 by the Board of Directors of the Company.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

3.         Going Concern

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred significant losses since its inception. As shown in these consolidated financial statements, the Company has had minimal revenues and has incurred an accumulated loss of $31,176,283 through December 31, 2013 (2012 - $28,496,195). However, the Company believes it has sufficient cash at December 31, 2013 to fund operations for the next 12 months.

The Company's ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and the deteriorating commodity markets worldwide provide no assurance that the Company's funding initiatives will continue to be successful. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the statement of financial position classifications used.

4.         Significant Accounting Policies

The significant accounting policies used in the preparation of these consolidated financial statements are described below.

(a) Basis of measurement

The consolidated financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial assets and financial liabilities to fair value.

(b) Consolidation

The Company's consolidated financial statements consolidate the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions, balances and unrealized gains or losses from intercompany transactions are eliminated on consolidation.

(c) Foreign currency translation

Monetary assets and liabilities, denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rates of exchange prevailing at the reporting date. Non-monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenues and expenses are translated at average exchange rates throughout the reporting period. Gains and losses on translation of foreign currencies are included in the consolidated statement of loss and comprehensive loss.

The Company's subsidiaries have adopted the United States Dollar as their functional currency.  Financial statements are translated to their Canadian dollar equivalents using the current rate method. Under this method, the statements of loss and comprehensive loss and cash flows for each period have been translated using the average exchange rates prevailing during each period. All assets and liabilities have been translated using the exchange rate prevailing at the

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

statement of financial position date. Translation adjustments are recorded as income or losses in other comprehensive income or loss. Transaction gains and losses resulting from fluctuations in currency exchange rates on transactions denominated in currencies other than the United States dollar are recognized as incurred in the accompanying consolidated statement of loss and comprehensive loss.

(d) Financial instruments

Financial assets and liabilities are recognized when the Company becomes party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Financial assets and liabilities are offset and the net amount reported in the consolidated statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instrument were acquired.

Financial assets

Fair value through profit or loss
A financial asset can be classified as fair value through profit or loss only if it is designated at fair value through profit or loss or held-for-trading. The Company's financial assets at fair value through profit or loss are held for trading financial assets.  They are measured at fair value with changes in fair value included in the statement of loss and comprehensive loss.

Loans and receivables
These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. These assets are measured at amortized cost using the effective interest method.  Any gains or losses on the realization of receivables are included in the statement of loss and comprehensive loss.

Assets available for sale
Assets available for sale ("AFS") represent securities and other financial investments that are non-strategic, that are neither held for trading, nor held to maturity, nor held for strategic reasons, and that have a readily available market price. As such, gains or losses from revaluation of the asset are recorded as other comprehensive loss, except to the extent that any losses are assessed as being permanent, and the asset is therefore impaired, under IAS 39, or if the asset is sold or otherwise disposed of. If the asset is impaired, sold or otherwise disposed of the revaluation gain or loss implicit in the transaction is recognized as a revenue or expense in the statement of loss and comprehensive loss.

Impairment of financial assets
All financial assets except for those at fair value through profit or loss are subject to review for impairment at each reporting date or when events indicate that impairment may exist. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets are impaired. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Financial liabilities

Fair value through profit or loss
These liabilities are comprised of derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are measured at fair value with changes in fair value included in the statement of loss and comprehensive loss.

Other financial liabilities
They are measured at amortized cost using the effective interest method. Any gains or losses in the realization of other financial liabilities are included in the statement of loss and comprehensive loss.

Fair values

Fair values of financial assets and liabilities are based upon quoted market prices available from active markets or are otherwise determined using a variety of valuation techniques and models using quoted market prices.

(e) Cash and equivalents

Cash and equivalents include cash on hand, deposits held with banks and other highly liquid short-term investments with original maturities of three months or less.

(f) Value added tax ("VAT")

VAT is generally charged for goods and services purchased in Argentina. The VAT paid may be recovered from future sales and therefore the Company recognizes VAT paid as an asset. The Company discounts its VAT receivable in order to reflect the present value of the VAT asset.

(g) Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefit associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Repairs and maintenance costs are charged to the consolidated statement of loss and comprehensive loss during the period in which they are incurred.

Depreciation is calculated to amortize the cost of the property and equipment over their estimated useful lives using the straight-line method. Equipment and vehicles are stated at cost and depreciated over an estimated useful life of three years.

The Company allocates the amount initially recognized in respect of an item of property and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Gains and losses on disposals of property and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains or losses in the consolidated statement of loss and comprehensive loss.

Exploration and evaluation expenditures

All exploration expenditures are expensed as incurred. Expenditures to acquire mineral rights, to develop new mines, to define further mineralization in mineral properties which are in the development or operating stage, and to expand the capacity of operating mines, are capitalized and amortized on a units-of-production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to the consolidated statement of loss and comprehensive loss. The Company charges to the consolidated statement of loss and comprehensive loss the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Impairment

The carrying value of property and equipment and exploration and evaluation expenditures is reviewed for indicators at each reporting period and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs).

The recoverable amount is the higher of an asset's fair value less cost to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount.

Expected future cash flows for property and equipment and exploration and evaluation expenditures are based on estimates of future metal prices and foreign exchange rates, proven and probable reserves, and future operating, capital, and reclamation cost assumptions.

The Company evaluates impairment losses for potential reversals when events or circumstances warrant such consideration.

(h) Provisions

Provisions are liabilities that are uncertain in timing or amount.  The Company records a provision when and only when:

(i)	The Company has a present obligation (legal or constructive) as a result of past events;
(ii)	It is probable that an outflow of resources will be required to settle the obligation; and
(iii)	A reliable estimate can be made of the amount of the obligation.

Provisions are measured at management's best estimate of the expenditure required to settle the obligation at the end of the reporting period, and are discounted to present value where the effect is material. The increase in the provision due to passage of time is recognized as accretion expense. Changes in assumptions or estimates are reflected in the period in which they occur.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Provision for environmental restoration represents the legal and constructive obligations associated with the eventual closure of the Company's exploration properties. These obligations consist of expenditures associated with reclamation and monitoring of activities and the removal of tangible assets. The discount rate used is based on a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability, excluding the risks for which future cash flow estimates have already been adjusted. The Company doesn't have any material environmental restoration obligations at this time.

(i) Current and deferred tax

Income tax expense represents the sum of current tax and deferred tax expense. Income tax is recognized in the consolidated statement of loss and comprehensive loss except to the extent it relates to items recognized directly in shareholders' equity, in which case the income tax expense is recognized in shareholders' equity. Current taxes are measured at the amount, if any, expected to be recoverable from or payable to taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period.

The Company follows the liability method of accounting for deferred taxes. Under this method, deferred tax assets or liabilities are recorded to reflect differences between the accounting and tax base of assets and liabilities, and income tax loss carry forwards. Deferred taxes are measured using tax rates that are expected to apply to the period when the deferred tax asset is realized or deferred tax liability is settled, based on income tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The effect of any changes in tax rate is recognized in the statement of loss and comprehensive loss in the period in which the change occurs or in shareholders' equity, depending on the nature of the item(s) affected by the adjustment.

Deferred tax assets and liabilities are not recognized for temporary differences relating to: the initial recognition of goodwill; the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit or loss or taxable profit or loss; certain differences associated with subsidiaries, branches and associates, and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences to the extent it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient profits will be available to allow the asset to be recovered.

The Company offsets deferred tax assets and deferred tax liabilities relating to the same taxable entity.  The Company may also offset deferred tax assets and deferred tax liabilities relating to different taxable entities, where the amounts relate to income taxes levied by the same taxation authority and the entities intended to realize the assets and settle the liabilities simultaneously.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

(j) Provision for Minimum Presumed Income Tax

The Company determines the Minimum Presumed Income Tax ("MPIT") by applying the rate of 1% on the taxable assets in Argentina as of the reporting period.  This tax is separate from current and deferred taxes.  The Company's tax obligations in each fiscal year will be comprised of the greater of both taxes.  However, if the MPIT exceeds the income tax in the fiscal year, such surplus may be computed as payment on account of the income tax that may arise in any of the ten subsequent fiscal years.

(k) Share-based compensation

The Company offers a share option plan for its directors, officers, employees and consultants. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Share based compensation expense is recognized over the tranche's vesting period by increasing contributed surplus based on the number of awards expected to vest. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately.

Any consideration paid on exercise of share options is credited to share capital. The contributed surplus resulting from share-based compensation is transferred to share capital when the options are exercised.

(l) Revenue Recognition

Revenue for the Company is derived from Operator's fees and ongoing lease payments are derived once projects have advanced from Stage I to Stage II.  Operator's fees are recognized when the services are provided, when persuasive evidence of an arrangement exists, the fee is determinable, and there is reasonable assurance of collection.  Operator's fees are generated when the Company operates an exploration program under a budget approved by the project partner.  The Company charges the project partner a pre-determined fee based on a percentage of the total exploration expenditures incurred.  As operator, the Company may recover certain direct and indirect costs, and overhead which are recognized as a cost recovery, through the consolidated statement of loss and comprehensive loss.

The Company recovers costs from its exploration partner through the advancement of funds for expenditures before an exploration period has begun.  On a monthly basis, the Company provides its exploration partner a reconciliation of expenses over the previous month and any surplus or shortage is carried over and applied to the following month's budget.  This recovery of expenditures is classified as Cost Recovery.

The Company also generates one time payments that are classified as miscellaneous income when a project is accepted into the agreement as a Stage I project, when a project advances from a Stage I project to a Stage II project and when a project advances from a Stage II project to Stage III.  Stage I, is an early exploration project that is not ready for exploration drilling; Stage II; is a project that is drill ready, or being drilled; Stage III, requires that the Company and its exploration partner jointly create a new company where by the Company will retain a 25% interest in the new company and its exploration partner, or a nominee of their choice, will be granted a 75% interest in the new company. The Company had two Stage II projects, Bajo Pobré and La Valenciana, and one new Stage I project, La Josefina.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

(m) Earnings per share

The calculation of earnings per share ("EPS") is based on the weighted average number of shares outstanding for each year. The basic EPS is calculated by dividing the earnings or loss attributable to the equity owners of the Company by the weighted average number of common shares outstanding during the year.

The computation of diluted EPS assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on the earnings per share. The treasury stock method is used to determine the dilutive effect of the warrants and share options. When the Company reports a loss, the diluted net loss per common share is equal to the basic net loss per common share due to the anti-dilutive effect of the outstanding warrants and share options.

5.         Standards and amendments to existing standards effective January 1, 2013

At the date of these consolidated financial statements, certain new standards, amendments and interpretations to existing standards have been published but are not yet effective, and have not been adopted early by the Company. Management anticipates that all of the relevant pronouncements will be adopted in the Company's accounting policy for the first period beginning after the effective date of the pronouncement. Information on new standard, amendment and interpretation that is expected to be relevant to the Company's consolidated financial statements is provided below. Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's consolidated financial statements.

i)         Amendments to IAS 1 Presentation of Items of Other Comprehensive Income

The Company has applied the amendments to IAS 1 titled Presentation of Items of Other Comprehensive Income in the current period. The amendments introduce new terminology for statement of comprehensive income and income statement. Under the amendments to IAS 1, a statement of comprehensive income is renamed as a statement of profit or loss and other comprehensive income and an income statement is renamed as a statement of profit or loss. The amendments to IAS 1 retain the option to present profit or loss and other comprehensive income in either a single statement or in two separate but consecutive statements. However, the amendments to IAS 1 require additional disclosures to be made in the other comprehensive section such that items of other comprehensive income are grouped into two categories: (a) items that will not be reclassified subsequently to profit or loss; and (b) items that may be reclassified subsequently to profit or loss when specific conditions are met. Income tax on items of other comprehensive income is required to be allocated on the same basis. The amendments have been applied retrospectively, and hence the presentation of items of other comprehensive income has been modified to reflect the change. Other than the above mentioned presentation changes, the application of the amendments to IAS 1 does not result in any impact on profit or loss, other comprehensive income and total comprehensive income.

ii)       Application of new and revised IFRSs on consolidation, joint arrangements, associates and disclosures

The Company has applied the requirements of IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements, IFRS 12 Disclosures of Interests in Other Entities and IFRIC 20 Stripping Costs in the Production Phase of a Surface Mine in the current period.

The impact of the application of these standards is set out below.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Impact of the application of IFRS 10
IFRS 10 changes the definition of control such that an investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The application of IFRS 10 has no impact on the Company's consolidated financial statements as the adoption did not result in a change in the consolidation status of any of the Company's subsidiaries.

Impact of the application of IFRS 11
IFRS 11 replaces IAS 31 Interests in Joint Ventures and SIC-13 Jointly Controlled Entities - Non-Monetary Contributions by Venturers. IFRS 11 deals with how a joint arrangement of which two or more parties have joint control should be classified. The application of IFRS 11 has no impact on the consolidated financial statements as the Company has no interests in joint arrangements.

Impact of the application of IFRS 12
IFRS 12 is a disclosure standard and is applicable to entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structured entities. In general, the application of IFRS 12 has resulted in additional disclosures in the Company's consolidated financial statements.

Impact of the application of IFRIC 20
IFRIC 20 sets out principles for the recognition of production stripping costs in the balance sheet.  The interpretation recognizes that some production stripping in surface mining activity will benefit production in future periods and sets out criteria for capitalizing such costs.  The application of IFRIC 20 has no impact on the consolidated financial statements as the Company is not yet in production.

iii)     Application of IFRS 13 Fair Value Measurement

The Company has applied the requirements of IFRS 13 Fair Value Measurement in the current period. IFRS 13 improves consistency and reduces complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRS. In general, the application of IFRS 13 has resulted in additional disclosures in the Company's consolidated financial statements.

Standards issued but not yet effective

The Company has not yet applied the following new standards, interpretations or amendments to standards that have been issued as at December 31, 2013 but are not yet effective. Unless otherwise stated, the Company does not plan to early adopt any of these new or amended standards and interpretations.

IFRS 2 Share-based payment
The amendments to IFRS 2, issued in December 2013 clarify the definition of "vesting conditions", and separately define a "performance condition" and a "service condition". A performance condition requires the counterparty to complete a specified period of service and to meet a specified performance target during the service period. A service condition solely requires the counterparty to complete a specified period of service. The amendments are effective for share-based payment transactions for which the grant date is on or after July 1, 2014.

IFRS 7 Financial instruments: disclosures and IAS 32 Financial instruments: presentation
Financial assets and financial liabilities may be offset, with the net amount presented in the statement of financial position, only when there is a legally enforceable right to set off and when there is either an intention to settle on a net basis or to realize the asset and settle the liability simultaneously. The amendments to IAS 32, issued in December 2011, clarify the meaning of the

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

offsetting criterion "currently has a legally enforceable right to set off" and the principle behind net settlement, including identifying when some gross settlement systems may be considered equivalent to net settlement. The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

IFRS 8 Operating segments
The amendments to IFRS 8, issued in December 2013, require an entity to disclose the judgments made by management in applying the aggregation criteria for reportable segments. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

IFRS 9 Financial instruments
IFRS 9 was issued in November 2009 as the first step in its project to replace IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 introduces new requirements for classifying and measuring financial assets that must be applied starting January 1, 2015, with early adoption permitted. The IASB intends to expand IFRS 9 during the intervening period to add new requirements for classifying and measuring financial liabilities, de-recognition of financial instruments, impairment and hedge accounting. The Company is currently assessing the impact of this standard on the consolidated financial statements.

IFRS 10 Consolidated financial statements and IFRS 12 Disclosure of interests in other entities and IAS 27 Separate financial statements
The amendments to IFRS 10, issued in October 2012, introduce a consolidation exception for investment entities. They do this by defining an investment entity and requiring an investment entity to measure subsidiaries at fair value through profit or loss in accordance with IFRS 9 Financial instruments or IAS 39 Financial Instruments: Recognition and measurement. The related amendments to IFRS 12, issued at the same time, require additional disclosure for investment entities. The amendments are effective for annual periods beginning on or after January 1, 2014.

IFRS 13 Fair value measurement
The Company applies the "portfolio exception". Accordingly, it measures the fair value of financial assets and liabilities, with offsetting positions in market or counterparty credit risk, consistently with how market participants would price the net risk exposure. The amendments to IFRS 13, issued in December 2013, clarify that the portfolio exception applies to all contracts within the scope of IFRS 9 Financial instruments or IAS 39 Financial instruments: Recognition and measurement, regardless of whether they meet the definitions of financial assets or financial liabilities in IAS 32 Financial instruments: Presentation. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 16 Property, plant and equipment and IAS 38 Intangible assets
The amendments to IAS 16 and IAS 38, issued in December 2013, clarify how an entity calculates the gross carrying amount and accumulated depreciation when a revaluation is performed. The amendments are effective for annual periods beginning on or after July 1, 2014.

IAS 24 Related party disclosures
The amendments to IAS 24, issued in December 2013, clarify that a management entity, or any member of a group of which it is a part, that provides key management services to a reporting entity, or its parent, is a related party of the reporting entity. The amendments also require an entity to disclose amounts incurred for key management personnel services provided by a separate management entity. This replaces the more detailed disclosure by category required for other key management personnel compensation. The amendments will only affect disclosure and are effective for annual periods beginning on or after July 1, 2014.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

IAS 36 Impairment of assets
The amendments to IAS 36, issued in May 2013, require:

•           Disclosure of the recoverable amount of impaired assets; and
•
Additional disclosures about the measurement of the recoverable amount when the recoverable amount is based on fair value less costs of disposal, including the discount rate when a present value technique is used to measure the recoverable amount.

The amendments will only affect disclosure and are effective for annual periods beginning on or after January 1, 2014.

6.         Critical accounting judgments and estimates

(a) Significant judgments

Preparation of the consolidated financial statements requires management to make judgments in applying the Company's accounting policies.  Judgments that have the most significant effect on the amounts recognized in these consolidated financial statements relate to functional currency; exploration and evaluation expenditures; income taxes; provisions and reclamation and closure cost obligations. These judgments have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Functional Currency

Management determines the functional currency for each entity.  This requires that management assess the primary economic environment in which each of these entities operates.  Management's determination of functional currencies affects how the Company translates foreign currency balances and transactions.  Determination includes an assessment of various primary and secondary indicators.  In determining the functional currency of the Company's operations in Canada (Canadian dollar) and Argentina (U.S. dollar), management considered the currency that primarily influences or determines the selling prices of goods and services and the cost of production, including labor, material and other costs, and the currency whose competitive forces and regulations mainly determine selling prices.

Exploration and Evaluation Expenditure

The application of the Company's accounting policy for exploration and evaluation expenditure requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available.  The Company's policy is to expense all exploration and evaluation expenditures.

Income Taxes

Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain and subject to judgement. The Company recognizes liabilities and contingencies for anticipated tax audit issues based on the Company's current understanding of the tax law in the various jurisdictions in which it operates. For matters where it is probable that an adjustment will be made, the Company records its best estimate of the tax liability including the related interest and penalties in the current tax provision. Management believes they have adequately provided for the probable outcome of these matters; however, the final outcome may result in a materially different outcome than the amount included in the tax liabilities.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Provisions

Management makes judgments as to whether an obligation exists and whether an outflow of resources embodying economic benefits of a liability of uncertain timing or amount is probable, not probable or remote.  Management considers all available information relevant to each specific matter.
Reclamation and closure costs obligations

The Company does not have a reclamation provision and expenses all exploration expenditures as they are incurred.  If management makes the judgment in the future that a material reclamation obligation exists; it will use the magnitude and timing of costs to be incurred, inflation rates, regulatory changes and discount rates in calculating its expected obligation.

(b) Estimation uncertainty

The preparation of the consolidated financial statements in conformity with IFRS requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company also makes estimates and assumptions concerning the future. The determination of estimates requires the exercise of judgment based on various assumptions and other factors such as historical experience and current and expected economic conditions. Actual results could differ from those estimates.

The more significant areas requiring the use of management estimates and assumptions relate to title to mineral property interests; share-based payments, provisions and value added tax. These estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

The Company is also exposed to legal risk. The outcome of currently pending and future proceedings cannot be predicted with certainty. Thus, an adverse decision in a lawsuit could result in additional costs that are not covered, either wholly or partly, under insurance policies and that could significantly influence the business and results of operations.

Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Title to Mineral Property Interests

Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Share-based Payment Transactions

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions is done by application of the Black-Scholes option pricing model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the Black-Scholes option pricing model, including the expected life of the stock option, volatility and dividend yield and making assumptions about them.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Provisions

In the normal course of business, legal proceedings and other claims brought against the Company expose us to potential losses.  Given the nature of these events, in most cases the amounts involved are not reasonably estimable due to uncertainty about the final outcome.  In estimating the final outcome of litigation, management makes assumptions about factors including experience with similar matters, past history, precedents, relevant financial, scientific and other evidence, and facts specific to the matter.  This determines whether management requires a provision or disclosure in the consolidated financial statements.

Value added tax ("VAT")

The Company estimates the VAT based on when it expects the project will go into production and uses a discount rate to calculate net present value.  The Company plans to get reimbursement on the VAT once the exports of minerals have commenced, the Company has estimated that if successful in finding an economic mineral deposit, production will begin in 2019, this is based on the end of the exploration period on the Company's La Josefina project. The asset is reported at net present value based upon the Company's estimate of when it will have future revenues.  The Company used an expected production date of December 31, 2019, and a discount rate of 18.6% based upon the average Argentine interest rates.

7.         Cash and Equivalents

Cash and equivalents are comprised of the following:

	December 31, 2013	December 31, 2012
Cash	$614,062	$1,220,727
Short-term investments	1,750,000	4,000,000
	$2,364,062	$5,220,727

Short-term investments consist of a $1,750,000 (2012 - $4,000,000) term deposit with an annual interest rate of 1.10% (2012 – 1.10%).  The 2013 term deposit was issued on December 3, 2013 with a maturity date of March 4, 2014.

8.         Marketable Securities

Marketable securities consist of equities in the Buenos Aires stock exchange at December 31, 2013.  The Company purchased 8,400 shares of Tenaris SA.  The Company sold 6,400 shares in December 2013 at a gain of $3,173, which has been recorded as miscellaneous income in the Company's consolidated statement of loss and comprehensive loss.  Of the 6,400 shares sold, the proceeds from the sale of 3,000 shares, $71,186, were outstanding at December 31, 2013 and recorded as accounts receivable in the Company's consolidated statement of financial position.  The remaining 2,000 shares were valued at $47,828, representing mark-to-market value at December 31, 2013 and a $1,599 gain in value was recorded as miscellaneous income in the Company's consolidated statement of loss and comprehensive loss.  Subsequent to December 31, 2013, the Company collected the outstanding accounts receivable of $71,186.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

9.         Property and Equipment

	Land	Vehicles and equipment	Total
Cost
Balance at December 31, 2011	$530,227	$613,806	$1,144,033
Additions	-	397,756	397,756
Disposals	-	(134,366)	(134,366)
Foreign exchange movement	(75,693)	25,028	(50,665)
Balance at December 31, 2012	$454,534	$902,224	$1,356,758
Additions	-	18,718	18,718
Foreign exchange movement	304,740	283,810	588,550
Balance at December 31, 2013	$759,274	$1,204,752	$1,964,026

Accumulated amortization
Balance at December 31, 2011	$-	$319,744	$319,744
Depreciation for the year	-	224,472	224,472
Disposals	-	(111,142)	(111,142)
Foreign exchange movement	-	(39,912)	(39,912)
Balance at December 31, 2012	$-	$393,162	$393,162
Depreciation for the period	-	302,516	302,516
Foreign exchange movement	-	156,589	156,589
Balance at December 31, 2013	$-	$852,267	$852,267

Net book value
At December 31, 2012	$454,534	$509,062	$963,596
At December 31, 2013	$759,274	$352,485	$1,111,759

The majority of the Company's assets are located in Argentina.  The Company owns a 130,000-acre ranch called the La Josefina Estancia, on which the Company's La Josefina project is located.

The Company also owns small mobile housing units, trucks and additional mechanical equipment to support exploration activities on the Company's projects, all located in Argentina.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

10.      Share Capital

a)         Authorized:

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

 Issued:

 Common Shares

	December 31, 2013		December 31, 2012
	Number	Amount	Number	Amount
Balance, beginning of year	100,613,330	$25,885,064	100,613,330	$25,885,064
Conversion of preferred shares to common shares	20,881,493	177,417	-	-
Balance, end of year	121,494,823	$26,062,481	100,613,330	$25,885,064

 Preferred Shares

	December 31, 2013		December 31, 2012
	Number	Amount	Number	Amount
Balance, beginning of year	20,881,493	$177,417	20,881,493	$177,417
Conversion of preferred shares to common shares	(20,881,493)	(177,417)	-	-
Balance, end of year	-	$-	20,881,493	$177,417

 Warrants

	December 31, 2013		December 31, 2012
	Number	Amount	Number	Amount
Balance, beginning of year	25,481,450	$5,860,183	25,481,450	$5,860,183
Expiry of warrants	(25,481,450)	(5,860,183)	-	-
Balance, end of year	-	$-	25,481,450	$5,860,183

b)         Stock options:

Under the Company's share option plan, and in accordance with TSX Venture Exchange requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares.

	Range of exercise prices	Number outstanding	Weighted average life (years)	Weighted average exercise price	Number exercisable on December 31, 2013
Stock options	$0.10 - $0.65	6,882,530	1.88	$0.31	6,482,530

	December 31, 2013		December 31, 2012
	Number of options	Weighted Average Price	Number of options	Weighted Average Price
Balance, beginning of year	7,147,470	$0.32	6,570,466	$0.32
Granted to officers and directors	400,000	$0.10	1,250,000	$0.30
Forfeiture of stock options	(527,205)	$0.31	(100,000)	$0.30
Expiration of stock options	(137,735)	$0.30	-	-
Expiration of agent's options	-	-	(572,996)	$0.30
Balance, end of year	6,882,530	$0.31	7,147,470	$0.32

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

On April 23, 2013, the Company granted 400,000 stock options to certain directors, officers and employees of the Company in accordance with the Company's stock option plan.  The options are exercisable at a price of $0.10 for a period of five years.  Of these options, 200,000 will vest on April 23, 2014 with the remainder vesting on April 23, 2015.  The associated fair value of the stock options of $13,002 was calculated using the Black-Scholes option pricing model and using the following assumptions:

April 23, 2013
Risk free interest rate	1.13%
Expected volatility	143.19%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	2.80%

On February 27, 2012, the Company granted 1,250,000 stock options to certain directors, officers and employees of the Company in accordance with the Company's stock option plan.  The options are exercisable at a price of $0.30 for a period of five years.  All options vested immediately.  The associated fair value of the stock options of $313,966 was calculated using the Black-Scholes option pricing model and using the following assumptions:

February 27, 2012
Risk free interest rate	1.28%
Expected volatility	127.40%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	1.59%

c)         Warrants:

	December 31, 2013		December 31, 2012
	Number of warrants	Weighted Average Price	Number of warrants	Weighted Average Price
Balance, beginning of year	29,997,404	$0.48	30,450,738	$0.48
Expiration of warrants	(25,481,450)	$0.50	-	-
Expiration of broker warrants	(4,515,954)	$0.36	(453,334)	$0.30
Balance, end of year	-	$0.00	29,997,404	$0.48

11.     Contributed Surplus

	December 31, 2013	December 31, 2012
Balance, beginning of year	$3,491,659	$3,159,826
Expiry of warrants	5,860,183	-
Share based compensation	6,375	331,833
Balance, end of year	$9,358,217	$3,491,659

12.     Performance bond

The performance bond, originally required to secure the Company's rights to explore the La Josefina property, is a step-up US dollar denominated coupon bond issued by the Government of Argentina with a face value of US$600,000 and a maturity date of 2035.  The bond trades in the secondary market in Argentina.  The bond was originally purchased for $292,877 (US$247,487).  As of the twelve months ended December 31, 2013, the value of the bond increased to $340,183 (US$318,106).  The changes in

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

the face value of the performance bond of $54,842 for the twelve months ended December 31, 2013 (2012 - $57,745) are recorded as comprehensive income in the Company's consolidated statement of loss and comprehensive loss.

Since Cerro Cazador S.A. ("CCSA") fulfilled its exploration expenditure requirement mandated by the agreement with Fomento Minero de Santa Cruz Sociedad del Estado ("Fomicruz"), the performance bond was no longer required to secure the La Josefina project.  Therefore, in June 2010 the Company used the bond to secure the La Valenciana project, an additional Fomicruz exploration project.

13.     Value added tax receivable ("VAT")

The Company's VAT receivable as of December 31, 2013 was $548,676 (December 31, 2012- $682,074).  These amounts reflect the VAT receivable accrued due to the payment of VAT on certain transactions in Argentina.  The Company expects reimbursement on the VAT once the exports of minerals have commenced, the Company has estimated that if successful in finding an economic mineral deposit, production will begin in 2019. The asset is reported at net present value based upon the Company's estimate of when it will have future revenues.  The Company used an expected production date of December 31, 2019, and a discount rate of 18.6% based upon the average Argentine interest rates and has recorded, as other expense, an adjustment in the present value of the VAT receivable.  The net change of the VAT receivable for the twelve months ended December 31, 2013 was $(133,398) (2012 – $(461,435)).

Balance at December 31, 2011	$1,143,509
Change	154,896
Discount and accretion	(616,331)
Balance at December 31, 2012	$682,074
Change	(117,322)
Discount and accretion	(16,076)
Balance at December 31, 2013	$548,676

14.      Income Taxes

The income tax provision differs from income taxes, which would result from applying the expected tax rate to net loss before income taxes.  The differences between the "expected" income tax expenses and the actual income tax provision are summarized as follows:

	December 31, 2013	December 31, 2012
Loss before income taxes	$(2,450,829)	$(4,143,978)
Expected income tax recovery at 25.0% (2012 – 25.0%)	(612,707)	(1,035,995)
Non-deductible items and other	1,955	36,629
Share based compensation	1,594	82,958
Change in prior year estimates	376,728	231,696
Tax rate differences (mostly comprised of difference from effective Argentina tax rate of 35% and effective United States tax rate of 34%)	(460,387)	(676,547)
Foreign exchange	3,641,715	1,157,012
Change in deferred tax assets not recognized	(2,719,640)	232,351
Total income taxes	$229,258	$28,104

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

The components of the deferred tax asset are as follows:

	December 31, 2013	December 31, 2012

Canada
Share issuance costs	$272,165	$468,040
Unrealized foreign exchange gain	(148,517)	-
Non-capital losses available for future periods	285,289	613,017
Deferred tax assets not recognized	(408,937)	(1,081,057)
Canada deferred tax asset	$-	$-

Argentina
Property and equipment	$3,215,830	$5,961,941
VAT receivable	299,107	594,208
Non-capital losses available for future periods	31,321	761,015
Contingency accrual and other	1,464,767	47,216
Deferred tax assets not recognized	(5,011,025)	(7,364,380)
Argentina deferred tax asset	$-	$-

United States
Property and equipment	$12,780	$13,461
Non-capital losses available for future periods	1,037,850	731,313
Deferred tax assets not recognized	(1,050,630)	(744,794)
United States deferred tax asset	$-	$-
Total deferred tax asset	$-	$-

As at December 31, 2013, the Company has, for tax purposes, non-capital losses available to carry forward to future years totaling $8,110,260 (2012 - $6,777,317).

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

The non-capital loss carry-forwards reflected above expire as follows:

Year of Expiry	Canada	Argentina	United States	Total
2016	-	562,747	-	562,747
2017	-	1,611,581	-	1,611,581
2018	-	923,144	-	923,144
2029	-	-	480,811	480,811
2030	-	-	267,889	267,889
2031	1,141,156	-	255,155	1,396,311
2032	-	-	1,147,066	1,147,066
2033	-	-	901,583	901,583
Total	$1,141,156	$3,097,472	$3,052,504	$8,110,260

As at December 31, 2013, the MPIT available for future periods is as follows:

Generation year	Amount	Expiration year
2010	$3,674	2020
2011	$98,617	2021
2012	$117,838	2022
2013	$142,430	2023
Total	$362,559

15.      Related Party Transactions

During the year ended December 31, 2013, the Company paid $Nil (2012 - $179,055) to HuntMountain Resources Ltd. ("HuntMountain"), an entity controlled by the Company's Executive Chairman, for the rental of office space.  Of the $179,055 paid to HuntMountain in 2012, $84,291 relates to settlement of a lease break fee, of that $42,123 was applied to refundable deposit made to HuntMountain.

During the year ended December 31, 2013, the Company incurred $137,298 (2012 – $191,651) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2013 was $13,879 (December 31, 2012 - $14,999) owing to the President of CCSA for professional geological fees.  Included in prepaid expenses as at December 31, 2013, the Company had a receivable due from the President of CCSA for $1,087 (December 31, 2012 - $45) for cash advanced for field expenses.

During the year ended December 31, 2013, the Company incurred $22,444 (2012 – $31,075) in general and administrative expenses relating to rent paid for office space to the President of CCSA.  Included in accounts payable and accrued liabilities as at December 31, 2013 was $Nil (December 31, 2012 – $2,754) owing to the President of CCSA relating to rent paid for office space.

During the year ended December 31, 2013, the Company incurred $53,924 (2012 - $58,212) in professional fees expense relating to the accounting services of a director of CCSA.  Included in accounts payable and accrued liabilities as at December 31, 2013, the Company had a payable owing to the director of CCSA of $3,868 (December 31, 2012 – $6,098).  Included in prepaid expenses as at December 31, 2013, the Company had a receivable due from the director of CCSA of $18 (December 31, 2012 - $196) for cash advanced for miscellaneous expenses.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

In conjunction with the Company's Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA's former parent corporation, as a refundable deposit.  As at the year ended December 31, 2013, the balance owed by HuntMountain to the Company was $nil (2012 - $114,408).  During the year, HuntMountain paid expenses, including professional fees and administrative and office expenses, on behalf of the Company that were offset against the amount owing.

All related party transactions are in the normal course of business.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the President of CCSA, is as follows:

	Years ended
	December 31, 2013	December 31, 2012
Salaries and benefits	$540,845	$723,609
Consulting fees	297,812	368,363
Share based compensation	5,580	294,421
	$844,237	$1,386,393

16.      Financial Instruments

The Company's financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable.  The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value.  The three levels of the fair value hierarchy are as follows:

•
Level 1:  inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.  Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2:  inputs, other than quoted prices, that are observable, either directly or indirectly.  Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

•	Level 3: inputs are less observable, unavoidable or where the observable data does not support the majority of the instruments' fair value.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

Fair value

As at December 31, 2013, there were no changes in the levels in comparison to December 31, 2012.  The fair values of financial instruments are summarized as follows:

	December 31, 2013				December 31, 2012
	Carrying amount		Fair value		Carrying amount		Fair value
	$		$		$		$
Financial Assets
FVTPL
Cash and equivalents (Level 1)		2,364,062		2,364,062		5,220,727		5,220,727

Available for sale
Performance bond (Level 1)		340,183		340,183		285,341		285,341
Marketable securities (Level 1)		47,828		47,828		-		-

Loans and receivables
Accounts receivable		121,084		121,084		44,722		44,722

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities		274,364		274,364		811,016		811,016

Cash and equivalents, marketable securities and performance bond are measured based on level 1 inputs of the fair value hierarchy on a recurring basis.  There were no transfers between levels 1, 2 and 3 inputs during the year.

The carrying value of accounts receivable and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments.  The Company assessed that there were no indicators of impairment for these financial instruments.

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, interest rate risk, market risk, liquidity risk and currency risk.

Financial risk management

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, price risk and interest rate risk.

i.	Currency risk

The Company holds cash balances, incurs payables and has receivables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at December 31, 2013, the following are denominated in US dollars:

Cash and equivalents	$5,957
Accounts payable and accrued liabilities	$78,229

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

As at December 31, 2013, the following are denominated in Argentine Peso:

Cash and equivalents	$8,094
Marketable securities	$47,828
Performance bond	$340,183
Accounts receivable	$109,243
Other credits	$80,085
Accounts payable and accrued liabilities	$85,408

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company's results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

At December 31, 2013, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$4,100
U.S. Dollar Exchange rate – 10% decrease	$(4,100)

At December 31, 2013, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on loss and other comprehensive loss would be as follows:

Impact on net loss and comprehensive loss
Argentine Peso Exchange rate – 10% increase	$(43,094)
Argentine Peso Exchange rate – 10% decrease	$43,094

ii.        Credit risk

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company's cash and equivalents are held through Canadian, United States and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $8,094 at December 31, 2013 (December 31, 2012 - $675,090) are considered uninsured and may be at risk in case of the failure of the bank.

The Company controls for this risk by only keeping funds in Argentina sufficient to meet approximately two months of operating expenses.

The Company pays VAT to the Argentine government on all expenses in Argentina.  This creates a VAT receivable owed by the government of Argentina.  The Company's receivable at December 31, 2013 is $548,676 ($1,526,260 – undiscounted) (December 31, 2012 - $682,074 ($2,248,028 – undiscounted)).  The Company believes this to be a collectible amount and it is backed in the strength and laws of the Argentine government.  If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company could lose the full value of the receivable.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

iii.      Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure.  The Company is dependent on the capital markets to raise capital by issuing equity in the Company to support operations. The current environment is prohibitive for the issuance of capital and there is no guarantee that should the Company need to raise new capital to support operations it will be able to do so on favorable terms, if at all.  All of the Company's accounts payable and accrued liabilities are current and payable within one year.

iv.      Price risk

The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.  A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices.  There is minimal price risk at the present time as the Company is not yet in the production phase.

v.       Interest rate risk

Interest rate risk is the impact that changes in interest rates could have on the Company's earnings and liabilities.  In the normal course of business, the Company is not exposed to interest rate fluctuations because it has no interest bearing debt as at December 31, 2013 and invested cash is short-term in nature.

17.      Segmented Information

All of the Company's operations are in the mineral properties exploration industry with its principal business activity in the acquisition and exploration of mineral properties.  The Company conducts its resource properties exploration activities primarily in Argentina.

The location of the Company's assets by geographic area as of December 31, 2013 and December 31, 2012 is as follows:

	December 31, 2013	December 31, 2012
Canada	$2,382,334	$4,692,176
Argentina	2,597,804	2,965,328
United States	22,629	44,475
	$5,002,767	$7,701,979

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

The location of the Company's net loss by geographic area as of December 31, 2013 and December 31, 2012 is as follows:

	December 31, 2013	December 31, 2012
Canada	$1,909,043	$972,055
Argentina	(3,668,012)	(3,923,855)
United States	(921,119)	(1,220,282)
	$(2,680,088)	$(4,172,082)

The Company generates 100% of its revenue from its former exploration partnership in Argentina.  All revenue is paid in Canada and generated from service performed in Argentina.

18.      Commitments and Provision

a)
On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina.  The Company may earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period.  The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA		Exploration Expenditures Required	Ownership
First year – 2007	US$50,000	PAID	US$250,000	0%
Second year – 2008	US$30,000	PAID	US$250,000	0%
Third year –2009	US$50,000	PAID	-	51%
Fourth year – 2010	US$50,000	PAID	-	60%
Fifth year – 2011	US$50,000	PAID	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty ("NSR") on commercial production or US$100,000 per year.  The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of December 31, 2013, the Company has made all required payments to F.K. Minera, however CCSA has not made sufficient exploration expenditures required by the Bajo Pobré contract. The parties to the contract have not finalized an amendment to the contract terms and therefore the Company's ability to retain rights to explore the Bajo Pobré property is uncertain at this time.   The Company does not believe that not making the exploration expenditures required by the FK Minera lease purchase agreement jeopardizes the Company's Bajo Pobré project.

The Company is actively working with F.K. Minera and the court to resolve this issue.

b)
In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz.  On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a Joint Venture Corporation ("JV Corporation") would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%.

On November 15, 2012 the Company signed an amended agreement with Fomicruz extending the exploration term by 4 years; the new agreement requires the Company to make a production decision by the end of 2019.  The Company's projected production date is December 31, 2019.

The Company has agreed to make a minimum investment of US$12 million, of which it has already invested approximately US$9 million.  Additionally, and subject to proof of compliance with committed investments, the Company has the option to continue exploration for a second additional term of four years, ending on June 30, 2019, requiring it to make an additional investment US$6 million, which will bring the total investments in the La Josefina Project to US$18 million.

A participating interest of Fomicruz over the minerals and metals extracted from the field and the purchase option of up to a 49% participating interest in the incorporation of the future Company to be organized for the productions and exploitation of the project, having Fomicruz to contribute the equivalent of such percentage of the investments made.  The Company has the right to buy back any increase in Fomicruz's ownership interest in the JV Corporation at a purchase price of USD$200,000 per each percentage interest owned by Fomicruz down to its initial ownership interest of 19%; the Company can purchase 10% of the Fomicruz's initial 19% JV Corporation ownership interest by negotiating a purchase amount with Fomicruz.

c)
On June 30, 2010, a former director and accounting consultant ("the Consultant") to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant's claims. The certificates of notice stated the value of the Consultant's claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant.  The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006.  The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties.  The consolidated financial statements include a provision of $125,000 at December 31, 2013.  Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

On August 29, 2013, the Company was notified that $80,085 was withheld from its Argentine bank account and placed in escrow with the Court pending the outcome of the lawsuit filed on March 18, 2011 against the Company.

d)
On October 31, 2011, the Company signed an agreement with the owners of the Piedra Labrada Ranch for the use and lease of facilities on the same premises as the Company's La Josefina facilities.  The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.

e)
On April 1, 2012 the Company entered into a 9 month agreement with the surface rights holder of the Piedra Grande Ranch, located in Santa Cruz province, Argentina for access and use of their property. The agreement allows for the Company to engage in exploration activity as well as use the property and the facilities to house and store the Company's equipment and personnel.  The Company agreed to consideration of US$3,000 per month under this agreement.   The

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

initial term of the agreement ended on December 31, 2012, The Company was given an exclusive option to extend the agreement for 1 year, which it exercised.  The agreement now ends on December 31, 2013.  The Company's total obligation under this new agreement for the year ended December 31, 2013 is US$36,000.  The Company did not extend this agreement for another year.

f)
On May 3, 2012, the Company entered into an exploration agreement with Eldorado Gold Corp. ("Eldorado") for the purpose of exploring the Company's exploration projects in Santa Cruz province, Argentina.  The agreement classifies projects into three stages:  Stage I is an early exploration project that is not ready for exploration drilling; Stage II is a project that is drill ready, or being drilled; Stage III requires that the Company and its exploration partner jointly create a new company where by the Company will retain a 25% interest in the new company and Eldorado Gold Corp., or a nominee of their choice, will be granted a 75% interest in the new company.  The Company had two Stage II projects, Bajo Pobré and La Valenciana, and one new Stage I project, La Josefina.

On May 24, 2013, the Company received one-time payments of $200,000 for its La Valenciana project and $125,000 for its La Josefina project, as well as a yearly lease payment of $125,000 for its Bajo Pobre project.

On July 10, 2013, the Company was notified by Eldorado that they were terminating the agreement.  The Company is actively pursuing new exploration partners.

At December 2013, the Company has paid severance for $205,540, included as payroll expenses in the consolidated statement of loss and comprehensive loss, which became effective in the month of July 2013.

g)
On September 1, 2012, the Company moved into new office space.  The Company signed a new office lease with a three-year term, which included the first four months for free. The office lease expires on December 31, 2015 and calls for monthly payments of approximately US$2,886 in 2014; and US$2,960 in 2015.

Minimal annual lease payments pursuant to the lease agreement are as follows (in US$):

2014	$34,632
2015	35,520
$70,152

In December 2013, the Company moved out of the office space and terminated the lease.  The Company included in accounts payable and accrued liabilities as at December 31, 2013 US$21,000 for settlement of a lease break fee.

h)
On October 1, 2012, the Company entered into an agreement with the surface owner of the Bajo Pobré Ranch in Santa Cruz province, Argentina.  As consideration for access to the Bajo Pobré property and use of the Bajo Pobré Ranch, the Company agreed to pay the owner $5,000 per month over a period of 9 months ending on June 30, 2013.  At the Company's sole option it can extend the agreement for an additional year, ending June 1, 2014.  The Company's total commitment for 2013 under this agreement is US$30,000.  The Company did not extend the lease for an additional year.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

i)
On November 1, 2012, the Company entered into an agreement with Fomicruz for the exploration of the La Valenciana project in Santa Cruz province, Argentina.  The agreement is for a total of 7 years, expiring on October 31, 2019.  The 7 years is broken into 3 economic periods, at the end of each period the Company will have the option of reporting its results to Fomicruz or terminating the agreement.

The agreement with Fomicruz requires the Company to spend USD $5,000,000 in exploration on the project over 7 years.  If the Company elects to exercise its option to bring the La Valenciana project into production it must grant Fomicruz a 9% ownership in a new JV Corporation to be created by the Company to manage the project. If Fomicruz elects to increase their ownership they can under the following formula up to a maximum of 49% interest.

•	To purchase an additional 10% in the JV corporation, Fomicruz must reimburse the Company for 10% of the exploration expenses made by the Company during the exploration period;
•	To purchase the next 10% interest in the JV corporation, Fomicruz must reimburse the Company for 20% of the exploration expenses made by the Company during the exploration period;
•
To purchase a final additional 20% interest in the JV Corporation, Fomicruz must reimburse the Company for 25% of the exploration expenses made by the Company during the exploration period; bringing Fomicruz's total ownership interest in the JV Corporation to 49%.

At the Company's option it can purchase all but the 9% granted ownership interest in the JV Corporation from Fomicruz for USD $200,000 per percentage point owned.  The remaining 9% can be purchased for a mutually agreed amount, to be determined by negotiation between Fomicruz and the Company.

j)
On October 3, 2013, the Tax Authorities of the Santa Cruz Province, started a claim requesting omitted stamp tax on a) the Exploration Agreement signed during fiscal year 2012 (Amendment of "La Josefina" and "La Valenciana" contract) and b) Loan Agreement signed between the parent Companies and CCSA.  Request is in the amount of $248,673.  This amount does not include potential fines.  An accrual for this amount has been included in taxes payable in the consolidated statements of financial position.

On October 17, 2013, the answer to the requirement was filed.

As of January 22, 2014, the Secretary of Public Revenues of the Province of Santa Cruz approved the tax assessment.  As of February 12, 2014, the Company filed a new request.  As of the date of these consolidated financial statements, no answer has been received to the last requirement.

Index to Financials

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2013 and 2012

19.      Capital Disclosure

Capital management is the key to achieving the Company's growth plans, the maintenance of a strong capital base to ensure financial flexibility, and providing returns to shareholders.

The Company's capital is comprised of shareholders' equity, as follows:

Management of capital risk

	December 31,	December 31,
	2013	2012
Shareholders' equity	$4,285,821	$6,639,883

The Company does not have covenants associated with the Company's long-term liabilities.  The Company regularly reviews its on-going capital requirements to fund capital expenditures and service upcoming obligations.

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or acquire or dispose of assets. In order to maximize ongoing development efforts, the Company does not pay out dividends. The Company's investment policy is to invest its cash in highly liquid short-term interest-bearing investments.
The Company is not subject to externally imposed capital requirements.

20.      Subsequent Events

In January 2014, the Company sold the 2,000 shares that remained in marketable securities as at December 31, 2013 for $42,625.

On April 4, 2014, the Company granted 2,850,000 share options at an exercise price of $0.10 per share to certain directors and officers of the Company.  The options granted vest immediately and expire on April 4, 2019.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6:                            INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Hunt Mining Corp provide that every director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on the part of such person, shall be indemnified by us against, and it shall be the duty of the directors out of our funds to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, whether we are a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on our property and have priority as against the shareholders over all other claims.

The Articles further provides that no director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on such person's party, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for the loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of our funds are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts or any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

ITEM 7.                            RECENT SALES OF UNREGISTERED SECURITIES

We made the following sales of unregistered securities during the last three years. Offers and sales of our securities took place only in Alberta. No offers or sales were directed to or from the United States of America. Section 5(a) of the Securities Act of 1933 prohibits persons to make use of any means or instruments of transportation or communication in interstate commerce or the U.S. mails in selling a security through the use of any prospectus or otherwise unless a registration statement is filed with the SEC. Again, all offers and sales took place in Canada by an Alberta corporation and accordingly the transactions were not in interstate commerce, nor was the U.S. mail used by us to make the offers and sales. Accordingly, we were not subject to the laws of the United States of America when offers and sales of our securities were made in Alberta:

On December 23, 2009, 20,881,493 convertible preferred shares were issued to HuntMountain Resources Ltd., CCSA's former parent corporation, in partial consideration for the Qualifying Transaction.  The common shares proposed for distribution by HuntMountain include 20,881,493 common shares issuable upon conversion of such convertible preferred shares.  It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus.  We will not receive any proceeds from such conversion or from the distribution of the shares by the selling stockholder.

On November 30, 2010, we issued 28,420,900 units pursuant to a short form prospectus offering. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.35 per warrant before November 30, 2013.

In conjunction with a brokered private placement, we granted an option to Wolverton Securities Ltd. ("Wolverton") to purchase 666,663 common shares at an exercise price of $0.30 per share, exercisable until December 22, 2012.

In conjunction with a private placement we granted to Wolverton a broker's warrant to purchase 500,000 units, where each unit will consist of one common share and one half of one share purchase warrant, exercisable at an exercise price of $0.30 before December 23, 2012. The warrants issuable pursuant to this agent's option have an expiration date of December 23, 2010 and therefore any exercise of this broker's warrant will not result in the issuance of any new warrants. We also issued 50,000 units, where each unit consisted of one common share and one half of one common share purchase warrant with a exercise price of $0.60 and expiration date of December 23, 2010, as a due diligence fee to Wolverton in connection with the qualifying transaction. Exercise of any of the 50,000 due diligence units would not result in the granting of additional options.

In conjunction with the November 30, 2010 offering, we granted broker compensation warrants to purchase 2,842,090 broker compensation units at an exercise price of $0.30 per share on or before November 30, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013.  Issued upon cashless exercise of broker compensation warrants issued on November 30, 2010.

On June 14, 2011, we closed on a private placement with Macquarie Capital Markets Canada Ltd ("Macquarie"). We issued 25,645,000 units of the Company at an issue price of $0.45 per unit, including the full exercise of the underwriter's option grant to Macquarie, for aggregate gross proceeds of $11,540,250. Each unit is comprised of one common share and one-half of one common share purchase warrant of the Company. Each whole warrant entitles the holder thereof to purchase one additional common share of the Company at a price of $0.65 per common share for a period of 24 months from the closing date. The units issued in connection with the offering are subject to a four month and one day statutory holding period pursuant to applicable securities legislation, which expires on October 15, 2011.

In conjunction with the June 14, 2011 bought-deal private placement, we granted broker compensation options to purchase 1,788,150 broker compensation units at an exercise price of $0.45 per share on or before June 14, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.65 prior to June 14, 2013.

ITEM 8.                             EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement:

3.1	Articles of Organization (3)
3.2	By-laws (3)
3.3	Amended By-laws (3)
4.1	Share Certificate - Common Shares (1)
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. (3)
10.1	Exploration and Option Agreement between Cerro Cazador S.A. and FK Minera S.A. dated March 28, 2007 (2)
10.2	Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.'s subsidiary, Cerro Cazador, S.A., with respect to the La Josefina property, dated July 24, 2007 (2)
10.3	Share Purchase Agreement among Sinomar Capital Corp., Cerro Cazador S.A., HuntMountain Resources Ltd. and HuntMountain Investments, LLC, dated October 13, 2009 (3)
10.4	Executive Employment Agreement with Matthew J. Hughes dated January 1, 2012 (3)
10.5	Executive Employment Agreement with Timothy R. Hunt dated January 1, 2012 (3)
10.6	Executive Employment Agreement with Danilo P. Silva dated January 1, 2012 (3)
10.7	Executive Employment Agreement with Matthew A. Fowler dated January 1, 2012 (3)
10.8	Exploration Agreement Among Eldorado Gold Corporation, Hunt Mining Corp. and Cerro Cazador, S.A. dated May 3, 2012 (3)
10.9	Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.'s subsidiary, Cerro Cazador, S.A., with respect to the La Josefina property, dated November 15, 2012 (4)
10.10
Amended Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.'s subsidiary,
Cerro Cazador, S.A., with respect to the La Valenciana property, dated November 15, 2012 (3)

16.1	Letter to the Securities and Exchange Commission from Thompson Penner & Lo LLP, Hunt Mining Corp.'s former auditors, dated July 24, 2012 (4)
21.1	Subsidiaries of Hunt Mining Corp. (2)
23.1	Consent of MNP LLP, Chartered Accountants (6)
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S. (6)
23.3	Consent of James Ebisch, Registered Professional Geologist (2)
23.4	Consent of UAKO Geological Consultants (6)
99.1	2011 Stock Option Plan of Hunt Mining Corp. (2)

Notes:
1.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1, filed with the SEC on June 12, 2012.
2.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1/A-2, filed with the SEC on December 20, 2012.
3.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1/A-3, filed with the SEC on March 31, 2014.
4.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1/A-4, filed with the SEC on June 30, 2014.
5.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1/A-5, filed with the SEC on July 17, 2014.
6.	Previously filed as an exhibit to Hunt Mining Corp.'s registration statement on Form F-1/A-6, filed with the SEC on August 12, 2014.

ITEM 9.                             UNDERTAKINGS

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)	Include any additional or changed material information on the plan of distribution;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Liberty Lake, State of Washington.

HUNT MINING CORP.
(Registrant)

Date: August 26, 2014	TIM HUNT
Tim Hunt, President and Principal Executive Officer

Date: August 26, 2014	BOB LITTLE
Bob Little, Principal Financial Officer and Principal Accounting Officer

We, the undersigned officers and directors of Hunt Mining Corp., hereby and severally constitute Tim Hunt, and each of them, our true and lawful attorney-in-fact and agent with full power to sign for us and our names, in the capacities indicated below, any amendments or post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 26, 2014	TIM HUNT
Tim Hunt, Executive Chairman, President, Principal Executive Officer and Director

Date: August 26, 2014	TIM HUNT, Attorney-in-fact for Darrick Hunt
Darrick Hunt, Director

Date: August 26, 2014	TIM HUNT, Attorney-in-fact for Alan Chan
Alan Chan, Director

Date: August 26, 2014	TIM HUNT, Attorney-in-fact for Alastair Summers
Alastair Summers, Director